                                                     Free Writing Prospectus
                                                     Filed pursuant to Rule 433
                                                     Registration No. 333-127233


                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[680,737,000] (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2006-WMC1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SELLER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                               WMC MORTGAGE CORP.
                                   ORIGINATOR

                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                        WELLS FARGO BANK MINNESOTA, N.A.
                                     TRUSTEE

                                                            (i)
                                                                February 3, 2006


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-127233) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


                                   TERM SHEET
                                FEBRUARY 3, 2006

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                SERIES 2006-WMC1
                          $[680,737,000] (APPROXIMATE)
                               SUBJECT TO REVISION

                                                                                                EXPECTED   STATED
                                           WAL (YRS)    PAYMENT WINDOW                          FINAL      FINAL    EXPECTED RATINGS
    CLASS         APPROX                   (CALL(5)/      (CALL(5)/      PAYMENT    INTEREST   MATURITY   MATURITY  (S&P / MOODY'S)
                 SIZE ($)        COUPON    MATURITY)      MATURITY)       DELAY     ACCRUAL       (5)        (6)
------------------------------------------------------------------------------------------------------------------------------------

 CLASS A-1A    419,318,000                             Information not provided hereby                                 AAA / Aaa

 CLASS A-1B    104,829,000                             Information not provided hereby                                 AAA / Aaa

 CLASS A-2A    222,997,000    LIBOR + [ ] 1.00 / 1.00  1 - 22 / 1 - 22      0      Actual/360  Nov-2007   Jan-2037     AAA / Aaa
                                (1), (2)

 CLASS A-2B     87,869,000    LIBOR + [ ] 2.00 / 2.00   22 - 28 / 22 -      0      Actual/360  May-2008   Jan-2037     AAA / Aaa
                                (1), (2)                      28
 CLASS A-2C     79,842,000    LIBOR + [ ] 3.00 / 3.00   28 - 58 / 28 -      0      Actual/360  Nov-2010   Jan-2037     AAA / Aaa
                                (1), (2)                      58
 CLASS A-2D     62,851,000    LIBOR + [ ] 6.01 / 7.88   58 - 77 / 58 -      0      Actual/360  Jun-2012   Jan-2037     AAA / Aaa
                                (1), (2)                     179
  CLASS M-1     45,563,000    LIBOR + [ ] 4.72 / 5.23   46 - 77 / 46 -      0      Actual/360  Jun-2012   Jan-2037    [AA+] / Aa1
                                (1), (3)                     156
  CLASS M-2     42,398,000    LIBOR + [ ] 4.58 / 5.08   43 - 77 / 43 -      0      Actual/360  Jun-2012   Jan-2037     [AA] / Aa2
                                (1), (3)                     150
  CLASS M-3     25,312,000    LIBOR + [ ] 4.51 / 4.99   42 - 77 / 42 -      0      Actual/360  Jun-2012   Jan-2037    [AA-] / Aa3
                                (1), (3)                     142
  CLASS M-4     23,414,000    LIBOR + [ ] 4.47 / 4.94   41 - 77 / 41 -      0      Actual/360  Jun-2012   Jan-2037     [A+] / A1
                                (1), (3)                     137
  CLASS M-5     22,148,000    LIBOR + [ ] 4.44 / 4.89   40 - 77 / 40 -      0      Actual/360  Jun-2012   Jan-2037      [A] / A2
                                (1), (3)                     132
  CLASS M-6     19,617,000    LIBOR + [ ] 4.42 / 4.84   39 - 77 / 39 -      0      Actual/360  Jun-2012   Jan-2037     [A-] / A3
                                (1), (3)                     126
 CLASS B-1A     16,484,000    LIBOR + [ ] 4.40 / 4.79   39 - 77 / 39 -      0      Actual/360  Jun-2012   Jan-2037   [BBB+] / Baa1
                                (1), (3)                     120
 CLASS B-1B      2,500,000    Fixed (1),  4.40 / 4.79   39 - 77 / 39 -      24         30/360  Jun-2012   Jan-2037   [BBB+] / Baa1
                                  (4)                        120
 CLASS B-2A     13,953,000    LIBOR + [ ] 4.38 / 4.73   38 - 77 / 38 -      0      Actual/360  Jun-2012   Jan-2037    [BBB] / Baa2
                                (1), (3)                     113
 CLASS B-2B      2,500,000    Fixed (1),  4.38 / 4.73   38 - 77 / 38 -      24         30/360  Jun-2012   Jan-2037    [BBB] / Baa2
                                  (4)                        113
  CLASS B-3     13,289,000    LIBOR + [ ] 4.37 / 4.67   38 - 77 / 38 -      0      Actual/360  Jun-2012   Jan-2037   [BBB-] / Baa3
                                (1), (3)                     106
             -------------
TOTAL:       1,204,884,000
             =============


1)   Subject to the related Available Funds Cap and the related Maximum Rate Cap

2) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, the margin on each of the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase to 2x its respective margin.

3) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1A, Class B-2A and Class B-3 Certificates will increase to 1.5x its respective margin.

4) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, the coupon on each of the Class B-1B and Class B-2B Certificates will increase by 0.50%.

5) The Certificates will be priced at 20% HEP for the fixed rate mortgage loans and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate mortgage loans. Assumes 10% optional termination occurs.

6)       Latest maturity date for any mortgage loan plus one year.


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   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


                                   II.CONTACTS

MBS/ABS TRADING/SYNDICATE

Scott Soltas                           212-449-3659          scott_soltas@ml.com
Vince Mora                             212-449-1437          vince_morajr@ml.com
Charles Sorrentino                     212-449-3659          mailto:charles_sorrentino@ml.com
Colin Sheen                            212-449-3659          mailto:colin_sheen@ml.com
Edgar Seah                             212-449-3659          mailto:edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE

Matt Whalen                            212-449-0752          matthew_whalen@ml.com
Paul Park                              212-449-6380          paul_park@ml.com
Tom Saywell                            212-449-2122          tom_saywell@ml.com
Alan Chan                              212-449-8140          alan_chan@ml.com
Fred Hubert                            212-449-5071          fred_hubert@ml.com
Alice Chu                              212-449-1701          alice_chu@ml.com
Sonia Lee                              212-449-5067          sonia_lee@ml.com
Keith Singletary                       212-449-9431          keith_singletary@ml.com
Calvin Look                            212-449-5029          calvin_look@ml.com
Yimin Ge                               212-449-9401          yimin_ge@ml.com
Hoi Yee Leung                          212-449-1901          hoiyee_leung@ml.com
Mark Dereska                           212-449-1008          mark_dereska@ml.com

MOODY'S
Amita Shrivastava                      201-915-8730          amita.shrivastava@moodys.com

STANDARD & POOR'S
James Taylor                           212-438-6067          james_taylor@standardandpoors.com


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


TITLE OF CERTIFICATES         Merrill Lynch Mortgage Investors, Inc., Mortgage
                              Loan Asset-Backed Certificates Series 2006-WMC1, consisting of:

                              Class A-1A and Class A-1B Certificates
                              (collectively, the "Class A-1 Certificates"),

                              Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the "Class A-2 Certificates" and, together with the Class A-1 Certificates, the "Class A Certificates"),

                              Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (collectively, the "Class M Certificates"),

                              Class B-1A and Class B-1B Certificates
                              (collectively, the "Class B-1 Certificates"),

                              Class B-2A and Class B-2B Certificates
                              (collectively, the "Class B-2 Certificates"), and

                              Class B-3 Certificates, (and together with the Class B-1 and Class B-2 Certificates, the "Class B Certificates").

                              The Class A Certificates, the Class M Certificates and the Class B Certificates are collectively known as the "Offered Certificates". The Class M and Class B Certificates are collectively known as the "Subordinate Certificates".

                              The Class M, Class B-1A, Class B-2A, and Class B-3 Certificates are collectively known as the "Floating Rate Subordinate Certificates".

                              The Class B-1B and Class B-2B Certificates are collectively known as the "Fixed Rate Subordinate Certificates".

UNDERWRITER                   Merrill Lynch, Pierce, Fenner & Smith Incorporated

DEPOSITOR                     Merrill Lynch Mortgage Investors, Inc.

ISSUING ENTITY                Merrill Lynch Mortgage Investors Trust, Series
                              2006-WMC1

SPONSOR                       Merrill Lynch Mortgage Capital Inc.

ORIGINATOR                    WMC Mortgage Corp

SERVICER                      Wilshire Credit Corporation

TRUSTEE                       Wells Fargo Bank, N.A.

CUT-OFF DATE                  January 1, 2006

PRICING DATE                  On or about February [6], 2006

CLOSING DATE                  On or about February [14], 2006

DISTRIBUTION DATES            Distribution of principal and interest on the
                              Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in February 2006.

ERISA CONSIDERATIONS          The Offered Certificates will be ERISA eligible as
                              of the Closing Date. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue
                              Code of an ERISA Plan's acquisition and ownership of such Offered Certificates.

LEGAL INVESTMENT              The Offered Certificates will not constitute
                              "mortgage-related securities" for the purposes of SMMEA.


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------

TAX STATUS                    For federal income tax purposes, the Trust Fund
                              will include two or more segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" ("REMIC").

OPTIONAL TERMINATION          The Trustee will be required to effect an auction
                              of the assets of the Trust Fund when the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date. The auction will be effected via a solicitation of bids from at least three bidders.
                              Any such auction will result in the termination of the Trust Fund only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Certificates, plus accrued interest on the Certificates, (ii) any unreimbursed out-of-pocket costs and expenses and the principal portion of Advances, in each case previously incurred by the Servicer in the performance of its servicing obligations, (iii) certain amounts described in the Prospectus
                              Supplement, and (iv) the costs incurred by the Trustee in connection with such auction.

MORTGAGE LOANS                Fixed rate and adjustable rate, first and second
                              lien, sub-prime Mortgage Loans having an aggregate stated principal balance as of the Cut-Off Date of approximately $1,266,138,649 originated by WMC
                              Mortgage Corp.

                              The mortgage pool will be divided into two groups referred to as Group I and Group II. Group I will consist of fixed rate and adjustable rate mortgage loans that had a principal balance at origination of no more than $417,000 if a single-unit property (or 625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska) and second lien fixed rate mortgage loans that had a principal balance at origination of no more than $208,500 (or $312,750 if the property is located in Hawaii or Alaska). Group II will consist of fixed rate and adjustable rate mortgage loans that had principal balances at origination that may or may not conform to the criteria specified above for mortgage loans included in Group I.

TOTAL DEAL SIZE               Approximately [$1,204,884,000]

ADMINISTRATIVE FEES           Fees aggregating 50 bps per annum (payable
                              monthly) on the stated principal balance of the Mortgage Loans will be paid to the Servicer and the Trustee.

                              Certificate Insurance fees to CIFG.

CREDIT ENHANCEMENTS           1. Excess interest

                              2. Over-Collateralization

                              3. Subordination

                              4. CIFG Certificate Insurance Policy for the benefit of the Class A-1B Certificates

CIFG CERTIFICATE              The Class A-1B Certificates will have the benefit
INSURANCE                     of a certificate guaranty insurance policy issued
                              by CIFG Assurance North America, Inc. ("CIFG"), pursuant to which CIFG will unconditionally and irrevocably guarantee certain interest shortfalls allocable to the Class A-1B Certificates on each distribution date and the principal balance of the Class A-1B Certificates on the stated final maturity date of such class of certificates.

EXCESS INTEREST               Excess interest cashflow will be available as
                              credit enhancement.


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   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------



OVER-COLLATERALIZATION        The over-collateralization ("O/C") amount is equal
                              to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates. On the Closing Date, the over-collateralization amount will equal approximately 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                              Date. To the extent the over-collateralization amount is reduced below the over-collateralization target amount (i.e., 4.80% of the aggregate principal balance of the Mortgage Loans as of the Closing Date), excess cashflow will be directed to build O/C until the over-collateralization target amount is restored.

                              Initial: Approximately 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date
                              Target: 4.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date before stepdown, 9.60% of the current balance of the Mortgage Loans after stepdown
                              Floor: 0.50% of the original balance of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date
                              (PRELIMINARY AND SUBJECT TO REVISION)


SUBORDINATION 1:                                CLASSES                       RATING (S/M)                     SUBORDINATION
                                                -------                       ------------                     -------------
                                                Class A                         AAA / Aaa                         22.75%
                                               Class M-1                       [AA+] / Aa1                        19.15%
                                               Class M-2                       [AA] / Aa2                         15.80%
                                               Class M-3                       [AA-] / Aa3                        13.80%
                                               Class M-4                        [A+] / A1                         11.95%
                                               Class M-5                        [A] / A2                          10.20%
                                               Class M-6                        [A-] / A3                          8.65%
                                               Class B-1                      [BBB+] / Baa1                        7.15%
                                               Class B-2                      [BBB] / Baa2                         5.85%
                                               Class B-3                      [BBB-] / Baa3                        4.80%

CLASS SIZES:                                    CLASSES                       RATING (S/M)                      CLASS SIZES
                                                -------                       ------------                      -----------
                                                Class A                         AAA / Aaa                         77.25%
                                               Class M-1                       [AA+] / Aa1                         3.60%
                                               Class M-2                       [AA] / Aa2                          3.35%
                                               Class M-3                       [AA-] / Aa3                         2.00%
                                               Class M-4                        [A+] / A1                          1.85%
                                               Class M-5                        [A] / A2                           1.75%
                                               Class M-6                        [A-] / A3                          1.55%
                                               Class B-1                      [BBB+] / Baa1                        1.50%
                                               Class B-2                      [BBB] / Baa2                         1.30%
                                               Class B-3                      [BBB-] / Baa3                        1.05%



COUPON STEP UP                If the 10% optional termination does not occur
                              prior to the first distribution date on which it is possible, (i) the margin on the Class A
                              Certificates will increase to 2x its respective margin, (ii) the margin on each of the Class M, Class B-1A, Class B-2A, and Class B-3 Certificates will increase to 1.5x its respective margin, and
                              (iii) the coupon on each of the Class B-1B and Class B-2B Certificates will increase by 50 bps.


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   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


AVAILABLE FUNDS CAPS          Class A-1 Certificates: The per annum rate equal
                              to (A) 12 times the quotient of (x) the total scheduled interest based on the Group I Net
                              Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

                              Class A-2 Certificates: The per annum rate equal to (A) 12 times the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable accrual period, multiplied by 30 and divided by the actual number of days in the related accrual period.

                              Floating Rate Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

                              Fixed Rate Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap each multiplied by the actual number of days in the related accrual period and divided by 30.

                              "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

CAP CONTRACTS                 The Class A-1, Class A-2, and the Floating Rate
                              Subordinate Certificates will each have the benefit of one of the three cap contracts as specified below:

                                                           BEGINNING               1ML STRIKE, UPPER
CLASS                          NUMBER OF MONTHS        DISTRIBUTION DATE                 COLLAR
-----                          ----------------        -----------------                 ------
Class A-1 Certificates                41                  February 2006                 10.220%
Class A-2 Certificates                29                  February 2006                  9.300%
Floating Rate Subordinate             29                  February 2006                  8.850%
Certificates



                              Payments received on the related cap contract will be available to pay amounts to the holders of the Certificates, in respect of shortfalls arising as a result of the applicable Available Funds Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS             The pass-through rates of each of the Offered
                              Certificates will also be subject to a related
                              "Maximum Rate Cap", which will be calculated in the same manner as the related Available Funds
                              Cap, but based on the net maximum mortgage rate rather than the net mortgage rate. Any interest shortfall due to the Maximum Rate Caps will not be reimbursed.


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------

SHORTFALL
REIMBURSEMENT                 If on any Distribution Date the pass-through rate
                              for any class of Certificates is limited by the related Available Funds Cap, the amount of such interest that would have been distributed if the pass-through rate had not been so limited by the related Available Funds Cap, up to but not exceeding the greater of (i) the related Maximum
                              Rate Cap and (ii) the lesser of (A) One Month
                              LIBOR and (B) the applicable rate for the related class or classes of certificates shown under the heading, "1ML Strike, Upper Collar", under the heading, "Cap Contracts" shown above), and the aggregate of such shortfalls from previous
                              Distribution Dates together with accrued interest at the pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as "Carryover"). Such reimbursement will be paid only on a subordinated basis. No such Carryover with respect to a Class will be paid to such Class once the Certificate principal balance thereof has been reduced to zero.

CASHFLOW PRIORITY             1.    Administrative Fees.

                              2.    Available interest funds, as follows:
                                    monthly interest, including any unpaid
                                    monthly interest from prior months,
                                    concurrently, to the Class A Certificates;
                                    then monthly interest, including any unpaid monthly interest from prior months, to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then concurrently to the Class B-1 Certificates, then concurrently to the Class B-2 Certificates and then to the Class B-3 Certificates.

                              3.    Available principal funds, as follows:
                                    monthly principal to the Class A
                                    Certificates as described under "PRINCIPAL
                                    PAYDOWN", then monthly principal to the
                                    Class M-1 Certificates, then monthly
                                    principal to the Class M-2 Certificates, then monthly principal to the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6 Certificates, then monthly principal pro rata to the Class B-1 Certificates, then monthly principal pro rata to the Class B-2 Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                              4. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                              5. Excess interest to pay subordinate principal shortfalls.

                              6. Excess interest to pay Carryover resulting from imposition of the related Available Funds Cap.

                              7.    Any remaining amount will be paid in
                                    accordance with the Pooling and Servicing
                                    Agreement and will not be available for
                                    payment to holders of the Offered
                                    Certificates.

                              Payments received on the related Cap Contracts will only be available to the Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Certificates after the Class M and Class B Certificates have been written down to zero. Any excess of amounts received on the related Cap Contracts over amounts needed to pay such Carryovers on the Certificates will be distributed in respect of other classes of certificates not described herein.


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:
Concurrently,

      1) The Group I Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

      2) The Group II Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-2 Certificates.

Group I Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group I mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

Group II Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group II mortgage loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

Principal distributions allocated to the Class A-1 Certificates will be distributed pro rata between Class A-1A and Class A-1B Certificates; provided that in the event that a Class A-1 Trigger Event (as defined below) has occurred, amounts allocated to the Class A-1 Certificates will be distributed to the Class A-1A and Class A-1B Certificates sequentially.

Principal distributions allocated to the Class A-2 Certificates will be distributed sequentially to the Class A-2A Certificates until the Certificate principal balance thereof has been reduced to zero, then to the Class A-2B Certificates until the Certificate principal balance thereof has been reduced to zero, then to the Class A-2C Certificates until the Certificate principal balance thereof has been reduced to zero and then to the Class A-2D Certificates until the Certificate principal balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates and the over-collateralization amount have been reduced to zero, any principal distributions allocated to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are required to be allocated pro rata among such classes of Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

After the Certificate principal balance of either the Class A-1 or Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) or (2) above, as applicable, will be distributed to the Class A-1 or Class A-2 Certificates (i.e., whichever such class or classes remain outstanding), as the case may be. After the aggregate Certificate principal balance of both the Class A-1 and Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) and (2) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:
     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates in the same manner as described above, second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates (with such amounts being distributed pro rata between the Class B-1A Certificates and the Class B-1B Certificates), ninth to the Class B-2 Certificates (with such amounts being distributed pro rata between the Class B-2A Certificates and the Class B-2B Certificates), and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:

        `
                   CLASS A                              45.50%*
                   CLASS M-1                            38.30%*
                   CLASS M-2                            31.60%*
                   CLASS M-3                            27.60%*
                   CLASS M-4                            23.90%*
                   CLASS M-5                            20.40%*
                   CLASS M-6                            17.30%*
                   CLASS B-1                            14.30%*
                   CLASS B-2                            11.70%*
                   CLASS B-3                            9.60%*


                   *includes overcollateralization


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                         FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)     SERIES 2006-WMC1
--------------------------------------------------------------------------------


THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1) The Distribution Date is on or after the earlier of:
      i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates have been reduced to zero; and


      ii)   the later of the:

            a. February 2009 Distribution Date; and

            b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below); and

2. a Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL   The first distribution date on which the Senior
DISTRIBUTION DATE             Enhancement Percentage (i.e., the sum of the
                              outstanding principal balance of the Subordinate
                              Certificates and the O/C amount divided by the
                              aggregate stated principal balance of the Mortgage
                              Loans, as of the end of the related due period) is
                              greater than or equal to the Senior Specified
                              Enhancement Percentage (including O/C), which is
                              equal to two times the initial Class A
                              subordination percentage.
                              SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:
                              45.50%
                              or
                              (17.95%+4.80%)*2

STEPDOWN LOSS TRIGGER         The situation that exists with respect to any
EVENT                         Distribution Date after the Stepdown Date, if (a)
<PRELIMINARY AND              the quotient of (1) the aggregate Stated Principal
SUBJECT TO REVISION>          Balance of all Mortgage Loans 60 or more days
                              delinquent, measured on a rolling three month basis (including Mortgage Loans in foreclosure and REO Properties) and (2) the Stated Principal
                              Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 32.90% and (ii) the Senior Enhancement Percentage or (b) the quotient
                              (expressed as a percentage)of (1) the aggregate
                              Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss
                              Percentage shown below.





                              DISTRIBUTION DATE OCCURRING          REQUIRED LOSS PERCENTAGE
                              ---------------------------          ------------------------

                              February 2008 - January 2009         1.50% with respect to February 2008, plus an additional 1/12th of
                                                                   1.85% for each month thereafter
                              February 2009 - January 2010         3.35% with respect to February 2009, plus an additional 1/12th of
                                                                   1.85% for each month thereafter
                              February 2010 - January 2011         5.20% with respect to February 2010, plus an additional 1/12th of
                                                                   1.50% for each month thereafter
                              February 2011 - January 2012         6.70% with respect to February 2011, plus an additional 1/12th of
                                                                   0.75% for each month thereafter
                              February 2012 and thereafter         7.45%


                                     <PRELIMINARY AND SUBJECT TO REVISION>

CLASS A-1 TRIGGER             A Class A-1 Trigger Event is identical to a Step
EVENT                         Down Loss Trigger Event provided that during the
                              period from February 2006 - January 2008 a
                              Required Loss Percentage of 1.50% shall be in effect.




PROSPECTUS                    The Offered Certificates will be offered pursuant
                              to a Prospectus which includes a Prospectus
                              Supplement (together, the "Prospectus"). Complete information with respect to the Offered
                              Certificates and the Mortgage Loans is contained in the Prospectus.

MORTGAGE LOAN TABLES          The following tables describe the mortgage loans
                              and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.


--------------------------------------------------------------------------------
   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

Aggregate Outstanding Principal Balance   $1,266,138,649
Aggregate Original Principal Balance      $1,266,990,547
Number of Mortgage Loans                           6,438

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------    -------   -----------
Original Principal Balance      $12,750   $933,000     $196,799
Outstanding Principal Balance   $12,744   $932,629     $196,666

                                                       WEIGHTED
                                MINIMUM    MAXIMUM   AVERAGE (2)
                                -------    -------   -----------
Original Term (mos)                120        360         341
Stated remaining Term (mos)        118        360         339
Loan Age (mos)                       0          7           1
Current Interest Rate            4.875%    13.750%      7.584%
Initial Interest Rate Cap (4)    1.000%     5.000%      3.089%
Periodic Rate Cap (4)            0.500%     1.500%      1.000%
Gross Margin (4)                 2.500%     9.125%      6.394%
Maximum Mortgage Rate (4)        9.725%    17.490%     13.715%
Minimum Mortgage Rate (4)        2.500%    10.990%      7.213%
Months to Roll (4)                   3        119          29
Original Loan-to-Value           10.28%    100.00%      82.36%
Credit Score (3)                   500        813         639

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   11/01/2015   01/01/2036

LIEN POSITION              PERCENT OF MORTGAGE POOL
-------------              ------------------------
1st Lien                            89.57%
2nd Lien                            10.43%

OCCUPANCY                  PERCENT OF MORTGAGE POOL
---------                  ------------------------
Primary                             96.40%
Second Home                          2.32%
Investment                           1.28%

LOAN TYPE                  PERCENT OF MORTGAGE POOL
---------                  ------------------------
Fixed Rate                          15.39%
ARM                                 84.61%

AMORTIZATION TYPE          PERCENT OF MORTGAGE POOL
-----------------          ------------------------
Fully Amortizing                    31.85%
Interest Only                       17.16%
Balloon                             51.00%

YEAR OF ORIGINATION        PERCENT OF MORTGAGE POOL
-------------------        ------------------------
2005                                100.00%

LOAN PURPOSE               PERCENT OF MORTGAGE POOL
------------               ------------------------
Purchase                            50.33%
Refinance - Rate/Term                2.85%
Refinance - Cashout                 46.82%

PROPERTY TYPE              PERCENT OF MORTGAGE POOL
-------------              ------------------------
Single Family                       69.53%
Condominium                          8.79%
Two- to Four-Family                  8.03%
Planned Unit Development            13.65%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

MORTGAGE RATES

                      NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF             MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
MORTGAGE RATES         LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
--------------       --------   --------------   --------   --------   --------   -----------   --------   ----------    -------
5.500% or less            12    $    3,959,069      0.31%     5.243%      682       $329,922      74.95%     30.06%       55.71%
5.501% to 6.000%         150        45,496,083      3.59      5.902       665        303,307      78.98      55.17        38.39
6.001% to 6.500%         569       175,261,254     13.84      6.334       656        308,016      79.18      39.02        37.22
6.501% to 7.000%       1,110       303,347,451     23.96      6.811       647        273,286      79.47      33.89        24.26
7.001% to 7.500%         917       239,379,959     18.91      7.297       637        261,047      80.29      27.60        14.58
7.501% to 8.000%         900       211,576,702     16.71      7.786       624        235,085      81.34      28.28         8.62
8.001% to 8.500%         416        82,227,003      6.49      8.286       615        197,661      82.13      30.40         4.27
8.501% to 9.000%         416        65,190,616      5.15      8.786       605        156,708      85.69      39.81         3.21
9.001% to 9.500%         177        19,200,306      1.52      9.305       619        108,476      91.49      48.54         0.00
9.501% to 10.000%        302        24,563,347      1.94      9.889       655         81,336      96.36      29.36         0.00
10.001% to 10.500%       303        21,245,112      1.68     10.373       664         70,116      98.47      28.94         0.00
10.501% to 11.000%       491        32,486,143      2.57     10.900       640         66,163      99.37      23.29         0.00
11.001% to 11.500%       328        22,734,949      1.80     11.301       641         69,314      99.54      18.87         0.00
11.501% to 12.000%       215        11,879,683      0.94     11.852       634         55,254      99.15      21.03         0.00
12.001% to 12.500%        64         3,766,541      0.30     12.380       632         58,852      98.58       7.46         0.00
12.501% to 13.000%        66         3,771,290      0.30     12.787       617         57,141      98.66       3.48         0.00
13.001% to 13.500%         1            32,993      0.00     13.375       611         32,993      95.00       0.00         0.00
13.501% to 14.000%         1            20,148      0.00     13.750       618         20,148     100.00       0.00         0.00
                       -----    --------------    ------     ------       ---       --------     ------      -----        -----
TOTAL:                 6,438    $1,266,138,649    100.00%     7.584%      639       $196,666      82.36%     32.52%       17.16%
                       =====    ==============    ======     ======       ===       ========     ======      =====        =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 4.875% per annum to 13.750% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.584% per annum.

REMAINING MONTHS TO STATED MATURITY

                      NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
RANGE OF                OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
REMAINING TERMS      MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
(MONTHS)               LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------      --------   --------------   --------   --------   --------   -----------   --------   ----------    -------
109 to 120                 3    $      350,445      0.03%     8.055%      611       $116,815     86.46%      55.82%        0.00%
169 to 180             2,031       135,359,299     10.69     10.553       659         66,647     98.57       25.36         0.00
229 to 240                14         1,059,600      0.08      8.442       655         75,686     77.20       44.88         0.00
289 to 300                 1           170,644      0.01      8.500       655        170,644     95.00        0.00         0.00
349 to 360             4,389     1,129,198,661     89.18      7.227       636        257,279     80.42       33.37        19.24
                       -----    --------------    ------     ------       ---       --------     ------      -----        -----
TOTAL:                 6,438    $1,266,138,649    100.00%     7.584%      639       $196,666     82.36%      32.52%       17.16%
                       =====    ==============    ======     ======       ===       ========     ======      =====        =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 118 months to 360 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 339 months.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                             NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                               OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
RANGE OF ORIGINAL MORTGAGE  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
LOAN PRINCIPAL BALANCES       LOANS     OUTSTANDING     POOL     COUPON    SCORE    OUTSTANDING     LTV        DOC         IO
--------------------------  --------  --------------  --------  --------  --------  -----------  --------  -----------  -------
$50,000 or less                 795   $   27,239,928     2.15%   10.609%     644      $ 34,264    97.23%      41.67%      0.00%
$50,001 to $100,000           1,342       99,010,341     7.82     9.817      647        73,778    92.89       33.22       1.55
$100,001 to $150,000          1,024      126,861,704    10.02     8.283      631       123,888    84.91       45.02       7.95
$150,001 to $200,000            719      125,931,920     9.95     7.491      622       175,149    79.94       45.19      11.63
$200,001 to $250,000            614      137,585,207    10.87     7.288      628       224,080    79.42       39.36      17.43
$250,001 to $300,000            523      144,460,429    11.41     7.227      634       276,215    79.67       33.09      18.19
$300,001 to $350,000            410      133,031,630    10.51     7.104      642       324,467    80.46       27.76      20.10
$350,001 to $400,000            332      124,114,804     9.80     7.211      642       373,840    81.15       26.35      23.34
$400,001 to $450,000            235       99,835,380     7.89     7.114      647       424,831    81.37       24.14      27.69
$450,001 to $500,000            170       80,688,001     6.37     7.074      643       474,635    81.43       21.13      24.14
$500,001 to $550,000             82       42,908,279     3.39     7.062      647       523,272    80.41       21.98      28.12
$550,001 to $600,000             78       44,909,729     3.55     7.024      649       575,766    82.74       21.89      29.31
$600,001 to $650,000             32       19,973,433     1.58     6.995      661       624,170    81.71       40.78      27.94
$650,001 to $700,000             36       24,415,047     1.93     6.998      657       678,196    81.01       16.66      13.61
$700,001 to $750,000             26       18,766,977     1.48     7.116      657       721,807    82.67       26.86      11.66
$750,001 to $800,000             10        7,826,269     0.62     7.312      644       782,627    85.79        9.77      19.75
$800,001 to $850,000              7        5,857,772     0.46     6.999      658       836,825    79.04       28.50       0.00
$850,001 to $900,000              1          886,570     0.07     6.990      663       886,570    75.00        0.00       0.00
$900,001 to $950,000              2        1,835,229     0.14     7.071      640       917,614    84.93      100.00       0.00
                              -----   --------------   ------    ------      ---      --------    -----      ------      -----
TOTAL:                        6,438   $1,266,138,649   100.00%    7.584%     639      $196,666    82.36%      32.52%     17.16%
                              =====   ==============   ======    ======      ===      ========    =====      ======      =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,744 to approximately $932,629 and the average outstanding principal balance of the Mortgage Loans was approximately $196,666.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

PRODUCT TYPES

                       NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                         OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                      MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
PRODUCT TYPE            LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
-------------------   --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
10 Year Fixed Loans         3    $      350,445      0.03%     8.055%      611       $116,815     86.46%       55.82%       0.00%
15 Year Fixed Loans        54         4,682,660      0.37      7.925       656         86,716     73.60        38.29        0.00
20 Year Fixed Loans        14         1,059,600      0.08      8.442       655         75,686     77.20        44.88        0.00
25 Year Fixed Loans         1           170,644      0.01      8.500       655        170,644     95.00         0.00        0.00
30 Year Fixed Loans       247        44,930,233      3.55      7.425       635        181,904     75.98        51.08        0.00
15/30 Balloon Loans     1,977       130,676,639     10.32     10.647       659         66,098     99.46        24.89        0.00
30/35 Balloon Loans         1           458,449      0.04      8.375       580        458,449     85.00         0.00        0.00
30/40 Balloon Loans        48        12,549,272      0.99      7.396       635        261,443     81.43        38.80        0.00
6 Month LIBOR Loans         6         1,145,167      0.09      7.617       636        190,861     77.62        10.45        0.00
2/28 LIBOR Loans        1,996       467,640,434     36.93      7.271       639        234,289     80.94        36.78       34.95
3/27 LIBOR Loans          122        32,651,454      2.58      7.064       636        267,635     79.97        34.76       33.01
5/25 LIBOR Loans           46        12,882,781      1.02      6.841       669        280,060     80.40        29.66       47.27
10/20 LIBOR Loans         187        54,951,072      4.34      6.664       686        293,856     79.04        46.23       67.21
2/28 LIBOR Loans
   (40 Year Am)         1,631       475,550,191     37.56      7.261       627        291,570     80.56        27.06        0.00
3/27 LIBOR Loans
   (40 Year Am)            65        16,547,977      1.31      7.029       629        254,584     78.97        20.75        0.00
5/25 LIBOR Loans
   (40 Year Am)            36         9,049,178      0.71      6.862       647        251,366     78.87        41.28        0.00
10/20 LIBOR Loans
   (40 Year Am)             4           842,454      0.07      6.764       685        210,613     81.17        52.54        0.00
                        -----    --------------    ------     ------       ---       --------     -----        -----       -----
TOTAL:                  6,438    $1,266,138,649    100.00%     7.584%      639       $196,666     82.36%       32.52%      17.16%
                        =====    ==============    ======     ======       ===       ========     =====        =====       =====

ADJUSTMENT TYPE

                   NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                     OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                  MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
ADJUSTMENT TYPE     LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------   --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
ARM                 4,093    $1,071,260,707     84.61%    7.217%       636       $261,730     80.59%       32.58%      20.28%
Fixed Rate          2,345       194,877,942     15.39     9.606        652         83,104     92.08        32.23        0.00
                    -----    --------------    ------     -----        ---       --------     -----        -----       -----
TOTAL:              6,438    $1,266,138,649    100.00%    7.584%       639       $196,666     82.36%       32.52%      17.16%
                    =====    ==============    ======     =====        ===       ========     =====        =====       =====

AMORTIZATION TYPE

                      NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                     MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
AMORTIZATION TYPE      LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
-----------------    --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
Fully Amortizing       1,966    $  403,241,129     31.85%    7.460%       626       $205,107     79.90%       38.19%       0.00%
Balloon                3,762       645,674,160     51.00     7.938        634        171,631     84.34        26.90        0.00
60 Month Interest
   Only                  565       169,699,405     13.40     6.804        668        300,353     81.13        36.67      100.00
120 Month Interest
   Only                  145        47,523,955      3.75     6.626        701        327,751     80.62        46.05      100.00
                       -----    --------------    ------     -----        ---       --------     -----        -----      ------
TOTAL:                 6,438    $1,266,138,649    100.00%    7.584%       639       $196,666     82.36%       32.52%      17.16%
                       =====    ==============    ======     =====        ===       ========     =====        =====      ======

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE                          WEIGHTED     AVERAGE    WEIGHTED     PERCENT
                             OF        PRINCIPAL    PERCENT OF  WEIGHTED  AVERAGE    PRINCIPAL    AVERAGE     FULL OR
                          MORTGAGE      BALANCE      MORTGAGE    AVERAGE  CREDIT      BALANCE    ORIGINAL   ALTERNATIVE  PERCENT
GEOGRAPHIC DISTRIBUTION    LOANS      OUTSTANDING      POOL      COUPON    SCORE    OUTSTANDING     LTV         DOC         IO
-----------------------   --------  --------------  ----------  --------  --------  -----------  ---------  -----------  -------
Alabama                         1   $      184,937      0.01%     6.300%    687       $184,937     94.90%      100.00%     0.00%
Arizona                       199       32,997,050      2.61      7.784     636        165,814     82.26        41.04      9.82
Arkansas                        9          784,535      0.06      8.292     643         87,171     83.79        31.97      0.00
California                   1988      515,123,913     40.68      7.447     647        259,117     81.87        25.44     25.24
Colorado                       50        7,240,830      0.57      7.887     616        144,817     83.83        46.22     19.31
Connecticut                   121       20,978,664      1.66      7.747     633        173,377     84.51        33.39      5.25
Delaware                       14        2,106,693      0.17      7.820     605        150,478     85.21        52.37      0.00
District of Columbia           44       11,176,025      0.88      7.576     631        254,001     80.46        32.48     10.29
Florida                       494       79,543,217      6.28      7.628     636        161,019     82.31        34.20     13.62
Georgia                        91       11,023,473      0.87      8.150     611        121,137     84.23        49.33      6.80
Idaho                          38        3,585,676      0.28      8.124     598         94,360     85.29        58.31      8.43
Illinois                      355       51,827,524      4.09      7.781     632        145,993     83.52        38.85     11.20
Indiana                        23        2,495,637      0.20      7.672     601        108,506     83.84        49.53      5.77
Iowa                            6          525,228      0.04      7.837     614         87,538     88.14        20.93      0.00
Kansas                          7          554,747      0.04      8.136     583         79,250     79.08        82.88      0.00
Kentucky                        6          571,819      0.05      8.113     611         95,303     85.52        19.82      0.00
Louisiana                       6          392,989      0.03      8.236     571         65,498     84.52       100.00     27.28
Maine                          27        3,304,132      0.26      7.349     623        122,375     83.69        61.86      0.00
Maryland                      400       78,629,525      6.21      7.619     626        196,574     81.69        44.92     13.79
Massachusetts                 264       54,045,042      4.27      7.415     641        204,716     82.73        35.80      9.00
Michigan                       62        7,502,577      0.59      8.161     616        121,009     86.83        53.91      9.07
Minnesota                      29        4,272,929      0.34      8.134     625        147,342     84.19        41.12     13.13
Mississippi                    17        1,936,585      0.15      7.715     638        113,917     84.74        84.91     13.23
Missouri                       30        2,408,981      0.19      8.158     627         80,299     84.55        55.37      4.85
Montana                        15        1,406,457      0.11      7.328     639         93,764     81.21        52.23     10.24
Nebraska                        6          452,410      0.04      7.950     616         75,402     83.30        61.32     54.64
Nevada                        117       21,725,205      1.72      7.667     646        185,686     83.47        30.71     19.94
New Hampshire                  32        4,727,165      0.37      7.562     633        147,724     80.72        30.50     14.58
New Jersey                    298       66,165,906      5.23      7.545     639        222,033     82.60        29.28      8.41
New Mexico                     29        3,119,072      0.25      8.069     636        107,554     84.00        32.95     17.06
New York                      348       90,684,631      7.16      7.497     639        260,588     81.69        26.51     12.94
North Carolina                 44        5,645,477      0.45      7.886     630        128,306     81.48        32.44      9.28
Ohio                           62        5,499,732      0.43      7.924     623         88,705     87.09        56.75      9.19
Oklahoma                       55        4,828,727      0.38      7.877     630         87,795     84.13        51.49     11.07
Oregon                         46        6,957,904      0.55      7.871     625        151,259     84.05        38.61      5.55
Pennsylvania                  108       12,471,834      0.99      8.046     622        115,480     84.01        53.49     15.11
Rhode Island                   36        6,439,900      0.51      7.309     626        178,886     81.31        36.40     18.05
South Carolina                 31        3,240,720      0.26      8.365     634        104,539     87.47        45.50     24.78
South Dakota                    3          232,863      0.02      7.283     619         77,621     82.16        45.90     43.29
Tennessee                     101        8,211,295      0.65      7.743     631         81,300     84.52        62.67     11.15
Texas                         252       34,573,433      2.73      7.510     627        137,196     81.70        58.79      6.87
Utah                           22        2,683,141      0.21      7.905     615        121,961     86.71        48.87     14.83
Vermont                         6          625,472      0.05      6.999     631        104,245     81.22        61.10      0.00
Virginia                      225       45,319,168      3.58      8.062     647        201,419     82.78        18.00      9.47
Washington                    276       43,288,704      3.42      7.642     626        156,843     82.67        39.34     17.81
West Virginia                   8        1,005,062      0.08      8.668     621        125,633     82.51        10.94      0.00
Wisconsin                      35        3,386,132      0.27      8.458     598         96,747     83.56        60.01      6.50
Wyoming                         2          235,513      0.02      8.440     566        117,757     87.84       100.00      0.00
                            -----   --------------    ------      -----     ---       --------     -----        -----     -----
TOTAL:                      6,438   $1,266,138,649    100.00%     7.584%    639       $196,666     82.36%       32.52%    17.16%
                            =====   ==============    ======      =====     ===       ========     =====        =====     =====

No more than approximately 0.43% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                        NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                          OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF ORIGINAL      MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
LOAN-TO-VALUE RATIOS     LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
--------------------   --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
50.00% or less              95    $   14,272,568      1.13%     7.366%      601       $150,238     40.64%       39.98%       9.13%
50.01% to 55.00%            50         9,797,100      0.77      6.916       608        195,942     52.70        30.33        7.31
55.01% to 60.00%            58        12,152,838      0.96      7.159       594        209,532     57.50        38.22        7.27
60.01% to 65.00%            92        22,252,898      1.76      7.117       601        241,879     63.03        38.43        5.31
65.01% to 70.00%           166        39,135,567      3.09      7.235       593        235,756     68.67        26.39        8.75
70.01% to 75.00%           218        58,401,504      4.61      7.172       601        267,897     73.99        35.11        9.67
75.01% to 80.00%         2,609       684,028,639     54.02      7.109       652        262,180     79.87        27.48       23.15
80.01% to 85.00%           334        87,830,809      6.94      7.319       611        262,966     84.32        46.37       14.80
85.01% to 90.00%           496       125,489,340      9.91      7.500       624        253,003     89.50        43.12       18.39
90.01% to 95.00%           481        89,124,909      7.04      8.154       623        185,291     94.66        48.82       10.83
95.01% to 100.00%        1,839       123,652,476      9.77     10.588       660         67,239     99.96        26.48        0.00
                         -----    --------------    ------     ------       ---       --------     -----        -----       -----
TOTAL:                   6,438    $1,266,138,649    100.00%     7.584%      639       $196,666     82.36%       32.52%      17.16%
                         =====    ==============    ======     ======       ===       ========     =====        =====       =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 10.28% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 10.43% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.46%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.67%.

LOAN PURPOSE

                         NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                           OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                        MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
LOAN PURPOSE              LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------            --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
Purchase                3,601      $  637,250,730     50.33%    7.755%       657       $176,965     84.06%       25.25%      17.65%
Refinance - Cashout     2,656         592,767,319     46.82     7.413        619        223,180     80.69        39.81       16.78
Refinance - Rate Term     181          36,120,600      2.85     7.376        630        199,561     79.53        41.11       14.57
                        -----      --------------    ------     -----        ---       --------     -----        -----       -----
TOTAL:                  6,438      $1,266,138,649    100.00%    7.584%       639       $196,666     82.36%       32.52%      17.16%
                        =====      ==============    ======     =====        ===       ========     =====        =====       =====

PROPERTY TYPE

                            NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                              OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                           MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
PROPERTY TYPE                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-------------              --------  --------------  --------  --------  --------  -----------  --------  -----------  -------
Single Family                4,504   $  880,400,844    69.53%   7.571%      635      $195,471    82.07%      33.00%     17.81%
Condominium                    664      111,245,578     8.79    7.642       650       167,539    83.41       31.36      19.82
Two- to Four-Family            404      101,641,336     8.03    7.514       649       251,587    82.22       22.86       7.93
Planned Unit Development       866      172,850,891    13.65    7.655       642       199,597    83.22       36.51      17.56
                             -----   --------------   ------    -----       ---      --------    -----       -----      -----
TOTAL:                       6,438   $1,266,138,649   100.00%   7.584%      639      $196,666    82.36%      32.52%     17.16%
                             =====   ==============   ======    =====       ===      ========    =====       =====      =====

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

DOCUMENTATION

                             NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                               OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                            MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
DOCUMENTATION                 LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-------------               --------  --------------  --------  --------  --------  -----------  --------  -----------  -------
Full Documentation            2,338   $  408,386,063    32.25%   7.418%      619      $174,673    82.72%     100.00%     20.53%
Streamlined Documentation     2,158      394,024,107    31.12    8.029       668       182,588    84.00        0.00      12.97
Limited Documentation           980      210,825,115    16.65    7.299       632       215,128    83.71        0.00      25.27
Stated Income                   701      192,266,624    15.19    7.346       628       274,275    76.27        0.00       9.81
Lite Documentation              250       57,230,004     4.52    7.541       632       228,920    83.63        0.00      17.25
Full/Alt Documentation           11        3,406,736     0.27    8.013       614       309,703    86.96      100.00       8.10
                              -----   --------------   ------    -----       ---      --------    -----       -----      -----
TOTAL:                        6,438   $1,266,138,649   100.00%   7.584%      639      $196,666    82.36%      32.52%     17.16%
                              =====   ==============   ======    =====       ===      ========    =====       =====      =====

OCCUPANCY

               NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                 OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
              MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
OCCUPANCY       LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------     --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
Primary         6,185    $1,220,515,064     96.40%    7.578%       637       $197,335     82.25%       32.52%      17.43%
Second Home       165        29,411,322      2.32     7.715        685        178,250     84.94        23.53       15.00
Investment         88        16,212,263      1.28     7.849        681        184,230     85.40        49.31        0.64
                -----    --------------    ------     -----        ---       --------     -----        -----       -----
TOTAL:          6,438    $1,266,138,649    100.00%    7.584%       639       $196,666     82.36%       32.52%      17.16%
                =====    ==============    ======     =====        ===       ========     =====        =====       =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY


                      NUMBER       AGGREGATE      PERCENT              WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF         PRINCIPAL        OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
MORTGAGE LOANS AGE   MORTGAGE       BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
(MONTHS)               LOANS      OUTSTANDING      POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------------   --------   --------------   --------   --------   --------   -----------   --------   -----------   -------
0                          3    $      802,405      0.06%    8.054%       587       $267,468     80.64%        0.00%       0.00%
1                      4,365       869,073,614     68.64     7.603        639        199,100     82.30        33.10       17.47
2                      1,631       314,588,761     24.85     7.572        637        192,881     82.10        30.94       15.91
3                        342        60,931,633      4.81     7.523        638        178,163     84.04        29.53       18.90
4                         85        18,504,178      1.46     7.162        630        217,696     84.08        40.07       19.18
5                          6           737,350      0.06     7.429        643        122,892     82.09        24.12        0.00
6                          5         1,224,458      0.10     6.957        619        244,892     75.56        73.95        0.00
7                          1           276,250      0.02     5.990        580        276,250     85.00       100.00      100.00
                       -----    --------------    ------     -----        ---       --------     -----        -----      ------
TOTAL:                 6,438    $1,266,138,649    100.00%    7.584%       639       $196,666     82.36%       32.52%      17.16%
                       =====    ==============    ======     =====        ===       ========     =====        =====      ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 month.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                       NUMBER       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                         OF         PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
ORIGINAL PREPAYMENT   MORTGAGE       BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
PENALTY TERM            LOANS      OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
-------------------   --------   --------------   ----------   --------   --------   -----------   --------   -----------   -------
None                    2,602    $  475,398,184      37.55%     7.801%      639        $182,705     83.10%       33.04%      12.42%
12 Months                 214        53,679,878       4.24      7.591       648         250,841     82.18        30.76       14.71
24 Months               3,184       642,306,834      50.73      7.503       635         201,730     82.44        31.44       18.32
36 Months                 438        94,753,753       7.48      7.045       659         216,333     78.16        38.26       34.39
                        -----    --------------     ------      -----       ---        --------     -----        -----       -----
TOTAL:                  6,438    $1,266,138,649     100.00%     7.584%      639        $196,666     82.36%       32.52%      17.16%
                        =====    ==============     ======      =====       ===        ========     =====        =====       =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 25 months.

CREDIT SCORES

                 NUMBER       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                   OF         PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF        MORTGAGE       BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
CREDIT SCORES     LOANS      OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV          DOC         IO
-------------   --------   --------------   ----------   --------   --------   -----------   --------   -----------   --------
500                   6    $    1,018,431       0.08%     8.418%       500       $169,738     74.47%       86.26%       0.00%
501 to 525          154        31,546,889       2.49      8.252        516        204,850     74.78        60.01        0.00
526 to 550          226        45,896,126       3.62      7.974        537        203,080     76.27        55.64        0.00
551 to 575          367        78,996,923       6.24      7.728        563        215,250     80.29        53.21        0.00
576 to 600          721       133,977,177      10.58      7.612        589        185,821     81.73        57.01        8.07
601 to 625        1,307       250,469,440      19.78      7.641        613        191,637     82.80        31.93       13.07
626 to 650        1,217       234,168,850      18.49      7.555        638        192,415     82.88        29.01       14.51
651 to 675          979       189,227,929      14.95      7.585        663        193,287     83.77        17.62       19.34
676 to 700          595       120,098,761       9.49      7.446        687        201,847     83.15        19.91       27.91
701 to 725          404        80,090,907       6.33      7.363        712        198,245     83.62        22.17       38.65
726 to 750          249        55,938,339       4.42      7.321        737        224,652     83.44        25.94       37.81
751 to 775          113        22,048,780       1.74      7.374        762        195,122     82.66        15.77       42.30
776 to 800           93        20,946,524       1.65      7.192        787        225,231     82.35        32.59       37.33
801 to 813            7         1,713,572       0.14      7.362        804        244,796     86.25        16.62       18.35
                  -----    --------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:            6,438    $1,266,138,649     100.00%     7.584%       639       $196,666     82.36%       32.52%      17.16%
                  =====    ==============     ======      =====        ===       ========     =====        =====       =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 813 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 639.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

CREDIT GRADE

                NUMBER       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                  OF         PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
               MORTGAGE       BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
CREDIT GRADE     LOANS      OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------   --------   --------------   ----------   --------   --------   -----------   --------   -----------   -------
AA               3,111    $  615,776,858      48.63%     7.492%       681       $197,935     83.40%       22.81%      26.40%
A                1,895       366,776,399      28.97      7.608        622        193,550     82.89        31.06       12.14
A-                 657       118,724,975       9.38      7.573        593        180,708     81.55        57.38        8.52
B+                 378        82,446,793       6.51      7.726        565        218,113     80.20        51.09        0.00
B                  296        61,819,635       4.88      7.958        538        208,850     75.33        57.53        0.00
C                  101        20,593,990       1.63      8.319        525        203,901     76.06        56.34        0.00
                 -----    --------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:           6,438    $1,266,138,649     100.00%     7.584%       639       $196,666     82.36%       32.52%      17.16%
                 =====    ==============     ======      =====        ===       ========     =====        =====       =====

GROSS MARGINS

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                    NUMBER       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                      OF         PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF           MORTGAGE       BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
GROSS MARGINS        LOANS      OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV          DOC         IO
-------------      --------   --------------   ----------   --------   --------   -----------   --------   -----------   -------
2.001% to 2.500%         1    $      351,000       0.03%     7.050%       609       $351,000     87.75%      100.00%     100.00%
2.501% to 3.000%         3           398,198       0.04      8.024        578        132,733     80.00       100.00        0.00
3.001% to 3.500%       137        27,413,394       2.56      7.496        624        200,098     82.18        41.23       12.46
3.501% to 4.000%        75        13,811,463       1.29      7.315        642        184,153     81.09        43.94       13.65
4.501% to 5.000%        14         3,569,159       0.33      5.693        653        254,940     82.08        36.09       25.86
5.001% to 5.500%       356        98,568,005       9.20      6.712        639        276,876     77.72        50.16       24.91
5.501% to 6.000%       616       178,305,920      16.64      6.755        638        289,458     78.58        34.05       29.17
6.001% to 6.500%     1,108       301,759,974      28.17      7.084        640        272,347     79.97        30.96       21.84
6.501% to 7.000%       801       217,475,781      20.30      7.339        637        271,505     81.60        26.75       16.97
7.001% to 7.500%       530       126,628,706      11.82      7.640        634        238,922     81.87        27.49       14.53
7.501% to 8.000%       438       100,347,176       9.37      8.058        622        229,103     84.30        32.50       12.81
8.001% to 8.500%         8         1,712,700       0.16      8.507        586        214,087     84.68        18.77        0.00
8.501% to 9.000%         5           879,337       0.08      8.689        596        175,867     87.86         5.18        0.00
9.001% to 9.500%         1            39,894       0.00      9.875        500         39,894     91.95       100.00        0.00
                     -----    --------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:               4,093    $1,071,260,707     100.00%     7.217%       636       $261,730     80.59%       32.58%      20.28%
                     =====    ==============     ======      =====        ===       ========     =====        =====       =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.500% per annum to 9.125% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.394% per annum.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                      NUMBER       AGGREGATE      PERCENT               WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF         PRINCIPAL         OF      WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF MAXIMUM     MORTGAGE       BALANCE       MORTGAGE    AVERAGE     CREDIT     BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
MORTGAGE RATES         LOANS      OUTSTANDING       POOL      COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------------   --------   --------------   ---------   --------   --------   -----------   --------   -----------   -------
11.500% or less            2    $      831,077      0.08%      5.416%      697       $415,539     79.21%        0.00%      70.75%
11.501% to 12.000%        10         3,296,603      0.31       5.355       658        329,660     77.94        43.02       58.63
12.001% to 12.500%       144        43,761,666      4.09       5.901       664        303,900     79.28        55.64       39.19
12.501% to 13.000%       545       168,356,600     15.72       6.335       656        308,911     79.46        38.30       38.74
13.001% to 13.500%     1,036       286,908,535     26.78       6.811       646        276,939     79.80        33.13       25.74
13.501% to 14.000%       849       226,267,836     21.12       7.300       637        266,511     80.49        26.65       15.31
14.001% to 14.500%       815       199,598,235     18.63       7.785       624        244,906     81.40        26.95        9.14
14.501% to 15.000%       323        72,897,293      6.80       8.282       612        225,688     81.65        30.03        4.82
15.001% to 15.500%       265        52,955,999      4.94       8.778       587        199,834     83.61        37.05        3.95
15.501% to 16.000%        63        10,218,608      0.95       9.261       580        162,200     87.44        45.94        0.00
16.001% to 16.500%        33         4,279,951      0.40       9.691       557        129,695     86.40        57.00        0.00
16.501% to 17.000%         6         1,286,779      0.12      10.156       524        214,463     84.32        74.35        0.00
17.001% to 17.500%         2           601,524      0.06      10.979       586        300,762     90.66         0.00        0.00
                       -----    --------------    ------      ------       ---       --------     -----        -----       -----
TOTAL:                 4,093    $1,071,260,707    100.00%      7.217%      636       $261,730     80.59%       32.58%      20.28%
                       =====    ==============    ======      ======       ===       ========     =====        =====       =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 9.725% per annum to 17.490% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.715% per annum.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   TOTAL COLLATERAL SUMMARY

NEXT ADJUSTMENT DATE

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                   NUMBER       AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                     OF         PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
NEXT RATE         MORTGAGE       BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
ADJUSTMENT DATE    LOANS       OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------   --------   --------------   ----------   --------   --------   -----------   --------   -----------   -------
April 2006              1    $      119,668       0.01%      6.425%      763       $119,668      80.00%      100.00%      0.00%
May 2006                3           822,789       0.08       7.571       622        274,263      75.34         0.00       0.00
June 2006               2           202,709       0.02       8.507       623        101,355      85.46         0.00       0.00
June 2007               1           276,250       0.03       5.990       580        276,250      85.00       100.00     100.00
July 2007               3           987,276       0.09       6.705       614        329,092      72.32        74.16       0.00
August 2007             4           536,266       0.05       7.020       633        134,066      79.76        33.16       0.00
September 2007         46        12,698,806       1.19       6.852       628        276,061      83.00        42.97      22.63
October 2007          191        47,292,465       4.41       7.076       635        247,605      81.63        29.07      23.29
November 2007         904       229,230,749      21.40       7.239       632        253,574      80.54        31.62      17.34
December 2007       2,476       651,400,893      60.81       7.298       633        263,086      80.73        31.90      16.81
January 2008            2           767,920       0.07       7.933       585        383,960      80.00         0.00       0.00
September 2008          7         2,293,379       0.21       7.392       609        327,626      87.02        37.25      13.74
October 2008            4         1,722,583       0.16       6.503       624        430,646      76.05         0.00       0.00
November 2008          52        12,330,152       1.15       7.106       627        237,118      82.74        30.67      25.93
December 2008         124        32,853,316       3.07       7.038       638        264,946      78.15        30.89      22.12
September 2010          1           360,000       0.03       6.875       639        360,000      78.77         0.00     100.00
October 2010            3         1,053,063       0.10       6.445       657        351,021      80.00        10.62       0.00
November 2010          29         8,137,423       0.76       6.846       673        280,601      79.57        25.45      25.99
December 2010          49        12,381,473       1.16       6.885       652        252,683      79.91        43.41      29.20
October 2015            3           642,027       0.06       6.619       656        214,009      80.00        54.33      77.50
November 2015          24         7,409,984       0.69       6.612       701        308,749      80.96        23.52      67.22
December 2015         164        47,741,515       4.46       6.675       684        291,107      78.76        49.76      65.89
                    -----    --------------     ------       -----       ---       --------      -----       ------     ------
TOTAL:              4,093    $1,071,260,707     100.00%      7.217%      636       $261,730      80.59%       32.58%     20.28%
                    =====    ==============     ======       =====       ===       ========      =====       ======     ======

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

Aggregate Outstanding Principal Balance   $678,906,915
Aggregate Original Principal Balance      $679,394,137
Number of Mortgage Loans                         3,682

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------   --------   -----------
Original Principal Balance      $15,000   $700,000     $184,518
Outstanding Principal Balance   $14,970   $699,554     $184,385

                                MINIMUM   MAXIMUM    WEIGHTED AVERAGE (2)
                                -------   --------   --------------------
Original Term (mos)                120        360              348
Stated remaining Term (mos)        118        360              347
Loan Age (mos)                       0          6                1
Current Interest Rate            5.100%    12.875%           7.460%
Initial Interest Rate Cap(4)     1.000%     5.000%           3.069%
Periodic Rate Cap(4)             1.000%     1.000%           1.000%
Gross Margin(4)                  3.000%     7.990%           6.296%
Maximum Mortgage Rate(4)         9.725%    17.490%          13.735%
Minimum Mortgage Rate(4)         5.100%    10.990%           7.235%
Months to Roll(4)                    4        119               28
Original Loan-to-Value           10.28%    100.00%           80.94%
Credit Score (3)                   500        813              635

                 EARLIEST      LATEST
                ----------   ----------
Maturity Date   11/01/2015   01/01/2036

LIEN POSITION   PERCENT OF MORTGAGE POOL
-------------   ------------------------
1st Lien                 94.00%
2nd Lien                  6.00%

OCCUPANCY     PERCENT OF MORTGAGE POOL
-----------   ------------------------
Primary                96.04%
Second Home             2.50%
Investment              1.46%

LOAN TYPE    PERCENT OF MORTGAGE POOL
----------   ------------------------
Fixed Rate            11.51%
ARM                   88.49%

AMORTIZATION TYPE   PERCENT OF MORTGAGE POOL
-----------------   ------------------------
Fully Amortizing             37.81%
Interest Only                12.00%
Balloon                      50.18%

YEAR OF ORIGINATION   PERCENT OF MORTGAGE POOL
-------------------   ------------------------
2005                           100.00%

LOAN PURPOSE            PERCENT OF MORTGAGE POOL
-------------           ------------------------
Purchase                         51.73%
Refinance - Rate/Term             3.10%
Refinance - Cashout              45.17%

PROPERTY TYPE              PERCENT OF MORTGAGE POOL
-------------              ------------------------
Single Family                    66.83%
Condominium                       9.95%
Two- to Four-Family               9.15%
Planned Unit Development         14.07%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

MORTGAGE RATES

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF             MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
MORTGAGE RATES         LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
--------------       --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
5.500% or less             8    $  1,983,331       0.29%      5.338%      686       $247,916     69.93%       16.06%      11.60%
5.501% to 6.000%          91      22,364,516       3.29       5.902       660        245,764     77.89        61.51       25.77
6.001% to 6.500%         340      86,981,754      12.81       6.334       656        255,829     79.14        40.94       27.84
6.501% to 7.000%         730     172,595,415      25.42       6.816       645        236,432     78.76        36.74       17.46
7.001% to 7.500%         592     135,538,040      19.96       7.308       634        228,949     79.52        29.03        9.39
7.501% to 8.000%         625     133,551,764      19.67       7.768       623        213,683     80.56        29.27        4.49
8.001% to 8.500%         251      46,605,664       6.86       8.277       610        185,680     81.13        29.78        4.61
8.501% to 9.000%         213      32,389,322       4.77       8.787       597        152,063     84.41        42.87        0.90
9.001% to 9.500%          78       7,494,860       1.10       9.277       610         96,088     90.60        45.05        0.00
9.501% to 10.000%        129       9,144,432       1.35       9.842       629         70,887     93.52        39.84        0.00
10.001% to 10.500%       125       6,428,179       0.95      10.369       672         51,425     99.55        32.87        0.00
10.501% to 11.000%       227      11,172,256       1.65      10.897       638         49,217     99.39        26.84        0.00
11.001% to 11.500%       114       5,794,666       0.85      11.303       632         50,830     99.71        21.52        0.00
11.501% to 12.000%       100       4,271,965       0.63      11.836       634         42,720     99.52        26.45        0.00
12.001% to 12.500%        27       1,083,959       0.16      12.371       631         40,147     98.01        11.87        0.00
12.501% to 13.000%        32       1,506,791       0.22      12.771       614         47,087     98.57         0.00        0.00
                       -----    ------------     ------      ------       ---       --------     -----        -----       -----
TOTAL:                 3,682    $678,906,915     100.00%      7.460%      635       $184,385     80.94%       34.46%      12.00%
                       =====    ============     ======      ======       ===       ========     =====        =====       =====

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.100% per annum to 12.875% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.460% per annum.

REMAINING MONTHS TO STATED MATURITY

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
RANGE OF                OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
REMAINING TERMS      MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
(MONTHS)               LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------      --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
109 to 120                 2    $    288,414       0.04%      8.077%      606       $144,207     90.00%       46.32%       0.00%
169 to 180               870      43,765,032       6.45      10.438       655         50,305     97.21        30.77        0.00
229 to 240                 7         700,719       0.10       7.632       650        100,103     73.79        37.13        0.00
349 to 360             2,803     634,152,750      93.41       7.255       633        226,241     79.82        34.70       12.85
                       -----    ------------     ------      ------       ---       --------     -----        -----       -----
TOTAL:                 3,682    $678,906,915     100.00%      7.460%      635       $184,385     80.94%       34.46%      12.00%
                       =====    ============     ======      ======       ===       ========     =====        =====       =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 118 months to 360 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 347 months.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
RANGE OF ORIGINAL         OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
MORTGAGE LOAN          MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
PRINCIPAL BALANCES       LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------------     --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
$50,000 or less            477    $ 16,329,397       2.41%     10.638%      648       $ 34,234     98.40%       40.88%       0.00%
$50,001 to $100,000        593      41,436,066       6.10       9.532       645         69,875     91.15        37.96        0.87
$100,001 to $150,000       544      68,600,824      10.10       7.491       623        126,104     79.70        52.64        7.74
$150,001 to $200,000       515      90,473,832      13.33       7.314       623        175,677     79.04        43.52        8.41
$200,001 to $250,000       477     106,815,355      15.73       7.259       629        223,932     79.38        37.21       12.83
$250,001 to $300,000       395     109,210,963      16.09       7.198       635        276,483     79.11        31.14       13.84
$300,001 to $350,000       319     103,323,781      15.22       7.074       643        323,899     80.00        28.13       16.68
$350,001 to $400,000       260      97,143,778      14.31       7.254       639        373,630     80.90        24.49       15.86
$400,001 to $450,000        67      27,699,477       4.08       7.104       648        413,425     81.40        25.44       22.64
$450,001 to $500,000        20       9,489,794       1.40       6.835       646        474,490     79.33        24.99        5.22
$500,001 to $550,000         9       4,657,684       0.69       7.086       630        517,520     82.56         0.00        0.00
$550,001 to $600,000         2       1,141,257       0.17       7.927       625        570,628     87.43         0.00        0.00
$600,001 to $650,000         3       1,885,154       0.28       7.487       686        628,385     83.39         0.00        0.00
$650,001 to $700,000         1         699,554       0.10       8.250       674        699,554     80.00         0.00        0.00
                         -----    ------------     ------      ------       ---       --------     -----        -----       -----
TOTAL:                   3,682    $678,906,915     100.00%      7.460%      635       $184,385     80.94%       34.46%      12.00%
                         =====    ============     ======      ======       ===       ========     =====        =====       =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $14,970 to approximately $699,554 and the average outstanding principal balance of the Mortgage Loans was approximately $184,385.

PRODUCT TYPES

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                          OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                       MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
PRODUCT TYPES            LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
-------------          --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
10 Year Fixed Loans          2    $    288,414       0.04%      8.077%      606       $144,207     90.00%       46.32%       0.00%
15 Year Fixed Loans         34       3,477,788       0.51       7.577       656        102,288     70.10        39.09        0.00
20 Year Fixed Loans          7         700,719       0.10       7.632       650        100,103     73.79        37.13        0.00
30 Year Fixed Loans        162      26,077,908       3.84       7.612       633        160,975     76.24        49.66        0.00
15/30 Balloon Loans        836      40,287,244       5.93      10.685       655         48,190     99.55        30.05        0.00
30/40 Balloon Loans         33       7,280,748       1.07       7.300       636        220,629     79.30        45.96        0.00
6 Month LIBOR Loans          5       1,025,499       0.15       7.756       622        205,100     77.34         0.00        0.00
2/28 LIBOR Loans         1,216     257,660,717      37.95       7.299       636        211,892     80.49        38.09       23.80
3/27 LIBOR Loans            74      17,965,163       2.65       7.103       635        242,772     77.75        27.79       17.60
5/25 LIBOR Loans            23       5,692,571       0.84       7.007       655        247,503     81.83        26.89       47.33
10/20 LIBOR Loans          105      25,315,229       3.73       6.738       681        241,097     77.56        56.23       56.55
2/28 LIBOR Loans
   (40 Year Am)          1,109     274,833,709      40.48       7.264       626        247,821     79.93        29.13        0.00
3/27 LIBOR Loans
   (40 Year Am)             49      11,585,548       1.71       6.941       632        236,440     78.60        18.65        0.00
5/25 LIBOR Loans
   (40 Year Am)             23       5,873,205       0.87       6.743       660        255,357     79.02        37.45        0.00
10/20 LIBOR Loans
   (40 Year Am)              4         842,454       0.12       6.764       685        210,613     81.17        52.54        0.00
                         -----    ------------     ------      ------       ---       --------     -----        -----       -----
TOTAL:                   3,682    $678,906,915     100.00%      7.460%      635       $184,385     80.94%       34.46%      12.00%
                         =====    ============     ======      ======       ===       ========     =====        =====       =====

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

ADJUSTMENT TYPE

                   NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                     OF        PRINCIPAL    PERCENT OF   WEIGHTED   AVERAGE     PRINCIPAL    AVERAGE      FULL OR
                  MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
ADJUSTMENT TYPE     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
ARM                 2,608    $600,794,094      88.49%     7.238%       633       $230,366     79.99%       33.92%      13.57%
Fixed Rate          1,074      78,112,821      11.51      9.168        646         72,731     88.30        38.61        0.00
                    -----    ------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:              3,682    $678,906,915     100.00%     7.460%       635       $184,385     80.94%       34.46%      12.00%
                    =====    ============     ======      =====        ===       ========     =====        =====       =====

AMORTIZATION TYPE

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
AMORTIZATION TYPE          LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-----------------        --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Fully Amortizing           1,316   $256,703,458     37.81%    7.427%      623      $195,063    79.49%      39.72%      0.00%
Balloon                    2,054    340,702,908     50.18     7.648       631       165,873    82.18       29.45       0.00
60 Month Interest-Only       245     64,876,488      9.56     6.817       684       264,802    80.61       33.00     100.00
120 Month Interest-Only       67     16,624,061      2.45     6.633       713       248,120    79.38       61.53     100.00
                           -----   ------------    ------     -----       ---      --------    -----       -----     ------
TOTAL:                     3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
                           =====   ============    ======     =====       ===      ========    =====       =====     ======

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
GEOGRAPHIC DISTRIBUTION    LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-----------------------  --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Arizona                      138   $ 23,158,522      3.41%    7.604%      639      $167,815    81.91%      40.53%     10.08%
Arkansas                       2        275,418      0.04     7.736       633       137,709    64.45        0.00       0.00
California                   969    229,625,736     33.82     7.295       643       236,972    79.76       25.20      18.60
Colorado                      32      3,777,159      0.56     7.677       622       118,036    83.30       48.07      14.25
Connecticut                   86     14,479,757      2.13     7.555       628       168,369    83.74       34.61       4.56
Delaware                       8      1,391,434      0.20     7.638       622       173,929    85.91       27.88       0.00
District of Columbia          25      5,718,635      0.84     7.378       629       228,745    78.74       43.91      20.11
Florida                      337     51,237,444      7.55     7.565       636       152,040    82.07       35.58       8.41
Georgia                       64      7,884,067      1.16     8.020       609       123,189    83.45       48.46       1.86
Idaho                         23      2,259,048      0.33     7.963       589        98,219    83.29       62.78       0.00
Illinois                     283     40,995,418      6.04     7.735       630       144,860    83.49       41.45       9.30
Indiana                       15      1,552,794      0.23     7.731       597       103,520    84.01       48.20       9.27
Iowa                           3        156,888      0.02     7.830       676        52,296    78.40       70.06       0.00
Kansas                         1        116,361      0.02     7.115       664       116,361    80.00      100.00       0.00
Kentucky                       3        197,994      0.03     7.521       599        65,998    87.31       57.23       0.00
Louisiana                      2        121,680      0.02     8.353       554        60,840    84.40      100.00       0.00
Maine                         14      2,144,702      0.32     7.127       632       153,193    85.32       55.36       0.00
Maryland                     274     51,761,923      7.62     7.531       625       188,912    80.80       47.62       9.07
Massachusetts                138     29,577,172      4.36     7.119       630       214,327    80.18       33.01       4.56
Michigan                      34      5,012,406      0.74     7.585       624       147,424    85.58       63.16      13.57
Minnesota                     18      3,070,524      0.45     7.869       634       170,585    81.74       36.30      18.27
Mississippi                   14      1,756,724      0.26     7.446       637       125,480    83.18       83.37      14.58
Missouri                      20      1,555,098      0.23     8.304       622        77,755    85.41       58.37       0.00
Montana                       10      1,114,378      0.16     7.181       631       111,438    81.48       50.99      12.92
Nebraska                       1        102,462      0.02     7.990       632       102,462    95.00      100.00       0.00
Nevada                        70     12,871,292      1.90     7.547       650       183,876    82.49       27.65      16.77
New Hampshire                 24      3,619,020      0.53     7.602       619       150,792    80.93       36.89       9.14
New Jersey                    76     17,284,298      2.55     7.169       637       227,425    77.99       30.67       9.79
New Mexico                    24      2,509,212      0.37     8.104       640       104,550    83.06       31.11       0.00
New York                     183     52,316,684      7.71     7.183       635       285,884    78.71       27.63       7.52
North Carolina                32      4,152,107      0.61     7.638       632       129,753    80.80       36.06      12.62
Ohio                          35      3,588,269      0.53     7.889       625       102,522    85.41       59.84       4.15
Oklahoma                      32      3,089,981      0.46     7.565       643        96,562    83.95       47.48      17.29
Oregon                        30      4,254,720      0.63     7.781       629       141,824    83.72       39.32       5.40
Pennsylvania                  53      7,143,347      1.05     7.781       619       134,780    83.32       58.57      16.11
Rhode Island                  22      3,904,943      0.58     7.248       633       177,497    81.31       41.51       0.00
South Carolina                17      1,683,160      0.25     8.355       627        99,009    86.93       36.18       0.00
South Dakota                   1        100,800      0.01     6.250       650       100,800    80.00        0.00     100.00
Tennessee                     57      4,596,343      0.68     7.617       631        80,638    83.82       66.04       9.68
Texas                        171     21,850,327      3.22     7.735       620       127,780    81.76       57.43       3.74
Utah                          15      2,128,434      0.31     7.527       625       141,896    85.02       35.54      18.69
Vermont                        3        355,028      0.05     6.718       649       118,343    79.85       45.17       0.00
Virginia                     131     26,823,287      3.95     7.878       645       204,758    80.73       22.13       8.83
Washington                   165     24,688,145      3.64     7.597       623       149,625    82.45       40.90      12.51
West Virginia                  4        739,372      0.11     8.338       626       184,843    81.75        0.00       0.00
Wisconsin                     21      1,928,891      0.28     8.331       613        91,852    82.70       48.98       4.89
Wyoming                        2        235,513      0.03     8.440       566       117,757    87.84      100.00       0.00
                           -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:                     3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
                           =====   ============    ======     =====       ===      ========    =====       =====      =====

No more than approximately 0.60% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                       NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                         OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
RANGE OF ORIGINAL     MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
LOAN-TO-VALUE RATIOS   LOANS     OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
--------------------  --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
50.00% or less            59    $ 10,017,684      1.48%    7.228%      605     $169,791     41.20%      38.23%      8.46%
50.01% to 55.00%          34       6,783,726      1.00     6.923       597      199,521     52.65       34.23       0.00
55.01% to 60.00%          40       8,998,439      1.33     7.122       593      224,961     57.46       38.73       2.56
60.01% to 65.00%          55      12,218,009      1.80     7.224       590      222,146     63.10       42.93       2.68
65.01% to 70.00%         105      23,429,969      3.45     7.307       593      223,143     68.59       24.02       3.01
70.01% to 75.00%         139      32,335,360      4.76     7.190       594      232,628     73.85       34.32       2.95
75.01% to 80.00%       1,763     402,028,307     59.22     7.156       650      228,036     79.88       28.56      17.07
80.01% to 85.00%         194      44,629,654      6.57     7.452       602      230,050     84.41       51.21       5.36
85.01% to 90.00%         267      58,094,814      8.56     7.462       619      217,584     89.55       51.05       9.64
90.01% to 95.00%         239      41,450,878      6.11     8.046       619      173,435     94.66       54.15       4.36
95.01% to 100.00%        787      38,920,076      5.73    10.609       657       49,454     99.98       32.25       0.00
                       -----    ------------    ------    ------       ---     --------     -----       -----      -----
TOTAL:                 3,682    $678,906,915    100.00%    7.460%      635     $184,385     80.94%      34.46%     12.00%
                       =====    ============    ======    ======       ===     ========     =====       =====      =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 10.28% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 6.00% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.54%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.68%.

LOAN PURPOSE

                        NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                          OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                       MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
LOAN PURPOSE            LOANS     OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
------------           --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Purchase                 2,073   $351,190,908     51.73%    7.581%      655      $169,412    82.75%      26.29%     14.70%
Refinance - Cashout      1,500    306,640,076     45.17     7.333       613       204,427    79.02       43.28       9.29
Refinance - Rate Term      109     21,075,930      3.10     7.303       616       193,357    78.83       42.13       6.60
                         -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:                   3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
                         =====   ============    ======     =====       ===      ========    =====       =====      =====

PROPERTY TYPE

                           NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                             OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                          MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
PROPERTY TYPE              LOANS     OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-------------             --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Single Family               2,505   $453,705,981     66.83%    7.452%      630      $181,120    80.61%      35.61%     12.10%
Condominium                   421     67,545,561      9.95     7.472       650       160,441    82.13       32.49      16.30
Two- to Four-Family           224     62,112,235      9.15     7.241       646       277,287    79.75       23.98       5.32
Planned Unit Development      532     95,543,138     14.07     7.637       640       179,592    82.46       37.19      12.86
                            -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:                      3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
                            =====   ============    ======     =====       ===      ========    =====       =====      =====

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

DOCUMENTATION

                            NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                              OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                           MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
DOCUMENTATION               LOANS     OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-------------              --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Full Documentation           1,404   $233,264,231     34.36%    7.346%      617      $166,143    81.79%     100.00%     13.45%
Streamlined Documentation    1,226    225,159,241     33.16     7.715       666       183,654    82.21        0.00      13.43
Stated Income                  407     96,969,674     14.28     7.384       617       238,255    73.96        0.00       0.00
Limited Documentation          512     95,781,561     14.11     7.238       623       187,073    82.32        0.00      15.63
Lite Documentation             130     27,075,935      3.99     7.412       631       208,276    83.19        0.00      17.14
Full/Alt Documentation           3        656,273      0.10     6.962       704       218,758    84.33      100.00      42.06
                             -----   ------------    ------     -----       ---      --------    -----      ------      -----
TOTAL:                       3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
                             =====   ============    ======     =====       ===      ========    =====      ======      =====

OCCUPANCY

              NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
             MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
OCCUPANCY     LOANS     OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
---------    --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Primary        3,525   $652,052,855     96.04%    7.452%      633      $184,980    80.78%      34.46%     12.10%
Second Home      108     16,948,684      2.50     7.614       693       156,932    84.41       23.32      15.34
Investment        49      9,905,376      1.46     7.749       677       202,151    85.37       53.26       0.00
               -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:         3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
               =====   ============    ======     =====       ===      ========    =====       =====      =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                     NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                       OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
MORTGAGE LOANS AGE  MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
(MONTHS)             LOANS     OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
------------------  --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
0                         2       $218,405      0.03%    8.224%      628      $109,203    82.37%       0.00%      0.00%
1                     2,548    476,014,242     70.11     7.489       636       186,819    81.02       34.85      11.84
2                       911    161,698,303     23.82     7.456       631       177,495    80.35       34.57      11.43
3                       173     31,843,747      4.69     7.171       645       184,068    82.58       29.04      16.91
4                        43      8,144,118      1.20     7.064       628       189,398    81.42       31.83      15.56
5                         3        559,597      0.08     7.002       646       186,532    81.29       22.35       0.00
6                         2        428,504      0.06     6.717       653       214,252    82.02       40.46       0.00
                      -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:                3,682   $678,906,915    100.00%    7.460%      635      $184,385    80.94%      34.46%     12.00%
                      =====   ============    ======     =====       ===      ========    =====       =====      =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 month.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                       NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                         OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
ORIGINAL PREPAYMENT   MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
PENALTY TERM           LOANS      OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING      LTV         DOC          IO
-------------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
None                    1,440    $252,455,039      37.19%     7.578%       634       $175,316     81.29%       35.85%       8.76%
12 Months                 113      22,247,946       3.28      7.671        641        196,884     80.29        31.08        8.14
24 Months               1,870     354,501,673      52.22      7.411        633        189,573     81.26        32.27       13.24
36 Months                 259      49,702,257       7.32      7.119        650        191,901     77.16        44.46       21.39
                        -----    ------------     ------      ------       ---       --------     -----        -----       -----
TOTAL:                  3,682    $678,906,915     100.00%     7.460%       635       $184,385     80.94%       34.46%      12.00%
                        =====    ============     ======      =====        ===       ========     =====        =====       =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 25 months.

CREDIT SCORES

                          NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                            OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
RANGE OF CREDIT SCORES     LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING      LTV         DOC          IO
----------------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
500                           4     $    838,597       0.12%     8.256%       500       $209,649     81.82%      100.00%       0.00%
501 to 525                  101       21,744,603       3.20      8.145        516        215,293     74.25        59.32        0.00
526 to 550                  143       29,747,123       4.38      7.843        537        208,022     75.63        55.28        0.00
551 to 575                  228       47,251,998       6.96      7.681        563        207,246     80.55        57.01        0.00
576 to 600                  419       71,401,483      10.52      7.544        589        170,409     80.73        58.94        0.00
601 to 625                  719      125,268,708      18.45      7.561        613        174,226     81.28        29.72        0.00
626 to 650                  710      129,316,677      19.05      7.326        638        182,136     80.99        30.28       13.30
651 to 675                  576      105,531,646      15.54      7.381        662        183,215     82.09        20.09       17.64
676 to 700                  316       60,110,694       8.85      7.291        687        190,224     82.05        22.20       23.70
701 to 725                  234       42,477,121       6.26      7.309        711        181,526     82.44        25.20       34.93
726 to 750                  124       24,456,650       3.60      7.285        736        197,231     82.40        28.56       34.42
751 to 775                   54       10,607,055       1.56      7.030        761        196,427     80.79        22.38       47.50
776 to 800                   51        9,528,701       1.40      6.973        786        186,837     80.99        36.50       32.96
801 to 813                    3          625,858       0.09      7.454        806        208,619     84.88        38.03        0.00
                          -----     ------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:                    3,682     $678,906,915     100.00%     7.460%       635       $184,385     80.94%       34.46%      12.00%
                          =====     ============     ======      =====        ===       ========     =====        =====       =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 813 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 635.

CREDIT GRADE

                NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                  OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
               MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
CREDIT GRADE     LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING      LTV         DOC          IO
------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
AA               1,748    $320,341,946      47.18%     7.335%       679       $183,262     82.01%       24.43%      22.66%
A                1,055     190,888,095      28.12      7.458        621        180,937     81.23        31.29        4.68
A-                 389      64,899,889       9.56      7.523        593        166,838     80.42        59.28        0.00

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

B+                 239      49,316,725       7.26      7.679        564        206,346     79.63        55.97        0.00
B                  180      37,438,389       5.51      7.797        536        207,991     75.01        55.82        0.00
C                   71      16,021,871       2.36      8.283        527        225,660     76.05        55.88        0.00
                 -----    ------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:           3,682    $678,906,915     100.00%     7.460%       635       $184,385     80.94%       34.46%      12.00%
                 =====    ============     ======      =====        ===       ========     =====        =====       =====

GROSS MARGINS

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                          NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                            OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
RANGE OF GROSS MARGINS     LOANS     OUTSTANDING      POOL       COUPON     SCORE     OUTSTANDING      LTV         DOC          IO
----------------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
2.501% to 3.000%               2    $    271,885       0.05%     8.093%       551       $135,942     80.00%      100.00%       0.00%
3.001% to 3.500%             117      23,014,471       3.83      7.510        626        196,705     82.78        45.36        9.64
3.501% to 4.000%              61      11,185,320       1.86      7.320        642        183,366     81.30        41.51       11.75
4.501% to 5.000%               9       1,863,020       0.31      5.618        670        207,002     80.99        15.85        0.00
5.001% to 5.500%             246      59,472,838       9.90      6.832        630        241,760     76.84        53.24       13.51
5.501% to 6.000%             383      94,789,711      15.78      6.789        632        247,493     78.06        40.11       21.51
6.001% to 6.500%             714     166,590,998      27.73      7.142        638        233,321     79.44        30.36       13.56
6.501% to 7.000%             543     128,319,956      21.36      7.357        636        236,317     80.84        27.72       12.79
7.001% to 7.500%             366      79,269,433      13.19      7.707        629        216,583     81.78        29.64        9.60
7.501% to 8.000%             167      36,016,463       5.99      7.966        624        215,667     83.52        24.41        8.12
                           -----    ------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:                     2,608    $600,794,094     100.00%     7.238%       633       $230,366     79.99%       33.92%      13.57%
                           =====    ============     ======      =====        ===       ========     =====        =====       =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 3.000% per annum to 7.990% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.296% per annum.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                      NUMBER     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF       PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF MAXIMUM     MORTGAGE     BALANCE       MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
MORTGAGE RATES        LOANS     OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
11.500% or less            1    $    243,077       0.04%      6.725%      634       $243,077     77.30%        0.00%       0.00%
11.501% to 12.000%         7       1,908,865       0.32       5.422       658        272,695     76.44        28.63       28.55
12.001% to 12.500%        86      21,459,336       3.57       5.905       659        249,527     77.78        60.61       25.39
12.501% to 13.000%       328      84,417,496      14.05       6.338       656        257,370     79.43        40.68       28.69
13.001% to 13.500%       680     163,055,204      27.14       6.816       644        239,787     79.14        35.64       18.48
13.501% to 14.000%       548     127,764,914      21.27       7.311       634        233,148     79.68        28.20        9.96
14.001% to 14.500%       564     125,483,192      20.89       7.764       623        222,488     80.59        27.80        4.78
14.501% to 15.000%       202      41,486,439       6.91       8.275       608        205,378     81.48        29.98        5.17
15.001% to 15.500%       143      27,371,554       4.56       8.785       584        191,409     83.14        40.67        1.06
15.501% to 16.000%        32       5,462,746       0.91       9.264       588        170,711     88.48        36.42        0.00
16.001% to 16.500%        15       1,903,370       0.32       9.658       533        126,891     83.74        64.06        0.00
16.501% to 17.000%         1          63,723       0.01      10.125       523         63,723     85.00       100.00        0.00
17.001% to 17.500%         1         174,178       0.03      10.990       504        174,178     80.00         0.00        0.00
                       -----    ------------     ------      ------       ---       --------     -----       ------       -----
TOTAL:                 2,608    $600,794,094     100.00%      7.238%      633       $230,366     79.99%       33.92%      13.57%
                       =====    ============     ======      ======       ===       ========     =====       ======       =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 9.725% per annum to 17.490% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.735% per annum.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP I COLLATERAL SUMMARY

NEXT ADJUSTMENT DATE

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                   NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                     OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
NEXT RATE         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
ADJUSTMENT DATE     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
May 2006                3    $    822,789       0.14%     7.571%      622       $274,263      75.34%        0.00%       0.00%
June 2006               2         202,709       0.03      8.507       623        101,355      85.46         0.00        0.00
July 2007               1         255,123       0.04      6.525       670        255,123      80.00         0.00        0.00
August 2007             3         483,481       0.08      7.011       637        161,160      79.96        25.87        0.00
September 2007         30       6,560,696       1.09      7.047       615        218,690      82.55        37.25       13.83
October 2007          121      27,519,261       4.58      7.038       641        227,432      81.44        29.51       19.03
November 2007         563     123,612,783      20.57      7.271       628        219,561      79.79        35.12       12.46
December 2007       1,606     373,879,161      62.23      7.307       631        232,801      80.20        33.19       10.64
January 2008            1         183,920       0.03      7.750       628        183,920      80.00         0.00        0.00
October 2008            3       1,073,333       0.18      6.209       672        357,778      80.00         0.00        0.00
November 2008          36       7,624,915       1.27      7.046       627        211,803      79.67        25.15       16.14
December 2008          84      20,852,463       3.47      7.080       634        248,244      77.40        25.10        9.26
September 2010          1         360,000       0.06      6.875       639        360,000      78.77         0.00      100.00
October 2010            1         494,539       0.08      6.100       681        494,539      80.00         0.00        0.00
November 2010          17       3,876,706       0.65      6.818       652        228,042      78.39        30.21       18.47
December 2010          27       6,834,530       1.14      6.960       660        253,131      81.66        37.44       23.68
October 2015            2         293,227       0.05      6.760       656        146,613      80.00         0.00       50.75
November 2015          11       2,740,359       0.46      6.539       686        249,124      79.17        33.32       41.54
December 2015          96      23,124,097       3.85      6.763       681        240,876      77.47        59.52       56.34
                    -----    ------------     ------      -----       ---       --------      -----        -----      ------
TOTAL:              2,608    $600,794,094     100.00%     7.238%      633       $230,366      79.99%       33.92%      13.57%
                    =====    ============     ======      =====       ===       ========      =====        =====      ======

                        FREE WRITING PROSPECTUS FOR
                        MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)    GROUP II COLLATERAL SUMMARY

Aggregate Outstanding Principal Balance   $587,231,734
Aggregate Original Principal Balance      $587,596,410
Number of Mortgage Loans                         2,756

                                MINIMUM    MAXIMUM   AVERAGE (1)
                                -------   --------   -----------
Original Principal Balance      $12,750   $933,000     $213,206
Outstanding Principal Balance   $12,744   $932,629     $213,074

                                MINIMUM   MAXIMUM   WEIGHTED AVERAGE (2)
                                -------   -------   --------------------
Original Term (mos)                120       360              332
Stated remaining Term (mos)        118       360              330
Loan Age (mos)                       0         7                1
Current Interest Rate            4.875%   13.750%           7.728%
Initial Interest Rate Cap(4)     1.000%    5.000%           3.115%
Periodic Rate Cap(4)             0.500%    1.500%           1.000%
Gross Margin(4)                  2.500%    9.125%           6.518%
Maximum Mortgage Rate(4)        11.375%   17.475%          13.689%
Minimum Mortgage Rate(4)         2.500%   10.975%           7.185%
Months to Roll(4)                    3       119               30
Original Loan-to-Value           21.14%   100.00%           83.99%
Credit Score (3)                   500       809              643

                            EARLIEST      LATEST
                           ----------   ----------
Maturity Date              11/01/2015   01/01/2036

                             PERCENT OF
LIEN POSITION              MORTGAGE POOL
-------------              -------------
1st Lien                       84.46%
2nd Lien                       15.54%

                             PERCENT OF
OCCUPANCY                  MORTGAGE POOL
---------                  -------------
Primary                        96.80%
Second Home                     2.12%
Investment                      1.07%

                             PERCENT OF
LOAN TYPE                  MORTGAGE POOL
---------                  -------------
Fixed Rate                     19.88%
ARM                            80.12%

                             PERCENT OF
AMORTIZATION TYPE          MORTGAGE POOL
-----------------          -------------
Fully Amortizing               24.95%
Interest Only                  23.11%
Balloon                        51.93%

                             PERCENT OF
YEAR OF ORIGINATION        MORTGAGE POOL
-------------------        -------------
2005                          100.00%

                             PERCENT OF
LOAN PURPOSE               MORTGAGE POOL
------------               -------------
Purchase                       48.71%
Refinance - Rate/Term           2.56%
Refinance - Cashout            48.72%

                             PERCENT OF
PROPERTY TYPE              MORTGAGE POOL
-------------              -------------
Single Family                  72.66%
Condominium                     7.44%
Two- to Four-Family             6.73%
Planned Unit Development       13.16%

----------
(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

                        FREE WRITING PROSPECTUS FOR
                        MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)    GROUP II COLLATERAL SUMMARY

MORTGAGE RATES

                      NUMBER     AGGREGATE                             WEIGHTED     AVERAGE     WEIGHTED    PERCENT
                        OF       PRINCIPAL     PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF             MORTGAGE     BALANCE       MORTGAGE    AVERAGE     CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
MORTGAGE RATES        LOANS     OUTSTANDING       POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
--------------       --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
5.500% or less             4    $  1,975,738       0.34%      5.148%      677       $493,934      80.00%      44.12%     100.00%
5.501% to 6.000%          59      23,131,567       3.94       5.902       671        392,060      80.04       49.03       50.60
6.001% to 6.500%         229      88,279,500      15.03       6.334       656        385,500      79.21       37.13       46.45
6.501% to 7.000%         380     130,752,036      22.27       6.803       650        344,084      80.40       30.13       33.24
7.001% to 7.500%         325     103,841,920      17.68       7.283       642        319,514      81.30       25.75       21.34
7.501% to 8.000%         275      78,024,938      13.29       7.817       626        283,727      82.68       26.60       15.69
8.001% to 8.500%         165      35,621,339       6.07       8.297       621        215,887      83.43       31.21        3.83
8.501% to 9.000%         203      32,801,294       5.59       8.784       613        161,583      86.94       36.79        5.50
9.001% to 9.500%          99      11,705,446       1.99       9.322       625        118,237      92.06       50.78        0.00
9.501% to 10.000%        173      15,418,915       2.63       9.916       671         89,127      98.05       23.15        0.00
10.001% to 10.500%       178      14,816,933       2.52      10.374       661         83,241      98.00       27.24        0.00
10.501% to 11.000%       264      21,313,887       3.63      10.902       641         80,734      99.36       21.43        0.00
11.001% to 11.500%       214      16,940,283       2.88      11.301       644         79,160      99.49       17.96        0.00
11.501% to 12.000%       115       7,607,717       1.30      11.861       633         66,154      98.95       17.98        0.00
12.001% to 12.500%        37       2,682,582       0.46      12.384       632         72,502      98.81        5.67        0.00
12.501% to 13.000%        34       2,264,499       0.39      12.797       619         66,603      98.71        5.80        0.00
13.001% to 13.500%         1          32,993       0.01      13.375       611         32,993      95.00        0.00        0.00
13.501% to 14.000%         1          20,148       0.00      13.750       618         20,148     100.00        0.00        0.00
                       -----    ------------     ------      ------       ---       --------     ------       -----      ------
TOTAL:                 2,756    $587,231,734     100.00%      7.728%      643       $213,074      83.99%      30.29%      23.11%
                       =====    ============     ======      ======       ===       ========     ======       =====      ======

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 4.875% per annum to 13.750% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.728% per annum.

REMAINING MONTHS TO STATED MATURITY

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF REMAINING   MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
TERMS (MONTHS)         LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
109 to 120                 1    $     62,032       0.01%      7.950%      634       $ 62,032     70.00%      100.00%       0.00%
169 to 180             1,161      91,594,267      15.60      10.608       661         78,893     99.22        22.77        0.00
229 to 240                 7         358,881       0.06      10.023       665         51,269     83.86        60.02        0.00
289 to 300                 1         170,644       0.03       8.500       655        170,644     95.00         0.00        0.00
349 to 360             1,586     495,045,910      84.30       7.193       640        312,135     81.17        31.66       27.42
                       -----    ------------     ------      ------       ---       --------     -----       ------       -----
TOTAL:                 2,756    $587,231,734     100.00%      7.728%      643       $213,074     83.99%       30.29%      23.11%
                       =====    ============     ======      ======       ===       ========     =====       ======       =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 118 months to 360 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 330 months.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                             NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                               OF       PRINCIPAL   PERCENT OF  WEIGHTED  AVERAGE    PRINCIPAL   AVERAGE     FULL OR
RANGE OF ORIGINAL MORTGAGE  MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
LOAN PRINCIPAL BALANCES      LOANS    OUTSTANDING      POOL      COUPON    SCORE    OUTSTANDING     LTV        DOC         IO
--------------------------  --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
$50,000 or less                 318   $ 10,910,531      1.86%    10.566%     638      $ 34,310    95.49%      42.84%      0.00%
$50,001 to $100,000             749     57,574,275      9.80     10.022      648        76,868    94.14       29.80       2.05
$100,001 to $150,000            480     58,260,880      9.92      9.216      639       121,377    91.04       36.04       8.20
$150,001 to $200,000            204     35,458,089      6.04      7.941      620       173,814    82.22       49.47      19.85
$200,001 to $250,000            137     30,769,852      5.24      7.390      625       224,597    79.55       46.83      33.40
$250,001 to $300,000            128     35,249,465      6.00      7.315      632       275,386    81.39       39.11      31.68
$300,001 to $350,000             91     29,707,849      5.06      7.206      635       326,460    82.07       26.50      31.98
$350,001 to $400,000             72     26,971,026      4.59      7.055      650       374,598    82.08       33.05      50.29
$400,001 to $450,000            168     72,135,903     12.28      7.118      646       429,380    81.36       23.64      29.63
$450,001 to $500,000            150     71,198,208     12.12      7.106      643       474,655    81.71       20.62      26.66
$500,001 to $550,000             73     38,250,594      6.51      7.059      649       523,981    80.14       24.66      31.55
$550,001 to $600,000             76     43,768,472      7.45      7.001      649       575,901    82.62       22.46      30.07
$600,001 to $650,000             29     18,088,279      3.08      6.943      658       623,734    81.54       45.03      30.85
$650,001 to $700,000             35     23,715,493      4.04      6.961      656       677,586    81.04       17.16      14.02
$700,001 to $750,000             26     18,766,977      3.20      7.116      657       721,807    82.67       26.86      11.66
$750,001 to $800,000             10      7,826,269      1.33      7.312      644       782,627    85.79        9.77      19.75
$800,001 to $850,000              7      5,857,772      1.00      6.999      658       836,825    79.04       28.50       0.00
$850,001 to $900,000              1        886,570      0.15      6.990      663       886,570    75.00        0.00       0.00
$900,001 to $950,000              2      1,835,229      0.31      7.071      640       917,614    84.93      100.00       0.00
                              -----   ------------    ------      -----      ---      --------    -----      ------      -----
TOTAL:                        2,756   $587,231,734    100.00%     7.728%     643      $213,074    83.99%      30.29%     23.11%
                              =====   ============    ======      =====      ===      ========    =====      ======      =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,744 to approximately $932,629 and the average outstanding principal balance of the Mortgage Loans was approximately $213,074.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

PRODUCT TYPES

                                NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                                  OF       PRINCIPAL   PERCENT OF  WEIGHTED  AVERAGE    PRINCIPAL   AVERAGE     FULL OR
                               MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
PRODUCT TYPES                   LOANS    OUTSTANDING      POOL      COUPON    SCORE    OUTSTANDING     LTV        DOC         IO
-------------                  --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
10 Year Fixed Loans                  1   $     62,032      0.01%     7.950%     634      $ 62,032    70.00%     100.00%      0.00%
15 Year Fixed Loans                 20      1,204,873      0.21      8.927      658        60,244    83.69       35.98       0.00
20 Year Fixed Loans                  7        358,881      0.06     10.023      665        51,269    83.86       60.02       0.00
25 Year Fixed Loans                  1        170,644      0.03      8.500      655       170,644    95.00        0.00       0.00
30 Year Fixed Loans                 85     18,852,325      3.21      7.166      637       221,792    75.63       53.03       0.00
15/30 Balloon Loans              1,141     90,389,395     15.39     10.630      661        79,219    99.43       22.59       0.00
30/35 Balloon Loans                  1        458,449      0.08      8.375      580       458,449    85.00        0.00       0.00
30/40 Balloon Loans                 15      5,268,524      0.90      7.528      633       351,235    84.39       28.91       0.00
6 Month LIBOR Loans                  1        119,668      0.02      6.425      763       119,668    80.00      100.00       0.00
2/28 LIBOR Loans                   780    209,979,717     35.76      7.236      643       269,205    81.49       35.18      48.62
3/27 LIBOR Loans                    48     14,686,291      2.50      7.018      637       305,964    82.70       43.29      51.86
5/25 LIBOR Loans                    23      7,190,210      1.22      6.710      679       312,618    79.27       31.86      47.22
10/20 LIBOR Loans                   82     29,635,843      5.05      6.601      690       361,413    80.30       37.69      76.32
2/28 LIBOR Loans (40 Year Am)      522    200,716,482     34.18      7.257      628       384,514    81.43       24.22       0.00
3/27 LIBOR Loans (40 Year Am)       16      4,962,428      0.85      7.234      624       310,152    79.85       25.66       0.00
5/25 LIBOR Loans (40 Year Am)       13      3,175,973      0.54      7.081      624       244,306    78.60       48.37       0.00
                                 -----   ------------    ------      -----      ---      --------    -----       -----      -----
TOTAL:                           2,756   $587,231,734    100.00%     7.728%     643      $213,074    83.99%      30.29%     23.11%
                                 =====   ============    ======      =====      ===      ========    =====       =====      =====

ADJUSTMENT TYPE

                                NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                                  OF       PRINCIPAL   PERCENT OF  WEIGHTED  AVERAGE    PRINCIPAL   AVERAGE     FULL OR
                               MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
ADJUSTMENT TYPE                 LOANS    OUTSTANDING      POOL      COUPON    SCORE    OUTSTANDING    LTV         DOC        IO
---------------                --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
ARM                              1,485   $470,466,613     80.12%    7.189%      640      $316,813    81.36%      30.87%     28.85%
Fixed Rate                       1,271    116,765,121     19.88     9.898       655        91,869    94.62       27.96       0.00
                                 -----   ------------    ------     ------      ---      --------    -----       -----      -----
TOTAL:                           2,756   $587,231,734    100.00%    7.728%      643      $213,074    83.99%      30.29%     23.11%
                                 =====   ============    ======     ======      ===      ========    =====       =====      =====

AMORTIZATION TYPE

                                NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                                  OF       PRINCIPAL   PERCENT OF  WEIGHTED  AVERAGE    PRINCIPAL   AVERAGE     FULL OR
                               MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
AMORTIZATION TYPE               LOANS    OUTSTANDING      POOL      COUPON    SCORE    OUTSTANDING    LTV         DOC        IO
-----------------              --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Fully Amortizing                   650   $146,537,671     24.95%    7.518%      632      $225,443    80.61%      35.51%      0.00%
Balloon                          1,708    304,971,251     51.93     8.261       638       178,555    86.77       24.05       0.00
60 Month Interest-Only             320    104,822,918     17.85     6.796       658       327,572    81.45       38.94     100.00
120 Month Interest-Only             78     30,899,894      5.26     6.622       695       396,152    81.30       37.72     100.00
                                 -----   ------------    ------     ------      ---      --------    -----       -----      -----
TOTAL:                           2,756   $587,231,734    100.00%    7.728%      643      $213,074    83.99%      30.29%     23.11%
                                 =====   ============    ======     ======      ===      ========    =====       =====      =====

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                          OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
GEOGRAPHIC             MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
DISTRIBUTION            LOANS      OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------           --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
Alabama                      1    $    184,937       0.03%      6.300%      687       $184,937      94.90%     100.00%       0.00%
Arizona                     61       9,838,529       1.68       8.206       631        161,287      83.11       42.27        9.21
Arkansas                     7         509,118       0.09       8.593       649         72,731      94.26       49.27        0.00
California                1019     285,498,177      48.62       7.570       650        280,175      83.56       25.63       30.58
Colorado                    18       3,463,671       0.59       8.116       610        192,426      84.40       44.21       24.81
Connecticut                 35       6,498,907       1.11       8.175       644        185,683      86.23       30.68        6.80
Delaware                     6         715,259       0.12       8.174       572        119,210      83.85      100.00        0.00
District of Columbia        19       5,457,390       0.93       7.783       634        287,231      82.26       20.50        0.00
Florida                    157      28,305,773       4.82       7.742       635        180,292      82.74       31.72       23.04
Georgia                     27       3,139,406       0.53       8.478       618        116,274      86.19       51.54       19.22
Idaho                       15       1,326,628       0.23       8.400       613         88,442      88.71       50.70       22.79
Illinois                    72      10,832,106       1.84       7.957       640        150,446      83.64       29.01       18.40
Indiana                      8         942,843       0.16       7.575       608        117,855      83.56       51.73        0.00
Iowa                         3         368,339       0.06       7.840       588        122,780      92.29        0.00        0.00
Kansas                       6         438,386       0.07       8.407       561         73,064      78.83       78.34        0.00
Kentucky                     3         373,825       0.06       8.427       617        124,608      84.58        0.00        0.00
Louisiana                    4         271,309       0.05       8.184       579         67,827      84.58      100.00       39.51
Maine                       13       1,159,430       0.20       7.759       606         89,187      80.68       73.90        0.00
Maryland                   126      26,867,603       4.58       7.789       628        213,235      83.40       39.73       22.88
Massachusetts              126      24,467,870       4.17       7.773       654        194,189      85.83       39.17       14.36
Michigan                    28       2,490,171       0.42       9.322       599         88,935      89.34       35.31        0.00
Minnesota                   11       1,202,405       0.20       8.812       603        109,310      90.44       53.41        0.00
Mississippi                  3         179,862       0.03      10.341       640         59,954     100.00      100.00        0.00
Missouri                    10         853,883       0.15       7.893       635         85,388      82.99       49.90       13.68
Montana                      5         292,079       0.05       7.890       667         58,416      80.19       56.96        0.00
Nebraska                     5         349,948       0.06       7.939       611         69,990      79.88       50.00       70.64
Nevada                      47       8,853,913       1.51       7.843       639        188,381      84.90       35.14       24.54
New Hampshire                8       1,108,145       0.19       7.431       677        138,518      80.03        9.60       32.33
New Jersey                 222      48,881,607       8.32       7.678       640        220,187      84.23       28.79        7.92
New Mexico                   5         609,861       0.10       7.924       620        121,972      87.87       40.51       87.23
New York                   165      38,367,948       6.53       7.926       643        232,533      85.75       24.97       20.32
North Carolina              12       1,493,370       0.25       8.578       625        124,448      83.37       22.37        0.00
Ohio                        27       1,911,463       0.33       7.990       621         70,795      90.25       50.96       18.65
Oklahoma                    23       1,738,746       0.30       8.432       608         75,598      84.45       58.61        0.00
Oregon                      16       2,703,184       0.46       8.012       618        168,949      84.58       37.48        5.79
Pennsylvania                55       5,328,487       0.91       8.401       627         96,882      84.92       46.67       13.76
Rhode Island                14       2,534,956       0.43       7.404       616        181,068      81.31       28.52       45.86
South Carolina              14       1,557,560       0.27       8.375       642        111,254      88.05       55.57       51.56
South Dakota                 2         132,063       0.02       8.072       595         66,031      83.81       80.94        0.00
Tennessee                   44       3,614,952       0.62       7.902       631         82,158      85.42       58.39       13.01
Texas                       81      12,723,105       2.17       7.125       638        157,075      81.58       61.12       12.26
Utah                         7         554,708       0.09       9.357       576         79,244      93.21      100.00        0.00
Vermont                      3         270,444       0.05       7.369       608         90,148      83.02       82.02        0.00
Virginia                    94      18,495,881       3.15       8.330       648        196,765      85.76       12.01       10.41
Washington                 111      18,600,559       3.17       7.703       630        167,573      82.95       37.28       24.85
West Virginia                4         265,689       0.05       9.586       608         66,422      84.60       41.38        0.00
Wisconsin                   14       1,457,241       0.25       8.626       578        104,089      84.69       74.61        8.62
                         -----    ------------     ------      ------       ---       --------     ------      ------       -----
TOTAL:                   2,756    $587,231,734     100.00%      7.728%      643       $213,074      83.99%      30.29%      23.11%
                         =====    ============     ======      ======       ===       ========     ======      ======       =====

No more than approximately 0.60% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                        NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                          OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF ORIGINAL      MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
LOAN-TO-VALUE RATIOS     LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
--------------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
50.00% or less              36    $  4,254,885       0.72%      7.690%      591       $118,191     39.30%       44.10%      10.69%
50.01% to 55.00%            16       3,013,374       0.51       6.900       631        188,336     52.80        21.55       23.76
55.01% to 60.00%            18       3,154,399       0.54       7.263       598        175,244     57.62        36.77       20.70
60.01% to 65.00%            37      10,034,889       1.71       6.986       614        271,213     62.94        32.96        8.51
65.01% to 70.00%            61      15,705,598       2.67       7.127       594        257,469     68.79        29.92       17.31
70.01% to 75.00%            79      26,066,144       4.44       7.151       610        329,951     74.15        36.09       18.01
75.01% to 80.00%           846     282,000,332      48.02       7.041       655        333,334     79.86        25.96       31.81
80.01% to 85.00%           140      43,201,155       7.36       7.181       620        308,580     84.22        41.37       24.55
85.01% to 90.00%           229      67,394,526      11.48       7.534       628        294,299     89.45        36.28       25.94
90.01% to 95.00%           242      47,674,031       8.12       8.249       627        197,000     94.66        44.18       16.46
95.01% to 100.00%        1,052      84,732,401      14.43      10.578       662         80,544     99.95        23.83        0.00
                         -----    ------------     ------      ------       ---       --------     -----        -----       -----
TOTAL:                   2,756    $587,231,734     100.00%      7.728%      643       $213,074     83.99%       30.29%      23.11%
                         =====    ============     ======      ======       ===       ========     =====        =====       =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 21.14% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 15.54% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.42%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.67%.

LOAN PURPOSE

                         NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                           OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                        MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
LOAN PURPOSE              LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
------------            --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
Refinance - Cashout       1,156    $286,127,243      48.72%     7.499%       626       $247,515     82.49%       36.10%      24.82%
Purchase                  1,528     286,059,821      48.71      7.970        659        187,212     85.67        23.99       21.27
Refinance - Rate Term        72      15,044,670       2.56      7.479        648        208,954     80.52        39.68       25.74
                          -----    ------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:                    2,756    $587,231,734     100.00%     7.728%       643       $213,074     83.99%       30.29%      23.11%
                          =====    ============     ======      =====        ===       ========     =====        =====       =====

PROPERTY TYPE

                         NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                           OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
                        MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
PROPERTY TYPE             LOANS     OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
-------------           --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
Single Family             1,999    $426,694,863      72.66%     7.698%       641       $213,454     83.62%       30.23%      23.87%
Condominium                 243      43,700,017       7.44      7.905        651        179,835     85.37        29.61       25.26
Two- to Four-Family         180      39,529,101       6.73      7.944        654        219,606     86.11        21.10       12.05
Planned Unit
   Development              334      77,307,753      13.16      7.678        644        231,460     84.16        35.68       23.37
                          -----    ------------     ------      -----        ---       --------     -----        -----       -----
TOTAL:                    2,756    $587,231,734     100.00%     7.728%       643       $213,074     83.99%       30.29%      23.11%
                          =====    ============     ======      =====        ===       ========     =====        =====       =====

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

DOCUMENTATION

                             NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                               OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                            MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
DOCUMENTATION                 LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-------------               --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Full Documentation              934   $175,121,831     29.82%    7.514%      623      $187,497    83.95%     100.00%     29.96%
Streamlined Documentation       932    168,864,865     28.76     8.448       672       181,185    86.40        0.00      12.34
Limited Documentation           468    115,043,554     19.59     7.349       639       245,820    84.87        0.00      33.30
Stated Income                   294     95,296,951     16.23     7.307       638       324,139    78.63        0.00      19.80
Lite Documentation              120     30,154,070      5.13     7.657       632       251,284    84.03        0.00      17.35
Full/Alt Documentation            8      2,750,463      0.47     8.263       593       343,808    87.59      100.00       0.00
                              -----   ------------    ------     -----       ---      --------    -----      ------      -----
TOTAL:                        2,756   $587,231,734    100.00%    7.728%      643      $213,074    83.99%      30.29%     23.11%
                              =====   ============    ======     =====       ===      ========    =====      ======      =====

OCCUPANCY

               NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                 OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
              MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
OCCUPANCY       LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
---------     --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
Primary         2,660   $568,462,209     96.80%    7.722%      642      $213,708    83.94%      30.29%     23.54%
Second Home        57     12,462,638      2.12     7.853       674       218,643    85.67       23.82      14.54
Investment         39      6,306,886      1.07     8.006       686       161,715    85.46       43.12       1.64
                -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:          2,756   $587,231,734    100.00%    7.728%      643      $213,074    83.99%      30.29%     23.11%
                =====   ============    ======     =====       ===      ========    =====       =====      =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                      NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                        OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
MORTGAGE LOANS AGE   MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
(MONTHS)               LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
------------------   --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
0                          1   $    584,000      0.10%     7.990%     572      $584,000    80.00%        0.00%      0.00%
1                      1,817    393,059,373     66.93      7.741      644       216,323    83.86        30.99      24.29
2                        720    152,890,458     26.04      7.696      643       212,348    83.96        27.10      20.65
3                        169     29,087,886      4.95      7.910      630       172,118    85.64        30.05      21.07
4                         42     10,360,060      1.76      7.238      631       246,668    86.17        46.55      22.02
5                          3        177,753      0.03      8.776      634        59,251    84.62        29.70       0.00
6                          3        795,955      0.14      7.086      600       265,318    72.08        91.98       0.00
7                          1        276,250      0.05      5.990      580       276,250    85.00       100.00     100.00
                       -----   ------------    ------      -----      ---      --------    -----        -----      -----
TOTAL:                 2,756   $587,231,734    100.00%     7.728%     643      $213,074    83.99%       30.29%     23.11%
                       =====   ============    ======      =====      ===      ========    =====        =====      =====

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 month.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                       NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                         OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
ORIGINAL PREPAYMENT   MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
PENALTY TERM            LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
-------------------   --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
None                    1,162   $222,943,144     37.97%    8.053%      643      $191,862    85.16%      29.85%     16.57%
12 Months                 101     31,431,933      5.35     7.534       653       311,207    83.52       30.54      19.36
24 Months               1,314    287,805,162     49.01     7.616       637       219,030    83.88       30.42      24.58
36 Months                 179     45,051,495      7.67     6.964       669       251,684    79.26       31.41      48.74
                        -----   ------------    ------     -----       ---      --------    -----       -----      -----
TOTAL:                  2,756   $587,231,734    100.00%    7.728%      643      $213,074    83.99%      30.29%     23.11%
                        =====   ============    ======     =====       ===      ========    =====       =====      =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 24 months.

CREDIT SCORES

                          NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                            OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
                         MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
RANGE OF CREDIT SCORES     LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
----------------------   --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
500                            2   $    179,834      0.03%     9.175%     500      $ 89,917    40.20%      22.18%      0.00%
501 to 525                    53      9,802,287      1.67      8.489      516       184,949    75.97       61.55       0.00
526 to 550                    83     16,149,003      2.75      8.215      537       194,566    77.44       56.33       0.00
551 to 575                   139     31,744,925      5.41      7.799      563       228,381    79.90       47.56       0.00
576 to 600                   302     62,575,693     10.66      7.690      589       207,204    82.86       54.81      17.29
601 to 625                   588    125,200,732     21.32      7.721      613       212,926    84.33       34.15      26.16
626 to 650                   507    104,852,173     17.86      7.837      638       206,809    85.23       27.44      16.01
651 to 675                   403     83,696,283     14.25      7.842      663       207,683    85.90       14.51      21.47
676 to 700                   279     59,988,067     10.22      7.601      687       215,011    84.25       17.61      32.12
701 to 725                   170     37,613,785      6.41      7.424      713       221,258    84.96       18.75      42.86
726 to 750                   125     31,481,689      5.36      7.349      737       251,854    84.25       23.91      40.45
751 to 775                    59     11,441,725      1.95      7.693      763       193,928    84.40        9.65      37.47
776 to 800                    42     11,417,823      1.94      7.375      787       271,853    83.49       29.32      40.98
801 to 809                     4      1,087,715      0.19      7.310      804       271,929    87.04        4.30      28.91
                           -----   ------------    ------      -----      ---      --------    -----       -----      -----
TOTAL:                     2,756   $587,231,734    100.00%     7.728%     643      $213,074    83.99%      30.29%     23.11%
                           =====   ============    ======      =====      ===      ========    =====       =====      =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 809 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 643.

CREDIT GRADE

                NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED    PERCENT
                  OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE    FULL OR
               MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  ALTERNATIVE  PERCENT
CREDIT GRADE     LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV        DOC         IO
------------   --------  ------------  ----------  --------  --------  -----------  --------  -----------  -------
AA               1,363   $295,434,911     50.31%     7.661%     683      $216,753    84.91%      21.05%     30.47%
A                  840    175,888,304     29.95      7.770      622       209,391    84.68       30.82      20.23
A-                 268     53,825,086      9.17      7.634      593       200,840    82.90       55.10      18.80
B+                 139     33,130,068      5.64      7.796      566       238,346    81.03       43.83       0.00
B                  116     24,381,246      4.15      8.205      543       210,183    75.82       60.16       0.00
C                   30      4,572,119      0.78      8.444      520       152,404    76.10       57.96       0.00
                 -----   ------------    ------      -----      ---      --------    -----       -----      -----
TOTAL:           2,756   $587,231,734    100.00%     7.728%     643      $213,074    83.99%      30.29%     23.11%
                 =====   ============    ======      =====      ===      ========    =====       =====      =====

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                    NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                      OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF           MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
GROSS MARGINS       LOANS      OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
-------------      --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
2.001% to 2.500%         1    $    351,000       0.07%     7.050%       609       $351,000     87.75%      100.00%     100.00%
2.501% to 3.000%         1         126,313       0.03      7.875        635        126,313     80.00       100.00        0.00
3.001% to 3.500%        20       4,398,924       0.94      7.426        617        219,946     79.03        19.65       27.20
3.501% to 4.000%        14       2,626,143       0.56      7.291        639        187,582     80.15        54.27       21.76
4.501% to 5.000%         5       1,706,138       0.36      5.775        635        341,228     83.27        58.20       54.10
5.001% to 5.500%       110      39,095,168       8.31      6.529        652        355,411     79.05        45.48       42.25
5.501% to 6.000%       233      83,516,210      17.75      6.717        645        358,439     79.18        27.18       37.85
6.001% to 6.500%       394     135,168,976      28.73      7.013        643        343,068     80.62        31.70       32.05
6.501% to 7.000%       258      89,155,825      18.95      7.314        639        345,565     82.69        25.35       23.00
7.001% to 7.500%       164      47,359,272      10.07      7.528        642        288,776     82.03        23.88       22.78
7.501% to 8.000%       271      64,330,713      13.67      8.109        622        237,383     84.74        37.03       15.44
8.001% to 8.500%         8       1,712,700       0.36      8.507        586        214,087     84.68        18.77        0.00
8.501% to 9.000%         5         879,337       0.19      8.689        596        175,867     87.86         5.18        0.00
9.001% to 9.500%         1          39,894       0.01      9.875        500         39,894     91.95       100.00        0.00
                     -----    ------------     ------      -----        ---       --------     -----       ------      ------
TOTAL:               1,485    $470,466,613     100.00%     7.189%       640       $316,813     81.36%       30.87%      28.85%
                     =====    ============     ======      =====        ===       ========     =====       ======      ======

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.500% per annum to 9.125% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.518% per annum.

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                      NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                        OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
RANGE OF MAXIMUM     MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
MORTGAGE RATES        LOANS      OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
----------------     --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
11.500% or less            1    $    588,000       0.12%      4.875%      723       $588,000     80.00%        0.00%     100.00%
11.501% to 12.000%         3       1,387,738       0.29       5.264       658        462,579     80.00        62.82      100.00
12.001% to 12.500%        58      22,302,330       4.74       5.898       668        384,523     80.72        50.86       52.48
12.501% to 13.000%       217      83,939,104      17.84       6.332       657        386,816     79.48        35.90       48.85
13.001% to 13.500%       356     123,853,331      26.33       6.805       650        347,903     80.66        29.82       35.30
13.501% to 14.000%       301      98,502,922      20.94       7.285       642        327,252     81.54        24.63       22.24
14.001% to 14.500%       251      74,115,042      15.75       7.820       626        295,279     82.78        25.51       16.52
14.501% to 15.000%       121      31,410,853       6.68       8.292       616        259,594     81.87        30.10        4.34
15.001% to 15.500%       122      25,584,445       5.44       8.770       591        209,709     84.12        33.18        7.05
15.501% to 16.000%        31       4,755,862       1.01       9.257       570        153,415     86.23        56.88        0.00
16.001% to 16.500%        18       2,376,581       0.51       9.718       576        132,032     88.53        51.34        0.00
16.501% to 17.000%         5       1,223,057       0.26      10.158       524        244,611     84.28        73.01        0.00
17.001% to 17.500%         1         427,347       0.09      10.975       620        427,347     95.00         0.00        0.00
                       -----    ------------     ------      ------       ---       --------     -----        -----      ------
TOTAL:                 1,485    $470,466,613     100.00%      7.189%      640       $316,813     81.36%       30.87%      28.85%
                       =====    ============     ======      ======       ===       ========     =====        =====      ======

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1
(MERRILL LYNCH LOGO)   GROUP II COLLATERAL SUMMARY

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 11.375% per annum to 17.475% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.689% per annum.

NEXT ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                   NUMBER      AGGREGATE                            WEIGHTED     AVERAGE     WEIGHTED     PERCENT
                     OF        PRINCIPAL    PERCENT OF   WEIGHTED    AVERAGE    PRINCIPAL     AVERAGE     FULL OR
NEXT RATE         MORTGAGE      BALANCE      MORTGAGE     AVERAGE    CREDIT      BALANCE     ORIGINAL   ALTERNATIVE   PERCENT
ADJUSTMENT DATE    LOANS      OUTSTANDING      POOL       COUPON      SCORE    OUTSTANDING      LTV         DOC          IO
---------------   --------   ------------   ----------   --------   --------   -----------   --------   -----------   -------
April 2006              1    $    119,668       0.03%     6.425%       763       $119,668     80.00%      100.00%       0.00%
June 2007               1         276,250       0.06      5.990        580        276,250     85.00       100.00      100.00
July 2007               2         732,152       0.16      6.767        594        366,076     69.65       100.00        0.00
August 2007             1          52,784       0.01      7.100        593         52,784     77.94       100.00        0.00
September 2007         16       6,138,110       1.30      6.644        641        383,632     83.49        49.08       32.03
October 2007           70      19,773,204       4.20      7.128        628        282,474     81.90        28.47       29.23
November 2007         341     105,617,966      22.45      7.202        636        309,730     81.43        27.54       23.06
December 2007         870     277,521,732      58.99      7.286        637        318,990     81.43        30.15       25.12
January 2008            1         584,000       0.12      7.990        572        584,000     80.00         0.00        0.00
September 2008          7       2,293,379       0.49      7.392        609        327,626     87.02        37.25       13.74
October 2008            1         649,251       0.14      6.990        545        649,251     69.52         0.00        0.00
November 2008          16       4,705,236       1.00      7.204        627        294,077     87.71        39.60       41.79
December 2008          40      12,000,853       2.55      6.964        646        300,021     79.44        40.94       44.46
October 2010            2         558,523       0.12      6.750        635        279,262     80.00        20.02        0.00
November 2010          12       4,260,717       0.91      6.872        692        355,060     80.65        21.13       32.83
December 2010          22       5,546,944       1.18      6.794        642        252,134     77.75        50.75       35.99
October 2015            1         348,800       0.07      6.500        656        348,800     80.00       100.00      100.00
November 2015          13       4,669,624       0.99      6.655        710        359,202     82.01        17.77       82.29
December 2015          68      24,617,419       5.23      6.592        687        362,021     79.98        40.59       74.85
                    -----    ------------     ------      -----        ---       --------     -----       ------      ------
TOTAL:              1,485    $470,466,613     100.00%     7.189%       640       $316,813     81.36%       30.87%      28.85%
                    =====    ============     ======      =====        ===       ========     =====       ======      ======

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                             ASSUMED MORTGAGE POOLS

                        GROUP I FIXED RATE MORTGAGE LOANS

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION    ORIGINAL   REMAINING    ORIGINAL
                                                                 TERM           TERM       INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING       (LESS          (LESS         ONLY        ONLY     PREPAYMENT
   CURRENT      MORTGAGE   MORTGAGE     TERM        TERM       IO-TERM)       IO-TERM)        TERM        TERM       PENALTY
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   ------------   ------------   ---------   ---------   ----------
 2,551,031.14     7.244      6.744       360        358           480            478           0           0            0
    87,943.24     7.600      7.100       360        358           480            478           0           0           12
 1,783,038.25     7.154      6.654       360        359           480            479           0           0           24
 2,858,735.35     7.433      6.933       360        359           480            479           0           0           36
   288,413.58     8.077      7.577       120        118           120            118           0           0           36
 1,451,116.38     7.319      6.819       180        179           180            179           0           0            0
   163,409.76     7.610      7.110       180        179           180            179           0           0           12
 1,482,989.51     6.894      6.394       180        178           180            178           0           0           36
   438,295.90     7.032      6.532       240        239           240            239           0           0            0
   169,374.57     7.375      6.875       240        238           240            238           0           0           36
 7,323,943.72     7.543      7.043       360        358           360            358           0           0            0
 3,588,344.36     7.771      7.271       360        359           360            359           0           0           12
 1,366,568.76     7.634      7.134       360        359           360            359           0           0           24
13,799,051.35     7.606      7.106       360        358           360            358           0           0           36
17,414,794.70    10.723     10.223       180        179           360            359           0           0            0
 1,341,572.89    10.815     10.315       180        179           360            359           0           0           12
21,233,554.30    10.654     10.154       180        179           360            359           0           0           24
   297,322.59    10.028      9.528       180        178           360            358           0           0           36
   156,502.62    10.712     10.212       180        179           180            179           0           0            0
   223,769.26    11.561     11.061       180        179           180            179           0           0           24
    16,932.50    12.250     11.750       240        236           240            236           0           0            0
    76,115.93    10.628     10.128       240        238           240            238           0           0           24

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                     GROUP I ADJUSTABLE RATE MORTGAGE LOANS


                                                                  ORIGINAL        REMAINING      ORIGINAL   REMAINING
                                                               AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-
                               NET     ORIGINAL   REMAINING        TERM            TERM            ONLY        ONLY
CURRENT          MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM       GROSS
BALANCE ($)       RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   MARGIN(%)
-----------      --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ---------
    675,099.98     7.710      7.210       360        358            360              358            0           0         6.477
    350,398.58     7.846      7.346       360        358            360              358            0           0         6.917
 98,555,098.56     7.498      6.998       360        359            360              359            0           0         5.904
  5,706,476.97     7.229      6.729       360        359            360              359            0           0         6.412
 91,656,375.25     7.397      6.897       360        359            360              359            0           0         6.562
    413,650.68     6.984      6.484       360        359            360              359            0           0         6.170
 76,340,272.16     7.352      6.852       360        359            480              479            0           0         6.035
  8,615,779.89     7.533      7.033       360        359            480              479            0           0         6.599
187,960,728.41     7.219      6.719       360        359            480              479            0           0         6.519
  1,517,359.76     7.149      6.649       360        359            480              479            0           0         6.122
 10,825,168.20     7.118      6.618       360        359            360              359            0           0         6.178
    668,363.16     8.017      7.517       360        359            360              359            0           0         7.053
    725,367.70     7.595      7.095       360        359            360              359            0           0         6.698
  2,584,781.81     7.201      6.701       360        359            360              359            0           0         6.286
  5,110,144.10     6.928      6.428       360        359            480              479            0           0         5.716
    315,886.21     7.200      6.700       360        359            480              479            0           0         6.375
  6,159,518.07     6.939      6.439       360        359            480              479            0           0         6.578
  1,348,927.41     6.957      6.457       360        358            360              358            0           0         5.692
    344,567.04     9.023      8.523       360        359            360              359            0           0         7.456
  1,304,576.36     6.988      6.488       360        359            360              359            0           0         6.639
  2,741,357.52     6.861      6.361       360        359            480              479            0           0         5.902
    264,863.28     5.900      5.400       360        359            480              479            0           0         5.500
    122,031.84     6.875      6.375       360        359            480              479            0           0         6.375
  2,744,952.03     6.701      6.201       360        358            480              478            0           0         6.131
  5,063,239.31     6.926      6.426       360        359            360              359            0           0         5.919

                                                                       NUMBER OF
                                                                        MONTHS              ORIGINAL
                 INITIAL                                     RATE     UNTIL NEXT            MONTHS TO
                   RATE                                     CHANGE       RATE              PREPAYMENT
CURRENT           CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT             PENALTY
BALANCE ($)       CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE      INDEX   EXPIRATION
-----------      -------   --------   -------   -------   ---------   ----------   -----   ----------
    675,099.98    1.556      1.000     14.210    7.223        6             4       6ML         0
    350,398.58    1.000      1.000     14.346    7.846        6             4       6ML        24
 98,555,098.56    2.956      1.000     13.984    7.494        6            23       6ML         0
  5,706,476.97    2.932      1.000     13.729    7.207        6            23       6ML        12
 91,656,375.25    2.944      1.000     13.896    7.396        6            23       6ML        24
    413,650.68    3.000      1.000     13.484    6.649        6            23       6ML        36
 76,340,272.16    2.983      1.000     13.852    7.349        6            23       6ML         0
  8,615,779.89    2.945      1.000     14.033    7.533        6            23       6ML        12
187,960,728.41    2.997      1.000     13.719    7.217        6            23       6ML        24
  1,517,359.76    3.000      1.000     13.649    7.149        6            23       6ML        36
 10,825,168.20    3.000      1.000     13.603    7.118        6            35       6ML         0
    668,363.16    3.000      1.000     14.517    8.017        6            35       6ML        12
    725,367.70    3.000      1.000     14.095    7.595        6            35       6ML        24
  2,584,781.81    3.000      1.000     13.701    7.191        6            35       6ML        36
  5,110,144.10    3.000      1.000     13.428    6.928        6            35       6ML         0
    315,886.21    3.000      1.000     13.700    7.200        6            35       6ML        24
  6,159,518.07    3.000      1.000     13.439    6.939        6            35       6ML        36
  1,348,927.41    3.000      1.000     13.457    6.957        6            58       6ML         0
    344,567.04    3.000      1.000     15.523    9.023        6            59       6ML        24
  1,304,576.36    3.000      1.000     13.488    6.988        6            59       6ML        36
  2,741,357.52    3.000      1.000     13.361    6.861        6            59       6ML         0
    264,863.28    3.000      1.000     12.400    5.900        6            59       6ML        12
    122,031.84    3.000      1.000     13.375    6.875        6            59       6ML        24
  2,744,952.03    3.000      1.000     13.201    6.701        6            58       6ML        36
  5,063,239.31    5.000      1.000     13.426    6.926        6           119       6ML         0

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

               GROUP I ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                               ORIGINAL       REMAINING
                                                             AMORTIZATION   AMORTIZATION    ORIGINAL   REMAINING
                                                                 TERM           TERM       INTEREST-   INTEREST-
                             NET      ORIGINAL   REMAINING       (LESS          (LESS         ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE    TERM        TERM        IO-TERM)       IO-TERM)        TERM        TERM       GROSS
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)    (MONTHS)     (MONTHS)       (MONTHS)      (MONTHS)    (MONTHS)   MARGIN(%)
-------------   --------   --------   --------   ---------   ------------   ------------   ---------   ---------   ---------
   992,775.64     7.001      6.501       360        359           360            359            0           0        6.438
 4,943,762.97     7.055      6.555       360        359           360            359            0           0        6.581
   334,668.91     6.971      6.471       360        359           480            479            0           0        3.328
   507,784.84     6.628      6.128       360        359           480            479            0           0        6.223
15,205,518.05     7.095      6.595       360        358           300            300           60          58        6.179
 1,475,192.00     7.419      6.919       360        359           300            300           60          59        6.703
42,171,275.46     6.707      6.207       360        359           300            300           60          59        6.289
 1,633,482.03     6.579      6.079       360        359           300            300           60          59        5.268
   244,800.00     7.125      6.625       360        358           300            300           60          58        6.625
   921,600.00     6.749      6.249       360        358           300            300           60          58        6.406
   295,600.00     6.000      5.500       360        359           300            300           60          59        5.250
   795,500.00     6.893      6.393       360        359           300            300           60          59        6.425
   922,600.00     6.887      6.387       360        358           300            300           60          58        6.388
   315,000.00     6.650      6.150       360        359           300            300           60          59        5.475
   895,920.00     6.889      6.389       360        358           300            300           60          58        6.454
   985,600.00     7.340      6.840       360        359           240            240          120         119        5.767
   336,000.00     6.962      6.462       360        359           240            240          120         119        7.065
 1,155,530.00     7.146      6.646       360        359           240            240          120         119        7.007
   361,600.00     6.500      6.000       360        359           240            240          120         119        6.500
   360,000.00     6.875      6.375       360        356           240            240          120         116        5.375
   320,800.00     6.829      6.329       360        359           240            240          120         119        6.169
 2,951,646.10     6.472      5.972       360        359           240            240          120         119        5.680
 2,583,821.33     6.674      6.174       360        359           240            240          120         119        6.325
 7,569,063.81     6.483      5.983       360        359           240            240          120         119        6.058

                                                                      NUMBER OF
                                                                       MONTHS              ORIGINAL
                INITIAL                                     RATE        UNTIL              MONTHS TO
                  RATE                                     CHANGE       NEXT              PREPAYMENT
   CURRENT       CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT             PENALTY
 BALANCE ($)     CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE      INDEX   EXPIRATION
-------------   -------   --------   -------   -------   ---------   ----------   -----   ----------
   992,775.64    5.000      1.000     13.501    7.001        6          119        6ML        24
 4,943,762.97    5.000      1.000     13.555    7.055        6          119        6ML        36
   334,668.91    5.000      1.000     13.471    6.971        6          119        6ML         0
   507,784.84    5.000      1.000     13.128    6.628        6          119        6ML        36
15,205,518.05    2.903      1.000     13.585    7.088        6           22        6ML         0
 1,475,192.00    3.000      1.000     13.919    7.419        6           23        6ML        12
42,171,275.46    2.994      1.000     13.207    6.707        6           23        6ML        24
 1,633,482.03    3.000      1.000     13.079    6.579        6           35        6ML         0
   244,800.00    3.000      1.000     13.625    7.125        6           34        6ML        24
   921,600.00    3.000      1.000     13.249    6.749        6           34        6ML        36
   295,600.00    5.000      1.000     12.500    6.000        6           59        6ML         0
   795,500.00    5.000      1.000     13.393    6.893        6           59        6ML        24
   922,600.00    4.138      1.000     13.387    6.671        6           58        6ML        36
   315,000.00    5.000      1.000     13.150    6.650        6          119        6ML         0
   895,920.00    5.000      1.000     13.389    6.889        6          118        6ML        36
   985,600.00    3.000      1.000     13.840    7.340        6           23        6ML         0
   336,000.00    3.000      1.000     13.462    6.962        6           23        6ML        12
 1,155,530.00    3.000      1.000     13.646    7.146        6           23        6ML        24
   361,600.00    3.000      1.000     13.000    6.500        6           35        6ML         0
   360,000.00    5.000      1.000     13.375    6.875        6           56        6ML         0
   320,800.00    5.000      1.000     13.329    6.829        6           59        6ML        36
 2,951,646.10    5.000      1.000     12.972    6.472        6          119        6ML         0
 2,583,821.33    5.000      1.000     13.174    6.674        6          119        6ML        24
 7,569,063.81    5.000      1.000     12.983    6.478        6          119        6ML        36

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-WMC1

                       GROUP II FIXED RATE MORTGAGE LOANS

                                                                ORIGINAL         REMAINING      ORIGINAL   REMAINING    ORIGINAL
                                                              AMORTIZATION     AMORTIZATION    INTEREST-   INTEREST-    MONTHS TO
                              NET     ORIGINAL   REMAINING        TERM             TERM           ONLY        ONLY     PREPAYMENT
    CURRENT     MORTGAGE   MORTGAGE     TERM        TERM     (LESS IO-TERM)   (LESS IO-TERM)      TERM        TERM       PENALTY
  BALANCE ($)    RATE(%)    RATE(%)   (MONTHS)    (MONTHS)      (MONTHS)         (MONTHS)       (MONTHS)    (MONTHS)   EXPIRATION
-------------   --------   --------   --------   ---------   --------------   --------------   ---------   ---------   ----------
   458,449.14     8.375      7.875       360        357            420              417            0           0            0
 3,295,520.08     7.756      7.256       360        358            480              478            0           0            0
   431,734.28     7.765      7.265       360        358            480              478            0           0           24
 1,541,269.26     6.974      6.474       360        358            480              478            0           0           36
    62,031.56     7.950      7.450       120        118            120              118            0           0           24
   132,251.06     7.136      6.636       180        179            180              179            0           0            0
    39,903.05     9.950      9.450       180        179            180              179            0           0           12
   606,108.99     8.245      7.745       180        178            180              178            0           0           36
    74,724.07     7.375      6.875       240        238            240              238            0           0           36
   170,644.22     8.500      8.000       300        298            300              298            0           0           36
 6,466,345.61     7.048      6.548       360        358            360              358            0           0            0
 2,713,224.30     7.331      6.831       360        358            360              358            0           0           12
 1,179,442.77     7.269      6.769       360        358            360              358            0           0           24
 8,316,115.57     7.108      6.608       360        358            360              358            0           0           36
42,450,893.40    10.841     10.341       180        179            360              359            0           0            0
 3,048,677.16    10.546     10.046       180        179            360              359            0           0           12
43,389,492.81    10.445      9.945       180        179            360              359            0           0           24
 1,400,418.99    10.119      9.619       180        178            360              358            0           0           36
   174,224.77    10.034      9.534       180        178            180              178            0           0            0
   252,384.75    10.579     10.079       180        178            180              178            0           0           24
   192,936.87    10.008      9.508       240        238            240              238            0           0            0
    91,219.82    12.225     11.725       240        238            240              238            0           0           12
   117,238.87    11.170     10.670       360        358            360              358            0           0            0
    59,957.42    10.750     10.250       360        359            360              359            0           0           24

Recipients should read the information in the Important Notice section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                     GROUP II ADJUSTABLE RATE MORTGAGE LOANS

                                                            ORIGINAL        REMAINING     ORIGINAL  REMAINING
                                                          AMORTIZATION    AMORTIZATION   INTEREST-  INTEREST-
                             NET    ORIGINAL  REMAINING       TERM            TERM          ONLY       ONLY
   CURRENT      MORTGAGE  MORTGAGE    TERM       TERM    (LESS IO-TERM)  (LESS IO-TERM)     TERM       TERM      GROSS
 BALANCE ($)     RATE(%)   RATE(%)  (MONTHS)   (MONTHS)     (MONTHS)        (MONTHS)      (MONTHS)   (MONTHS)  MARGIN(%)
--------------  --------  --------  --------  ---------  --------------  --------------  ---------  ---------  ---------
    119,668.02    6.425     5.925      360       357           360             357           0          0        6.000
 65,987,524.70    7.601     7.101      360       359           360             359           0          0        6.570
  4,240,018.34    7.339     6.839      360       359           360             359           0          0        6.835
 37,412,626.88    7.719     7.219      360       358           360             358           0          0        6.868
    247,090.16    8.401     7.901      360       359           360             359           0          0        7.590
 52,277,126.75    7.482     6.982      360       359           480             479           0          0        6.649
 14,612,696.60    7.294     6.794      360       359           480             479           0          0        6.498
133,120,158.21    7.158     6.658      360       359           480             479           0          0        6.565
    706,500.89    8.435     7.935      360       359           480             479           0          0        7.000
  4,264,778.60    7.413     6.913      360       358           360             358           0          0        6.398
    599,587.08    7.875     7.375      360       359           360             359           0          0        7.250
  2,204,934.31    7.131     6.631      360       358           360             358           0          0        6.222
  3,426,426.00    7.529     7.029      360       358           480             478           0          0        6.721
  1,536,002.15    6.577     6.077      360       359           480             479           0          0        6.619
  2,063,386.97    6.610     6.110      360       358           360             358           0          0        6.732
    848,656.58    7.200     6.700      360       358           360             358           0          0        6.125
    882,755.56    7.147     6.647      360       358           360             358           0          0        6.767
  1,295,499.74    6.990     6.490      360       359           480             479           0          0        6.410
    142,881.19    6.700     6.200      360       358           480             478           0          0        8.000
  1,737,592.45    7.181     6.681      360       359           480             479           0          0        6.866
  3,282,138.75    6.618     6.118      360       359           360             359           0          0        6.163
     64,964.50    9.000     8.500      360       359           360             359           0          0        8.000

                                                                 NUMBER OF
                                                                  MONTHS            ORIGINAL
                 INITIAL                                RATE    UNTIL NEXT          MONTHS TO
                  RATE                                 CHANGE      RATE            PREPAYMENT
    CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT           PENALTY
  BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE     INDEX  EXPIRATION
--------------  -------  --------  -------  -------  ---------  ----------  -----  ----------
    119,668.02   1.000     1.000    12.925   6.425       6            3      6ML        0
 65,987,524.70   2.978     0.999    14.101   7.601       6           23      6ML        0
  4,240,018.34   2.871     1.000    13.839   7.339       6           23      6ML       12
 37,412,626.88   2.890     1.005    14.225   7.717       6           22      6ML       24
    247,090.16   3.000     1.000    14.901   8.401       6           23      6ML       36
 52,277,126.75   2.986     1.000    13.982   7.481       6           23      6ML        0
 14,612,696.60   2.978     1.000    13.794   7.316       6           23      6ML       12
133,120,158.21   2.987     1.000    13.658   7.155       6           23      6ML       24
    706,500.89   3.000     1.000    14.935   8.435       6           23      6ML       36
  4,264,778.60   3.000     1.000    13.877   7.408       6           34      6ML        0
    599,587.08   3.000     1.000    14.375   7.875       6           35      6ML       12
  2,204,934.31   3.000     1.000    13.612   7.131       6           34      6ML       36
  3,426,426.00   3.000     1.000    14.029   7.529       6           34      6ML        0
  1,536,002.15   3.000     1.000    13.077   6.577       6           35      6ML       36
  2,063,386.97   3.000     1.000    13.110   6.610       6           58      6ML        0
    848,656.58   3.000     1.000    13.700   7.200       6           58      6ML       24
    882,755.56   3.000     1.000    13.647   7.147       6           58      6ML       36
  1,295,499.74   3.000     1.000    13.490   6.990       6           59      6ML        0
    142,881.19   3.000     1.000    13.200   6.700       6           58      6ML       24
  1,737,592.45   3.000     1.000    13.681   7.181       6           59      6ML       36
  3,282,138.75   4.951     1.000    13.118   6.618       6          119      6ML        0
     64,964.50   5.000     1.000    15.500   9.000       6          119      6ML       24

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                        FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)    MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

               GROUP II ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                                ORIGINAL         REMAINING     ORIGINAL   REMAINING
                                                              AMORTIZATION     AMORTIZATION    INTEREST    INTEREST
                              NET     ORIGINAL   REMAINING        TERM             TERM          ONLY        ONLY
   CURRENT      MORTGAGE   MORTGAGE     TERM       TERM      (LESS IO-TERM)   (LESS IO-TERM)     TERM        TERM       GROSS
 BALANCE ($)     RATE(%)    RATE(%)   (MONTHS)   (MONTHS)       (MONTHS)         (MONTHS)      (MONTHS)    (MONTHS)   MARGIN(%)
-------------   --------   --------   --------   ---------   --------------   --------------   --------   ---------   ---------
 3,670,786.58     6.933      6.433       360        359            360              359             0          0        6.444
27,244,576.59     7.071      6.571       360        358            300              300            60         58        6.204
 4,211,149.33     6.983      6.483       360        359            300              300            60         59        6.427
62,290,623.46     6.685      6.185       360        359            300              300            60         59        6.318
   316,000.00     6.605      6.105       360        359            300              300            60         59        6.412
 4,043,900.00     6.797      6.297       360        359            300              300            60         59        6.030
   784,000.00     6.443      5.943       360        359            300              300            60         59        6.071
 1,941,294.70     6.688      6.188       360        359            300              300            60         59        6.519
 1,392,818.75     6.303      5.803       360        359            300              300            60         59        6.450
 2,002,592.27     6.695      6.195       360        359            300              300            60         59        6.901
   199,962.50     6.375      5.875       360        359            300              300            60         59        8.000
   396,000.00     7.130      6.630       360        359            300              300            60         59        6.668
 2,699,150.00     7.147      6.647       360        358            240              240           120        118        6.151
   225,000.00     6.125      5.625       360        359            240              240           120        119        5.790
 5,105,957.47     6.792      6.292       360        359            240              240           120        119        6.253
   432,000.00     5.750      5.250       360        359            240              240           120        119        5.875
   415,796.00     7.200      6.700       360        358            240              240           120        118        7.125
   926,327.08     7.567      7.067       360        359            240              240           120        119        6.320
 1,650,457.00     6.080      5.580       360        359            240              240           120        119        5.928
 2,560,337.50     6.417      5.917       360        359            240              240           120        119        6.102
16,884,869.18     6.533      6.033       360        359            240              240           120        119        6.302

                                                                       NUMBER
                                                                         OF
                                                                       MONTHS              ORIGINAL
                INITIAL                                     RATE     UNTIL NEXT             MONTHS
                  RATE                                     CHANGE       RATE              PREPAYMENT
   CURRENT       CHANGE   PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT             PENALTY
 BALANCE ($)     CAP(%)    CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE      INDEX   EXPIRATION
-------------   -------   --------   -------   -------   ---------   ----------   -----   ----------
 3,670,786.58    5.000      1.000     13.433    6.933        6           119       6ML        36
27,244,576.59    2.962      1.000     13.571    7.013        6            22       6ML         0
 4,211,149.33    3.000      1.000     13.483    6.983        6            23       6ML        12
62,290,623.46    2.982      1.000     13.183    6.682        6            23       6ML        24
   316,000.00    3.000      1.000     13.105    6.605        6            23       6ML        36
 4,043,900.00    3.000      1.000     13.297    6.797        6            35       6ML         0
   784,000.00    3.000      1.000     12.943    6.443        6            35       6ML        24
 1,941,294.70    2.840      1.000     13.188    6.688        6            35       6ML        36
 1,392,818.75    5.000      1.000     12.803    6.303        6            59       6ML         0
 2,002,592.27    5.000      1.000     13.195    6.695        6            59       6ML        36
   199,962.50    5.000      1.000     12.875    6.375        6           119       6ML         0
   396,000.00    5.000      1.000     13.630    7.130        6           119       6ML        36
 2,699,150.00    3.000      1.000     13.647    7.147        6            22       6ML         0
   225,000.00    3.000      1.000     12.625    6.125        6            23       6ML        12
 5,105,957.47    3.000      1.000     13.292    6.792        6            23       6ML        24
   432,000.00    3.000      1.000     12.250    5.750        6            35       6ML         0
   415,796.00    3.000      1.000     13.700    7.200        6            34       6ML        36
   926,327.08    5.000      1.000     14.067    7.567        6           119       6ML         0
 1,650,457.00    5.000      1.000     12.580    6.080        6           119       6ML        12
 2,560,337.50    5.000      1.000     12.917    6.417        6           119       6ML        24
16,884,869.18    5.000      1.000     13.033    6.533        6           119       6ML        36

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-1 CERTIFICATES

BEGINNING                                     LOWER       UPPER
 ACCRUAL    ENDING ACCRUAL   BALANCE ($)   COLLAR (%)   COLLAR (%)
---------   --------------   -----------   ----------   ----------
 02/10/06      02/25/06      524,147,000     10.220       10.220
 02/25/06      03/25/06      521,131,599      7.178       10.220
 03/25/06      04/25/06      516,650,835      6.457       10.220
 04/25/06      05/25/06      510,691,736      6.682       10.220
 05/25/06      06/25/06      503,257,701      6.459       10.220
 06/25/06      07/25/06      494,351,377      6.685       10.220
 07/25/06      08/25/06      483,994,891      6.461       10.220
 08/25/06      09/25/06      472,209,864      6.461       10.220
 09/25/06      10/25/06      459,038,416      6.687       10.220
 10/25/06      11/25/06      444,571,493      6.463       10.220
 11/25/06      12/25/06      428,966,388      6.691       10.220
 12/25/06      01/25/07      412,336,601      6.468       10.220
 01/25/07      02/25/07      396,185,846      6.471       10.220
 02/25/07      03/25/07      380,500,223      7.196       10.220
 03/25/07      04/25/07      365,266,236      6.475       10.220
 04/25/07      05/25/07      350,470,784      6.702       10.220
 05/25/07      06/25/07      336,101,147      6.481       10.220
 06/25/07      07/25/07      322,145,040      6.708       10.220
 07/25/07      08/25/07      308,590,406      6.485       10.220
 08/25/07      09/25/07      295,419,488      6.488       10.220
 09/25/07      10/25/07      282,627,625      6.716       10.220
 10/25/07      11/25/07      269,814,432      6.493       10.220
 11/25/07      12/25/07      247,877,078      6.790       10.220
 12/25/07      01/25/08      227,140,603      8.706       10.220
 01/25/08      02/25/08      207,612,961      8.702       10.220
 02/25/08      03/25/08      189,147,579      9.319       10.220
 03/25/08      04/25/08      171,911,950      8.696       10.220
 04/25/08      05/25/08      161,133,755      8.993       10.220
 05/25/08      06/25/08      150,722,048      8.714       10.220
 06/25/08      07/25/08      140,664,172      9.735       10.220
 07/25/08      08/25/08      130,960,366      9.409       10.220
 08/25/08      09/25/08      121,585,492      9.406       10.220
 09/25/08      10/25/08      112,528,190      9.725       10.220
 10/25/08      11/25/08      103,777,498      9.399       10.220
 11/25/08      12/25/08       95,322,835      9.745       10.220
 12/25/08      01/25/09       87,154,009     10.218       10.220
 01/25/09      02/25/09       79,272,568     10.212       10.220
 02/25/09      03/25/09       79,272,568     10.220       10.220
 03/25/09      04/25/09       79,272,568     10.200       10.220
 04/25/09      05/25/09       79,272,568     10.220       10.220
 05/25/09      06/25/09       79,272,568     10.209       10.220

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-2 CERTIFICATES

BEGINNING                                     LOWER       UPPER
 ACCRUAL    ENDING ACCRUAL   BALANCE ($)   COLLAR (%)   COLLAR (%)
---------   --------------   -----------   ----------   ----------
 02/10/06      02/25/06      453,559,000      9.300        9.300
 02/25/06      03/25/06      450,886,864      7.543        9.300
 03/25/06      04/25/06      446,967,664      6.795        9.300
 04/25/06      05/25/06      441,792,707      7.029        9.300
 05/25/06      06/25/06      435,364,118      6.796        9.300
 06/25/06      07/25/06      427,686,119      7.031        9.300
 07/25/06      08/25/06      418,776,643      6.799        9.300
 08/25/06      09/25/06      408,656,004      6.801        9.300
 09/25/06      10/25/06      397,359,568      7.036        9.300
 10/25/06      11/25/06      384,974,818      6.805        9.300
 11/25/06      12/25/06      371,717,881      7.042        9.300
 12/25/06      01/25/07      357,837,119      6.813        9.300
 01/25/07      02/25/07      344,345,704      6.818        9.300
 02/25/07      03/25/07      331,232,542      7.575        9.300
 03/25/07      04/25/07      318,486,861      6.827        9.300
 04/25/07      05/25/07      306,098,197      7.067        9.300
 05/25/07      06/25/07      294,056,399      6.837        9.300
 06/25/07      07/25/07      282,351,588      7.077        9.300
 07/25/07      08/25/07      270,974,177      6.847        9.300
 08/25/07      09/25/07      259,914,858      6.852        9.300
 09/25/07      10/25/07      249,162,600      7.092        9.300
 10/25/07      11/25/07      237,357,600      6.864        9.300
 11/25/07      12/25/07      219,527,051      7.425        9.300
 12/25/07      01/25/08      202,650,524      8.813        9.300
 01/25/08      02/25/08      186,705,777      8.814        9.300
 02/25/08      03/25/08      171,602,752      9.300        9.300
 03/25/08      04/25/08      158,080,436      8.816        9.300
 04/25/08      05/25/08      148,978,708      9.117        9.300
 05/25/08      06/25/08      140,175,481      8.916        9.300

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

    ONE MONTH LIBOR CAP TABLE FOR THE FLOATING RATE SUBORDINATE CERTIFICATES

BEGINNING    ENDING                     LOWER        UPPER
 ACCRUAL     ACCRUAL   BALANCE ($)   COLLAR (%)   COLLAR (%)
---------   --------   -----------   ----------   ----------
 02/10/06   02/25/06   222,178,000      8.850        8.850
 02/25/06   03/25/06   222,178,000      6.941        8.850
 03/25/06   04/25/06   222,178,000      6.206        8.850
 04/25/06   05/25/06   222,178,000      6.435        8.850
 05/25/06   06/25/06   222,178,000      6.209        8.850
 06/25/06   07/25/06   222,178,000      6.438        8.850
 07/25/06   08/25/06   222,178,000      6.210        8.850
 08/25/06   09/25/06   222,178,000      6.212        8.850
 09/25/06   10/25/06   222,178,000      6.442        8.850
 10/25/06   11/25/06   222,178,000      6.215        8.850
 11/25/06   12/25/06   222,178,000      6.447        8.850
 12/25/06   01/25/07   222,178,000      6.221        8.850
 01/25/07   02/25/07   222,178,000      6.225        8.850
 02/25/07   03/25/07   222,178,000      6.965        8.850
 03/25/07   04/25/07   222,178,000      6.231        8.850
 04/25/07   05/25/07   222,178,000      6.464        8.850
 05/25/07   06/25/07   222,178,000      6.239        8.850
 06/25/07   07/25/07   222,178,000      6.472        8.850
 07/25/07   08/25/07   222,178,000      6.246        8.850
 08/25/07   09/25/07   222,178,000      6.250        8.850
 09/25/07   10/25/07   222,178,000      6.483        8.850
 10/25/07   11/25/07   222,178,000      6.258        8.850
 11/25/07   12/25/07   222,178,000      6.677        8.850
 12/25/07   01/25/08   222,178,000      8.348        8.850
 01/25/08   02/25/08   222,178,000      8.347        8.850
 02/25/08   03/25/08   222,178,000      8.850        8.850
 03/25/08   04/25/08   222,178,000      8.344        8.850
 04/25/08   05/25/08   222,178,000      8.643        8.850
 05/25/08   06/25/08   222,178,000      8.401        8.850

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                       CLASS A-1 AVAILABLE FUNDS CAP TABLE

                       AVAILABLE   AVAILABLE
                         FUNDS       FUNDS
           PAYMENT      CAP (%)     CAP (%)
PERIOD       DATE        (1)(2)      (1)(3)
------   -----------   ---------   ---------
   1       2/25/2006     18.985      18.985
   2       3/25/2006      7.458      10.500
   3       4/25/2006      6.737      10.500
   4       5/25/2006      6.962      10.500
   5       6/25/2006      6.739      10.500
   6       7/25/2006      6.965      10.500
   7       8/25/2006      6.741      10.500
   8       9/25/2006      6.741      10.500
   9      10/25/2006      6.967      10.500
  10      11/25/2006      6.743      10.500
  11      12/25/2006      6.971      10.500
  12       1/25/2007      6.748      10.500
  13       2/25/2007      6.751      10.500
  14       3/25/2007      7.476      10.500
  15       4/25/2007      6.755      10.500
  16       5/25/2007      6.982      10.500
  17       6/25/2007      6.761      10.500
  18       7/25/2007      6.988      10.500
  19       8/25/2007      6.765      10.500
  20       9/25/2007      6.768      10.500
  21      10/25/2007      6.996      10.500
  22      11/25/2007      6.773      10.500
  23      12/25/2007      7.068      10.500
  24       1/25/2008      8.985      10.500
  25       2/25/2008      8.981      10.500
  26       3/25/2008      9.597      10.500
  27       4/25/2008      8.975      10.500
  28       5/25/2008      9.272      10.500
  29       6/25/2008      8.991      10.500
  30       7/25/2008      9.839      10.500
  31       8/25/2008      9.518      10.500
  32       9/25/2008      9.516      10.500
  33      10/25/2008      9.830      10.500
  34      11/25/2008      9.510      10.500
  35      12/25/2008      9.828      10.500
  36       1/25/2009      9.657      10.500
  37       2/25/2009      9.653      10.500
  38       3/25/2009     10.683      11.609
  39       4/25/2009      9.646      10.500
  40       5/25/2009      9.964      10.823
  41       6/25/2009      9.640      10.500
  42       7/25/2009      9.988      11.568
  43       8/25/2009      9.662      11.186
  44       9/25/2009      9.658      11.177
  45      10/25/2009      9.976      11.541
  46      11/25/2009      9.650      11.159
  47      12/25/2009      9.968      11.535
  48       1/25/2010      9.646      11.535
  49       2/25/2010      9.642      11.525
  50       3/25/2010     10.670      12.748
  51       4/25/2010      9.633      11.504
  52       5/25/2010      9.950      11.876
  53       6/25/2010      9.625      11.483
  54       7/25/2010      9.941      11.891
  55       8/25/2010      9.616      11.496
  56       9/25/2010      9.612      11.485
  57      10/25/2010      9.929      11.858
  58      11/25/2010      9.605      11.464
  59      12/25/2010      9.940      11.855
  60       1/25/2011      9.639      11.504
  61       2/25/2011      9.635      11.492
  62       3/25/2011     10.662      12.710
  63       4/25/2011      9.625      11.468
  64       5/25/2011      9.941      11.837
  65       6/25/2011      9.619      11.449
  66       7/25/2011      9.940      11.825
  67       8/25/2011      9.614      11.431
  68       9/25/2011      9.609      11.418
  69      10/25/2011      9.924      11.785
  70      11/25/2011      9.599      11.392
  71      12/25/2011      9.914      11.764
  72       1/25/2012      9.590      11.378
  73       2/25/2012      9.585      11.365
  74       3/25/2012     10.240      12.134
  75       4/25/2012      9.574      11.338
  76       5/25/2012      9.888      11.702
  77       6/25/2012      9.564      11.315

(1) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to (A) 12 times the quotient of (x) the total scheduled interest based on the Group I Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable accrual period multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.5783% and 4.7558%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.5783% and 4.7558%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-WMC1

                       CLASS A-2 AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT     CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1      2/25/2006     19.710      19.710
   2      3/25/2006      7.743       9.500
   3      4/25/2006      6.995       9.500
   4      5/25/2006      7.229       9.500
   5      6/25/2006      6.996       9.500
   6      7/25/2006      7.231       9.500
   7      8/25/2006      6.999       9.500
   8      9/25/2006      7.001       9.500
   9     10/25/2006      7.236       9.500
  10     11/25/2006      7.005       9.500
  11     12/25/2006      7.242       9.500
  12      1/25/2007      7.013       9.500
  13      2/25/2007      7.018       9.500
  14      3/25/2007      7.775       9.500
  15      4/25/2007      7.027       9.500
  16      5/25/2007      7.267       9.500
  17      6/25/2007      7.037       9.500
  18      7/25/2007      7.277       9.500
  19      8/25/2007      7.047       9.500
  20      9/25/2007      7.052       9.500
  21     10/25/2007      7.292       9.500
  22     11/25/2007      7.064       9.500
  23     12/25/2007      7.625       9.500
  24      1/25/2008      9.013       9.500
  25      2/25/2008      9.014       9.500
  26      3/25/2008      9.636       9.636
  27      4/25/2008      9.016       9.500
  28      5/25/2008      9.317       9.500
  29      6/25/2008      9.112       9.500
  30      7/25/2008      9.919       9.955
  31      8/25/2008      9.597       9.632
  32      9/25/2008      9.595       9.630
  33     10/25/2008      9.913       9.948
  34     11/25/2008      9.591       9.625
  35     12/25/2008      9.954      10.088
  36      1/25/2009      9.749      10.305
  37      2/25/2009      9.746      10.299
  38      3/25/2009     10.786      11.396
  39      4/25/2009      9.739      10.287
  40      5/25/2009     10.061      10.624
  41      6/25/2009      9.745      10.383
  42      7/25/2009     10.080      11.242
  43      8/25/2009      9.752      10.870
  44      9/25/2009      9.749      10.861
  45     10/25/2009     10.070      11.213
  46     11/25/2009      9.742      10.842
  47     12/25/2009     10.064      11.261
  48      1/25/2010      9.740      11.146
  49      2/25/2010      9.737      11.135
  50      3/25/2010     10.776      12.316
  51      4/25/2010      9.730      11.113
  52      5/25/2010     10.051      11.471
  53      6/25/2010      9.723      11.103
  54      7/25/2010     10.044      11.474
  55      8/25/2010      9.716      11.092
  56      9/25/2010      9.712      11.080
  57     10/25/2010     10.033      11.437
  58     11/25/2010      9.705      11.057
  59     12/25/2010     10.040      11.434
  60      1/25/2011      9.746      11.093
  61      2/25/2011      9.742      11.081
  62      3/25/2011     10.781      12.254
  63      4/25/2011      9.734      11.056
  64      5/25/2011     10.054      11.411
  65      6/25/2011      9.730      11.035
  66      7/25/2011     10.054      11.398
  67      8/25/2011      9.726      11.017
  68      9/25/2011      9.721      11.004
  69     10/25/2011     10.041      11.358
  70     11/25/2011      9.713      10.979
  71     12/25/2011     10.035      11.336
  72      1/25/2012      9.709      10.963
  73      2/25/2012      9.705      10.950
  74      3/25/2012     10.369      11.691
  75      4/25/2012      9.696      10.924
  76      5/25/2012     10.015      11.274
  77      6/25/2012      9.688      10.901

(1) Available Funds Cap for the Class A-2 Certificates is a per annum rate equal to (A) 12 times the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date, divided by (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable accrual period multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.5783% and 4.7558%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.5783% and 4.7558%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
(MERRILL LYNCH LOGO)   SERIES 2006-WMC1

               FLOATING RATE SUBORDINATE AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT     CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1      2/25/2006     19.321      19.321
   2      3/25/2006      7.591       9.500
   3      4/25/2006      6.856       9.500
   4      5/25/2006      7.085       9.500
   5      6/25/2006      6.859       9.500
   6      7/25/2006      7.088       9.500
   7      8/25/2006      6.860       9.500
   8      9/25/2006      6.862       9.500
   9     10/25/2006      7.092       9.500
  10     11/25/2006      6.865       9.500
  11     12/25/2006      7.097       9.500
  12      1/25/2007      6.871       9.500
  13      2/25/2007      6.875       9.500
  14      3/25/2007      7.615       9.500
  15      4/25/2007      6.881       9.500
  16      5/25/2007      7.114       9.500
  17      6/25/2007      6.889       9.500
  18      7/25/2007      7.122       9.500
  19      8/25/2007      6.896       9.500
  20      9/25/2007      6.900       9.500
  21     10/25/2007      7.133       9.500
  22     11/25/2007      6.908       9.500
  23     12/25/2007      7.327       9.500
  24      1/25/2008      8.998       9.500
  25      2/25/2008      8.996       9.500
  26      3/25/2008      9.615       9.616
  27      4/25/2008      8.994       9.500
  28      5/25/2008      9.293       9.500
  29      6/25/2008      9.047       9.500
  30      7/25/2008      9.876       9.988
  31      8/25/2008      9.555       9.663
  32      9/25/2008      9.552       9.660
  33     10/25/2008      9.868       9.979
  34     11/25/2008      9.547       9.654
  35     12/25/2008      9.886      10.054
  36      1/25/2009      9.699      10.408
  37      2/25/2009      9.696      10.402
  38      3/25/2009     10.731      11.510
  39      4/25/2009      9.689      10.390
  40      5/25/2009     10.009      10.731
  41      6/25/2009      9.689      10.440
  42      7/25/2009     10.031      11.416
  43      8/25/2009      9.704      11.039
  44      9/25/2009      9.700      11.030
  45     10/25/2009     10.020      11.389
  46     11/25/2009      9.693      11.012
  47     12/25/2009     10.012      11.408
  48      1/25/2010      9.690      11.355
  49      2/25/2010      9.686      11.344
  50      3/25/2010     10.720      12.547
  51      4/25/2010      9.678      11.322
  52      5/25/2010      9.997      11.688
  53      6/25/2010      9.671      11.307
  54      7/25/2010      9.989      11.698
  55      8/25/2010      9.663      11.309
  56      9/25/2010      9.659      11.297
  57     10/25/2010      9.977      11.663
  58     11/25/2010      9.651      11.275
  59     12/25/2010      9.986      11.660
  60      1/25/2011      9.689      11.314
  61      2/25/2011      9.684      11.301
  62      3/25/2011     10.717      12.499
  63      4/25/2011      9.675      11.277
  64      5/25/2011      9.993      11.640
  65      6/25/2011      9.671      11.258
  66      7/25/2011      9.992      11.628
  67      8/25/2011      9.666      11.240
  68      9/25/2011      9.661      11.227
  69     10/25/2011      9.978      11.589
  70     11/25/2011      9.652      11.202
  71     12/25/2011      9.970      11.567
  72      1/25/2012      9.645      11.187
  73      2/25/2012      9.640      11.174
  74      3/25/2012     10.299      11.931
  75      4/25/2012      9.630      11.148
  76      5/25/2012      9.946      11.506
  77      6/25/2012      9.620      11.127

(1) Available Funds Cap for the Floating Rate Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.5783% and 4.7558%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.5783% and 4.7558%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter. The values indicated include proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                        FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)    MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                FIXED RATE SUBORDINATE AVAILABLE FUNDS CAP TABLE

                      AVAILABLE   AVAILABLE
                        FUNDS       FUNDS
           PAYMENT     CAP (%)     CAP (%)
PERIOD      DATE        (1)(2)      (1)(3)
------   ----------   ---------   ---------
   1     2/25/2006      7.084       7.084
   2     3/25/2006      7.085       7.085
   3     4/25/2006      7.085       7.085
   4     5/25/2006      7.085       7.085
   5     6/25/2006      7.087       7.087
   6     7/25/2006      7.088       7.088
   7     8/25/2006      7.089       7.089
   8     9/25/2006      7.090       7.090
   9     10/25/2006     7.092       7.092
  10     11/25/2006     7.093       7.093
  11     12/25/2006     7.097       7.097
  12     1/25/2007      7.100       7.100
  13     2/25/2007      7.104       7.104
  14     3/25/2007      7.107       7.107
  15     4/25/2007      7.111       7.111
  16     5/25/2007      7.114       7.114
  17     6/25/2007      7.119       7.119
  18     7/25/2007      7.122       7.122
  19     8/25/2007      7.126       7.126
  20     9/25/2007      7.130       7.130
  21     10/25/2007     7.133       7.133
  22     11/25/2007     7.138       7.138
  23     12/25/2007     7.327       7.327
  24     1/25/2008      9.298       9.298
  25     2/25/2008      9.296       9.297
  26     3/25/2008      9.295       9.296
  27     4/25/2008      9.293       9.294
  28     5/25/2008      9.293       9.293
  29     6/25/2008      9.348       9.352
  30     7/25/2008      9.876       9.988
  31     8/25/2008      9.873       9.985
  32     9/25/2008      9.871       9.982
  33    10/25/2008      9.868       9.979
  34    11/25/2008      9.865       9.976
  35    12/25/2008      9.886      10.054
  36     1/25/2009     10.023      10.755
  37     2/25/2009     10.019      10.749
  38     3/25/2009     10.016      10.743
  39     4/25/2009     10.012      10.737
  40     5/25/2009     10.009      10.731
  41     6/25/2009     10.012      10.788
  42     7/25/2009     10.031      11.416
  43     8/25/2009     10.027      11.407
  44     9/25/2009     10.023      11.398
  45    10/25/2009     10.020      11.389
  46    11/25/2009     10.016      11.379
  47    12/25/2009     10.012      11.408
  48     1/25/2010     10.013      11.733
  49     2/25/2010     10.009      11.722
  50     3/25/2010     10.005      11.711
  51     4/25/2010     10.001      11.699
  52     5/25/2010      9.997      11.688
  53     6/25/2010      9.993      11.684
  54     7/25/2010      9.989      11.698
  55     8/25/2010      9.985      11.686
  56     9/25/2010      9.981      11.674
  57    10/25/2010      9.977      11.663
  58    11/25/2010      9.973      11.651
  59    12/25/2010      9.986      11.660
  60     1/25/2011     10.012      11.691
  61     2/25/2011     10.007      11.678
  62     3/25/2011     10.002      11.665
  63     4/25/2011      9.998      11.653
  64     5/25/2011      9.993      11.640
  65     6/25/2011      9.993      11.633
  66     7/25/2011      9.992      11.628
  67     8/25/2011      9.988      11.615
  68     9/25/2011      9.983      11.602
  69    10/25/2011      9.978      11.589
  70    11/25/2011      9.973      11.575
  71    12/25/2011      9.970      11.567
  72     1/25/2012      9.966      11.560
  73     2/25/2012      9.961      11.547
  74     3/25/2012      9.956      11.533
  75     4/25/2012      9.951      11.520
  76     5/25/2012      9.946      11.506
  77     6/25/2012      9.941      11.498

(1) Available Funds Cap for the Fixed Rate Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap each multiplied by the actual number of days in the related accrual period and divided by 30.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR remain constant at 4.5783% and 4.7558%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR and 6 month LIBOR are 4.5783% and 4.7558%, respectively, for the first Distribution Date and both increase to 20.0000% for each Distribution Date thereafter.

   Recipients should read the information contained in the Importants Notices section following the cover page of this Free Writing Prospectus.

                        FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)    MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                         DISCOUNT MARGIN TABLE (TO CALL)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS A-2A
PRICE = 100.00000%
    DISCOUNT MARGIN         9               9               9               9               9
          WAL (YRS)       14.38            1.17            1.00            0.74           10.60
     MOD DURN (YRS)       10.09            1.12            0.96            0.72            0.59
   PRINCIPAL WINDOW   Feb06 - Aug27   Feb06 - Feb08   Feb06 - Nov07   Feb06 - May07   Feb06 - Feb07

CLASS A-2B
PRICE = 100.00000%
    DISCOUNT MARGIN         14              14              14              14              14
          WAL (YRS)       23.85            2.40            2.00            1.50            1.15
     MOD DURN (YRS)       14.12            2.25            1.89            1.43            1.11
   PRINCIPAL WINDOW   Aug27 - Dec31   Feb08 - Dec08   Nov07 - May08   May07 - Nov07   Feb07 - Jun07

CLASS A-2C
PRICE = 100.00000%
    DISCOUNT MARGIN         20              20              20              20              20
          WAL (YRS)       28.16            4.36            3.00            1.89            1.52
     MOD DURN (YRS)       15.25            3.89            2.76            1.79            1.45
   PRINCIPAL WINDOW   Dec31 - Dec35   Dec08 - Mar12   May08 - Nov10   Nov07 - Feb08   May07 - Oct07

CLASS A-2D
PRICE = 100.00000%
    DISCOUNT MARGIN         30              30              30              30              30
          WAL (YRS)       29.86            7.65            6.01            2.29            1.81
     MOD DURN (YRS)       15.49            6.31            5.15            2.14            1.72
   PRINCIPAL WINDOW   Dec35 - Dec35   Mar12 - Mar14   Nov10 - Jun12   Feb08 - Aug08   Oct07 - Dec07

CLASS M-1
PRICE = 100.00000%
    DISCOUNT MARGIN         38              38              38              38              38
          WAL (YRS)       29.03            5.40            4.72            3.69            2.32
     MOD DURN (YRS)       15.15            4.62            4.14            3.34            2.17
   PRINCIPAL WINDOW   Dec31 - Dec35   Apr09 - Mar14   Nov09 - Jun12   Aug08 - Dec09   Dec07 - Jul08

CLASS M-2
PRICE = 100.00000%
    DISCOUNT MARGIN         40              40              40              40              40
          WAL (YRS)       29.03            5.38            4.58            3.86            2.45
     MOD DURN (YRS)       15.11            4.61            4.03            3.48            2.28
   PRINCIPAL WINDOW   Dec31 - Dec35   Apr09 - Mar14   Aug09 - Jun12   Dec09 - Dec09   Jul08 - Jul08

CLASS M-3
PRICE = 100.00000%
    DISCOUNT MARGIN         42              42              42              42              42
          WAL (YRS)       29.03            5.38            4.51            3.79            2.43
     MOD DURN (YRS)       15.08            4.60            3.97            3.42            2.26
   PRINCIPAL WINDOW   Dec31 - Dec35   Mar09 - Mar14   Jul09 - Jun12   Sep09 - Dec09   Jun08 - Jul08

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS M-4
PRICE = 100.00000%
    DISCOUNT MARGIN         55              55              55              55              55
          WAL (YRS)       29.03            5.37            4.47            3.57            2.29
     MOD DURN (YRS)       14.85            4.57            3.92            3.23            2.13
   PRINCIPAL WINDOW   Dec31 - Dec35   Mar09 - Mar14   Jun09 - Jun12   Jun09 - Dec09   Apr08 - Jul08

CLASS M-5
PRICE = 100.00000%
    DISCOUNT MARGIN         60              60              60              60              60
          WAL (YRS)       29.03            5.37            4.44            3.42            2.19
     MOD DURN (YRS)       14.77            4.57            3.89            3.10            2.05
   PRINCIPAL WINDOW   Dec31 - Dec35   Mar09 - Mar14   May09 - Jun12   Apr09 - Dec09   Mar08 - Jul08

CLASS M-6
PRICE = 100.00000%
    DISCOUNT MARGIN         70              70              70              70              70
          WAL (YRS)       29.03            5.37            4.42            3.31            2.16
     MOD DURN (YRS)       14.60            4.55            3.86            3.00            2.02
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Mar14   Apr09 - Jun12   Feb09 - Dec09   Feb08 - Jul08

CLASS B-1A
PRICE = 100.00000%
    DISCOUNT MARGIN        125             125             125             125             125
          WAL (YRS)       29.03            5.36            4.40            3.23            2.14
     MOD DURN (YRS)       13.72            4.46            3.79            2.90            1.98
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Mar14   Apr09 - Jun12   Jan09 - Dec09   Feb08 - Jul08

CLASS B-2A
PRICE = 100.00000%
    DISCOUNT MARGIN        145             145             145             145             145
          WAL (YRS)       29.03            5.36            4.38            3.16            2.14
     MOD DURN (YRS)       13.42            4.43            3.76            2.83            1.97
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Mar14   Mar09 - Jun12   Dec08 - Dec09   Feb08 - Jul08

CLASS B-3A
PRICE = 98.69110%
    DISCOUNT MARGIN        235             255             260             272             292
          WAL (YRS)       29.03            5.36            4.37            3.12            2.09
     MOD DURN (YRS)       12.21            4.30            3.65            2.74            1.90
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Mar14   Mar09 - Jun12   Nov08 - Dec09   Jan08 - Jul08

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                              YIELD TABLE (TO CALL)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS B-1B
PRICE = 99.49067%
          YIELD (%)        5.98            6.00            6.00            6.01            6.03
          WAL (YRS)       29.03            5.36            4.40            3.23            2.14
     MOD DURN (YRS)       13.49            4.38            3.72            2.85            1.95
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Mar14   Apr09 - Jun12   Jan09 - Dec09   Feb08 - Jul08

CLASS B-2B
PRICE = 99.12432%
          YIELD (%)        6.11            6.18            6.20            6.25            6.32
          WAL (YRS)       29.03            5.36            4.38            3.16            2.14
     MOD DURN (YRS)       13.31            4.37            3.70            2.79            1.94
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Mar14   Mar09 - Jun12   Dec08 - Dec09   Feb08 - Jul08


   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                       DISCOUNT MARGIN TABLE (TO MATURITY)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS A-2A
PRICE = 100.00000%

    DISCOUNT MARGIN         9               9               9               9               9
          WAL (YRS)       14.38            1.17            1.00            0.74            0.60
     MOD DURN (YRS)       10.09            1.12            0.96            0.72            0.59
   PRINCIPAL WINDOW   Feb06 - Jun27   Feb06 - Feb08   Feb06 - Nov07   Feb06 - May07   Feb06 - Feb07
-------------------   -------------   -------------   -------------   -------------   -------------
CLASS A-2B
PRICE = 100.00000%
    DISCOUNT MARGIN         14              14              14              14              14
          WAL (YRS)       23.85            2.40            2.00            1.50            1.15
     MOD DURN (YRS)       14.12            2.25            1.89            1.43            1.11
   PRINCIPAL WINDOW   Jun27 - Nov31   Feb08 - Dec08   Nov07 - May08   May07 - Nov07   Feb07 - Jan07

CLASS A-2C
PRICE = 100.00000%
    DISCOUNT MARGIN         20              20              20              20              20
          WAL (YRS)       28.16            4.36            3.00            1.89            1.52
     MOD DURN (YRS)       15.25            3.89            2.76            1.79            1.45
   PRINCIPAL WINDOW   Dec31 - Dec35   Dec08 - Mar12   May08 - Nov10   Nov07 - Feb08   May07 - Oct07

CLASS A-2D
PRICE = 100.00000%
    DISCOUNT MARGIN         30              35              36              30              30
          WAL (YRS)       29.86            9.70            7.88            2.29            1.81
     MOD DURN (YRS)       15.49            7.51            6.34            2.14            1.72
   PRINCIPAL WINDOW   Dec35 - Dec35   Mar12 - Jan23   Nov10 - Dec20   Feb08 - Aug08   Oct07 - Dec07

CLASS M-1
PRICE = 100.00000%
    DISCOUNT MARGIN         38              39              39              45              45
          WAL (YRS)       29.03            6.01            5.23            6.21            4.06
     MOD DURN (YRS)       15.15            4.98            4.48            5.22            3.60
   PRINCIPAL WINDOW   Dec31 - Dec35   Apr09 - Dec20   Nov09 - Jan19   Aug08 - Jan16   Dec07 - Jan13

CLASS M-2
PRICE = 100.00000%
    DISCOUNT MARGIN         40              41              41              43              44
          WAL (YRS)       29.03            6.00            5.08            4.66            3.10
     MOD DURN (YRS)       15.11            4.97            4.36            4.11            2.83
   PRINCIPAL WINDOW   Dec31 - Dec35   Apr09 - Dec20   Aug09 - Jul18   Jan10 - Nov13   Sep08 - May11

CLASS M-3
PRICE = 100.00000%
    DISCOUNT MARGIN         42              44              44              43              44
          WAL (YRS)       29.03            5.98            4.99            4.11            2.67
     MOD DURN (YRS)       15.08            4.96            4.29            3.66            2.47
   PRINCIPAL WINDOW   Dec31 - Dec35   Mar09 - Dec20   Jul09 - Nov17   Sep09 - Jun13   Jun08 - Feb11

    Recipients should read the information conatined in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC., SERIES 2006-WMC1

                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS M-4
PRICE = 100.00000%
    DISCOUNT MARGIN         55              57              57              57              57
          WAL (YRS)       29.03            5.96            4.94            3.87            2.50
     MOD DURN (YRS)       14.85            4.92            4.23            3.46            2.31
   PRINCIPAL WINDOW   Dec31 - Dec35   Mar09 - Jul20   Jun09 - Jun17   Jun09 - Mar13   Apr08 - Nov10

CLASS M-5
PRICE = 100.00000%
    DISCOUNT MARGIN         60              62              62              62              62
          WAL (YRS)       29.03            5.93            4.89            3.70            2.40
     MOD DURN (YRS)       14.77            4.90            4.18            3.31            2.22
   PRINCIPAL WINDOW   Dec31 - Dec35   Mar09 - Dec19   May09 - Jan17   Apr09 - Nov12   Mar08 - Aug10

CLASS M-6
PRICE = 100.00000%
    DISCOUNT MARGIN        70              72              72              72              73
          WAL (YRS)      29.03            5.90            4.84            3.58            2.35
     MOD DURN (YRS)      14.60            4.86            4.14            3.20            2.18
   PRINCIPAL WINDOW  Dec31 - Dec35   Feb09 - May19   Apr09 - Jul16   Feb09 - Jul12   Feb08 - May10

CLASS B-1A
PRICE = 100.00000%
    DISCOUNT MARGIN        125             129             129             129             129
          WAL (YRS)       29.03            5.86            4.79            3.47            2.31
     MOD DURN (YRS)       13.72            4.74            4.04            3.08            2.12
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Sep18   Apr09 - Jan16   Jan09 - Mar12   Feb08 - Mar10

CLASS B-2A
PRICE = 100.00000%
    DISCOUNT MARGIN        145             149             149             149             149
          WAL (YRS)       29.03            5.80            4.73            3.39            2.29
     MOD DURN (YRS)       13.42            4.68            3.98            3.00            2.10
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Jan18   Mar09 - May15   Dec08 - Nov11   Feb08 - Nov09

CLASS B-3
PRICE = 98.69110%
    DISCOUNT MARGIN        235             258             264             275             295
          WAL (YRS)       29.03            5.74            4.67            3.31            2.22
     MOD DURN (YRS)       12.21            4.50            3.83            2.88            2.01
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Jan17   Mar09 - Nov14   Nov08 - Jun11   Jan08 - Aug09

    Recipients should read the information conatined in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SERIES 2006-WMC1

                            YIELD TABLE (TO MATURITY)

                            0%             80%             100%            150%            200%
                      PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                      -------------   -------------   -------------   -------------   -------------
CLASS B-1B
PRICE = 99.49067%
          YIELD (%)        5.98            6.03            6.03            6.04            6.06
          WAL (YRS)       29.03            5.86            4.79            3.47            2.31
     MOD DURN (YRS)       13.49            4.66            3.97            3.03            2.09
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Sep18   Apr09 - Jan16   Jan09 - Mar12   Feb08 - Mar10

CLASS B-2B
PRICE = 99.12432%
          YIELD (%)        6.11            6.21            6.22            6.26            6.34
          WAL (YRS)       29.03            5.80            4.73            3.39            2.29
     MOD DURN (YRS)       13.31            4.61            3.91            2.95            2.07
   PRINCIPAL WINDOW   Dec31 - Dec35   Feb09 - Jan18   Mar09 - Jun15   Dec08 - Nov11   Feb08 - Nov09


   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SERIES 2006-WMC1

BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown and Class A-1 Certificates pay sequentially):

                                FORWARD LIBOR
                        ------------------------------
                        35% LOSS   45% LOSS   55% LOSS
                        SEVERITY   SEVERITY   SEVERITY
                        --------   --------   --------
CLASS M-1   CDR Break    40.08%     28.30%     21.91%
            Cum Loss     22.70%     23.84%     24.68%
                         -----      -----      -----
CLASS M-2   CDR Break    32.20%     23.40%     18.40%
            Cum Loss     20.06%     21.10%     21.86%
                         -----      -----      -----
CLASS M-3   CDR Break    28.16%     20.77%     16.46%
            Cum Loss     18.49%     19.47%     20.16%
                         -----      -----      -----
CLASS M-4   CDR Break    24.76%     18.49%     14.76%
            Cum Loss     17.03%     17.94%     18.59%
                         -----      -----      -----
CLASS M-5   CDR Break    21.82%     16.47%     13.24%
            Cum Loss     15.66%     16.50%     17.11%
                         -----      -----      -----
CLASS M-6   CDR Break    19.39%     14.77%     11.93%
            Cum Loss     14.43%     15.22%     15.77%
                         -----      -----      -----
CLASS B-1   CDR Break    17.14%     13.16%     10.68%
            Cum Loss     13.22%     13.93%     14.43%
                         -----      -----      -----
CLASS B-2   CDR Break    15.31%     11.82%      9.63%
            Cum Loss     12.16%     12.80%     13.26%
                         -----      -----      -----
CLASS B-3   CDR Break    14.03%     10.89%      8.90%
            Cum Loss     11.38%     11.99%     12.42%
                         -----      -----      -----

                                    (CHART)

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                       FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)   MERRILL LYNCH MORTGAGE INVESTORS, INC.,SERIES 2006-WMC1

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 4.5783%, 6ML = 4.7558%) and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the Offered Certificates, divided by (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) no defaults and no losses, (3) the first period's excess spread is not included in the yearly average excess spread table because of the short first accrual period:

          EXCESS SPREAD IN BPS   EXCESS SPREAD IN BPS
 PERIOD      (STATIC LIBOR)         (FORWARD LIBOR)
-------   --------------------   --------------------
Avg yr1            252                   238
Avg yr2            286                   290
Avg yr3            572                   569
Avg yr4            601                   590
Avg yr5            595                   581

          EXCESS SPREAD   1 MONTH   6 MONTH                      EXCESS SPREAD IN
             IN BPS       FORWARD   FORWARD                             BPS
PERIOD   (STATIC LIBOR)    LIBOR     LIBOR                        (FORWARD LIBOR)
------   --------------   -------   -------                      ----------------
  1             *         4.5783%   4.7558%                             *
  2            288        4.6473%   4.7833%                             281
  3            239        4.6950%   4.7974%                             227
  4            256        4.7476%   4.7995%                             239
  5            240        4.8123%   4.7909%                             216
  6            257        4.7711%   4.7730%                             237
  7            241        4.7443%   4.7502%                             224
  8            241        4.7316%   4.7250%                             226
  9            258        4.7075%   4.7012%                             246
  10           243        4.7006%   4.6779%                             231
  11           260        4.6951%   4.6532%                             249
  12           245        4.6394%   4.6282%                             239
  13           247        4.5970%   4.6087%                             245
  14           297        4.5851%   4.5966%                             296
  15           249        4.5725%   4.5840%                             250
  16           267        4.5598%   4.5714%                             269
  17           252        4.5460%   4.5574%                             255
  18           270        4.5338%   4.5452%                             274
  19           255        4.5208%   4.5460%                             261
  20           256        4.5078%   4.5538%                             264
  21           274        4.4956%   4.5656%                             283
  22           260        4.4813%   4.5796%                             270
  23           299        4.4703%   4.5930%                             310
  24           500        4.5360%   4.6090%                             505
  25           504        4.5772%   4.6137%                             504
  26           541        4.5747%   4.6111%                             541
  27           512        4.5717%   4.6074%                             512
  28           531        4.5680%   4.6041%                             532
  29           524        4.5647%   4.6006%                             524
  30           603        4.5619%   4.5979%                             597
  31           590        4.5581%   4.6032%                             584
  32           593        4.5546%   4.6113%                             588
  33           613        4.5515%   4.6240%                             608
  34           601        4.5478%   4.6339%                             596
  35           624        4.5450%   4.6455%                             620
  36           627        4.5980%   4.6589%                             618
  37           632        4.6166%   4.6619%                             620
  38           645        4.6184%   4.6627%                             634
  39           582        4.6171%   4.6621%                             571
  40           601        4.6173%   4.6624%                             590
  41           585        4.6168%   4.6615%                             574
  42           605        4.6169%   4.6616%                             594
  43           588        4.6165%   4.6744%                             577
  44           588        4.6167%   4.6919%                             577
  45           604        4.6156%   4.7148%                             594
  46           588        4.6149%   4.7335%                             577
  47           604        4.6149%   4.7553%                             594
  48           588        4.6964%   4.7785%                             577
  49           587        4.7316%   4.7868%                             573
  50           637        4.7361%   4.7904%                             624
  51           587        4.7382%   4.7930%                             572
  52           603        4.7411%   4.7957%                             588
  53           586        4.7442%   4.7979%                             571
  54           602        4.7466%   4.8007%                             588
  55           585        4.7490%   4.7949%                             570
  56           584        4.7517%   4.7849%                             570
  57           600        4.7538%   4.7743%                             586
  58           583        4.7555%   4.7640%                             568
  59           601        4.7579%   4.7535%                             586
  60           587        4.7134%   4.7420%                             573
  61           587        4.6909%   4.7378%                             574
  62           636        4.6922%   4.7393%                             625
  63           586        4.6916%   4.7382%                             573
  64           602        4.6918%   4.7382%                             590
  65           585        4.6917%   4.7382%                             573
  66           602        4.6914%   4.7375%                             589
  67           585        4.6918%   4.7460%                             572
  68           584        4.6905%   4.7584%                             572
  69           600        4.6913%   4.7713%                             588
  70           583        4.6902%   4.7837%                             571
  71           600        4.6893%   4.7981%                             588
  72           583        4.7407%   4.8105%                             570
  73           582        4.7660%   4.8154%                             566
  74           615        4.7667%   4.8166%                             600
  75           581        4.7670%   4.8167%                             565
  76           597        4.7682%   4.8183%                             582
  77           580        4.7680%   4.8173%                             564
  78           ***        4.7687%   4.8178%                             ***


   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: February 3, 2006)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                SERIES 2006-WMC1

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

MERRILL LYNCH MORTGAGE LENDING, INC.      MERRILL LYNCH MORTGAGE INVESTORS, INC.
               SPONSOR                                   DEPOSITOR

                                   ----------

THE TRUST

The Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of adjustable and fixed rate; fully amortizing, interest only and balloon sub-prime; first and second lien mortgage loans secured by one- to four-family residential properties that were acquired from Merrill Lynch Mortgage Lending, Inc. from WMC Mortgage Corp. The mortgage loans will be serviced by Wilshire Credit Corporation.

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:
                               MERRILL LYNCH & CO.

                               TABLES OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms.........................................................     1
Risk Factors.............................................................     5
The Certificates.........................................................    14
   General...............................................................    14
   Book-Entry Certificates...............................................    14
   Payments on Mortgage Loans; Collection Account; Certificate Account;
      Cap Contract Account...............................................    18
   Payments of Interest..................................................    19
   Payments of Principal.................................................    19
   Excess Cashflow.......................................................    20
   Cap Contracts.........................................................    20
   Subordination of the Payment of the Subordinated Certificates.........    21
   Reports to Certificateholders.........................................    21
Underwriting Guidelines..................................................    23
   General...............................................................    23
The Sponsor..............................................................    35
Static Pool Information..................................................    36
The Depositor............................................................    37
The Issuing Entity.......................................................    37
The Servicer.............................................................    38
The Trustee..............................................................    43
Administration of the Issuing Entity.....................................    44
   Servicing and Administrative Responsibilities.........................    44
Mortgage Loan Servicing..................................................    46
   General...............................................................    46
   Servicing Compensation and Payment of Expenses........................    46
   Adjustment to Servicing Fee in Connection with Certain Prepaid
      Mortgage Loans.....................................................    47
   Advances..............................................................    47
   Loss Mitigation Procedures............................................    47
   Pledge of Servicing Rights............................................    48
The Pooling and Servicing Agreement......................................    48
   General...............................................................    48
   The Issuing Entity....................................................    48
   Assignment of Mortgage Loans..........................................    49
   Amendment.............................................................    50
   Optional Termination..................................................    50
   Optional Purchase of Defaulted Loans..................................    51
   Events of Default.....................................................    51
   Rights upon Event of Default..........................................    51
   The Trustee...........................................................    52
   Indemnification and Limitation of Liability...........................    52
Yield, Prepayment and Weighted Average Life..............................    52
   General...............................................................    52
Material Federal Income Tax Considerations...............................    54
   General...............................................................    54
   Original Issue Discount and Amortizable Bond Premium..................    55
   Special Tax Attributes of the Certificates............................    55
   Prohibited Transactions Tax and Other Taxes...........................    56
   Class R Certificate...................................................    56
Benefit Plan Considerations..............................................    58
Legal Investment Considerations..........................................    58
Annex 1..................................................................     5

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

     Merrill Lynch Mortgage Lending, Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity.

ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1.

TRUSTEE

     Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is (410) 884-2000 will be the trustee for the issuing entity.

SERVICER

     Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is
(503) 223-5600, will be the servicer for the mortgage loans.

ORIGINATOR

     The mortgage loans were originated by WMC Mortgage Corp., a California corporation whose address is 3100 Thornton Avenue, Burbank, California 91504 and whose telephone number is (818) 736-5000.

CAP CONTRACT COUNTERPARTY

     The cap contract counterparty will provide one or more interest rate cap agreements.

CERTIFICATE INSURANCE PROVIDER

     The certificate insurance provider will provide a certificate guarantee insurance policy with respect to one or more senior certificates.

The following diagram illustrates the various parties involved in the transaction and their respective functions:

       WMC Mortgage Corp.
          (Originator)

    Mortgage
       Loans

Merrill Lynch Mortgage Lending,
              Inc.
           (Sponsor)

    Mortgage                      Certificate Insurance Provider
       Loans

     Merrill Lynch Mortgage        Wilshire Credit Corporation
        Investors, Inc.                     (Servicer)
          (Depositor)

    Mortgage                          Wells Fargo Bank, N.A.
       Loans                                (Trustee)

     Merrill Lynch Mortgage         Cap Contract Counterparty
    Investors Trust, Series               (Cap Provider)
           2006-WMC1
        (Issuing Entity)

CUT-OFF DATE

     The cut-off date will be January 1, 2006.

CLOSING DATE

     The closing date will be on or about February 14, 2006.

DISTRIBUTION DATE

     The 25th day of each month, beginning in February 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-WMC1 CERTIFICATES

     The Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1 certificates represent ownership interests in the issuing entity, the assets of which will consist primarily of first- and second-lien, adjustable and fixed-rate, fully amortizing, interest only and balloon sub-prime residential mortgage loans.

     The mortgage loans to be included in the issuing entity will be divided into two mortgage loan groups sorted on the basis of their principal balances. Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

DISTRIBUTIONS ON THE CERTIFICATES

     Principal and/or interest on the certificates will be distributed on the 25th day of each month commencing in February 2006. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Payments

     Interest will accrue on each class of offered certificates at specified annual rates.

     The interest accrual period for any distribution date and certain classes of the certificates will be the period from and including the preceding distribution date, or in the case of the first distribution date, from the closing date, through and including the day prior to the current distribution date. Calculations of interest on such certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

     The interest accrual period for any distribution date and certain other classes of the certificates will be the period from and including the first day of the immediately preceding month, to and including, the last day of such month, or in the case of the first distribution date, the period from January 1, 2006 through January 31, 2006. Calculations of interest on such certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The interest rate on certain classes of certificates may be limited by an "available funds cap", which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity.

The Interest Rate Cap Agreements

     The trustee, not in its individual capacity but solely on behalf of the issuing entity, may enter into one or more interest rate cap agreements with the cap counterparty, for the benefit of one or more specified classes of certificates.

     Under each of the interest rate cap agreements, the cap counterparty will be obligated to make fixed payments to the issuing entity if one-month LIBOR moves above a specified rate for each interest rate cap agreement.

     The interest rate cap agreements will provide only temporary, limited protection against upward movements in one-month LIBOR.

Principal Payments

     The amount of principal payable to the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each such mortgage pool to pay principal on the related certificates.

     Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in the attached prospectus.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and from payments received from the interest rate cap agreements.

CREDIT ENHANCEMENT

     The payment structure of this securitization includes excess interest, overcollateralization and subordination features to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The certificate insurance provider will also provide certificate guarantee insurance to one or more classes of the senior certificates.

Subordination

     On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinated classes are the first to forego payment.

Overcollateralization

     If the total assets in the issuing entity exceed the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the excess interest described in the next section will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Monthly Excess Interest

     Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to classes of certificates that we will not be offering as provided herein.

Application of Related Losses

     If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of these certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

Certificate Guarantee Insurance Policy

One or more classes of the senior certificates will have the benefit of a certificate guaranty insurance policy rated at least AAA (or an equivalent rating) by a nationally recognize rating agency pursuant to which the certificate insurance provider will unconditionally and irrevocably guarantee certain interest shortfalls allocable to such certificates on each distribution date and the principal balance of such certificate to the extent unpaid on the final scheduled distribution date as a result of realized losses allocated to such certificates. The certificate insurance provider will have certain rights under the pooling and servicing agreement.

OPTIONAL TERMINATION

     Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the trustee will be directed to attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the servicer may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

     Generally, except as described in the related prospectus supplement, all of the certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

TAX STATUS

     The trustee will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual certificate) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

The residual certificate will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

Additionally, the residual certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax Consequences--Tax-Related

Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

     You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom. The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

     Some of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder.

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     The overcollateralization provisions of the issuing entity will affect the weighted average life of the certificates and consequently the yield to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the most senior classes of certificates then outstanding, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

     Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the certificates and the issuing entity expenses. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

     As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer is expected to enforce these provisions unless enforcement is not permitted by applicable law, there exist certain other circumstances as described in the pooling and servicing agreement, or the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

     To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Material Legal Aspects of the Mortgage Loans - Enforceability of Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

     The trustee will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the issuing entity in an attempt to terminate the issuing entity after the aggregate unpaid principal balance of the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans. If the auction fails to realize a sufficient purchase price, the servicer may purchase all of the mortgage loans.

     The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES USED IN CONNECTION WITH ORIGINATION OF THE MORTGAGE LOANS IN THE ISSUING ENTITY CARRY A RISK OF HIGHER DELINQUENCIES

     The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATE ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR AND SIX-MONTH LIBOR.

     The interest rates on classes of certificates that have variable interest rates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR) in the mortgage pool as described in the free writing prospectus and are subject to available funds caps and maximum rate caps. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

     An available funds cap effectively limits the amount of interest accrued on the certificates to a per annum rate equal to the weighted average of the mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity. Various factors may cause an available funds cap to limit the amount of interest that would otherwise accrue on the certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the interest rates on the classes of certificates with variable interest rates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap may limit increases in the interest rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap limiting increases in the interest rates for the certificates. Furthermore, if an available funds cap determines the interest rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

     In addition, the interest rate on the certificates may be subject to a maximum rate cap, which limits the interest rates on the certificates. A maximum rate cap limits the interest rates on the certificates by reference to a per annum interest rate equal to the weighted average of the lifetime maximum mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity. A maximum rate cap may limit increases in the interest rates of the certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of expenses, to pay interest on the certificates without giving effect to the related maximum rate cap.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

     The rights of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions, and the rights of the Class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates to receive those distributions. The rights of the class M certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates with lower numerical designations to receive those distributions. The rights of the class B certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class B certificates with lower numerical designations to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

ALLOCATION OF LOSSES TO SUBORDINATE CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

     If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the certificates exceeds, after distribution on such distribution date, the aggregate stated principal balance of the mortgage loans, the principal balances of the subordinate certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on each class of the subordinate certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the subordinate certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF A SELLER OR A SERVICER BECOMES INSOLVENT

     The sales of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as sales of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Wilshire Credit Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as trustee, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE INTEREST RATE CAP CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK

     The assets of the issuing entity include one or more interest rate cap contracts, which will require the cap counterparty thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on these certificates depend in part on payments to be received by the trustee under the interest rate cap contracts, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the counterparty to such interest rate cap contracts.

INVESTORS IN THE SENIOR CERTIFICATES COVERED BY THE CERTIFICATE GUARANTEE INSURANCE POLICY MAY RECEIVE DELAYED PAYMENTS FROM THE CERTIFICATE INSURANCE PROVIDER AS A RESULT OF REALIZED LOSSES

     While realized losses may be allocated to the senior certificates covered by the certificate guarantee insurance policy, payments under the policy in respect of these losses may be delayed until the related last scheduled distribution date. As a result, holders of these certificates will be subject to the risk of the certificate insurance provider's ability to cover any such realized losses until that last scheduled distribution date. The certificate insurance provider will cover interest shortfalls on the portion of the principal balance which is reduced as a result of losses.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

          - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rates on the certificates; or

          - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement, and in the prospectus under the heading "Risk Factors."

HIGH COMBINED LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 38.42% of the mortgage loans had a combined loan-to-value ratio at the time of origination in excess of 80% but less than or equal to 100%.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

     Some of the mortgage loans may provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of several years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

     The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the issuing entity. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first several years of the term of a mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

THERE ARE RISKS RELATING TO BALLOON LOANS

     Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Some of the mortgage loans are balloon loans.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

     The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          - limit the ability of the servicer to collect principal or interest on the mortgage loans,

          -    provide the borrowers with a right to rescind the mortgage loans,

          - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

          - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

RECENT DEVELOPMENTS MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

HIGH COST LOANS

     None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

                                THE CERTIFICATES

GENERAL

     The certificates will represent the entire beneficial ownership interest in the Issuing Entity to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Please see the prospectus dated January 18, 2006, which is on file with the Securities and Exchange Commission, for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the residual certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates (other than the residual Certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in certain minimum certificate principal balances. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate

Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

     Monthly reports on the Issuing Entity provided by the Trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Issuing Entity that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

     (2) the Depositor notifies the Trustee and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such termination; or

     (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders of the certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT; CAP CONTRACT ACCOUNT

     The Pooling and Servicing Agreement will provide that the Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the Collection Account, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within a certain number of business days of receipt, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement will permit the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the related Collection Account in one or more investments acceptable to certain ratings agencies as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain and any other benefits realized from the Collection Account, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

     The Trustee will be obligated to establish the Certificate Account, into which the Servicer will deposit or cause to be deposited not later than a specified time on the Servicer Remittance Date from amounts on deposit in the Collection Account, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Trustee will be permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than the Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Trustee. The Trustee or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

     The Trustee will be obligated to establish the Cap Contract Account, into which the Trustee shall promptly deposit upon receipt any amounts paid pursuant to any interest rate cap contract. The funds in the Cap Contract Account shall not be invested.

PAYMENTS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each class of certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Interest Carryforward Amount for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

     The interest rates on the certificates may be limited by application of an Available Funds Cap or a Maximum Rate Cap. Amounts that would accrue to the certificateholders but for the application of such caps are "basis risk shortfalls." Although excess cash or other sources of cash may be applied to pay basis risk shortfalls that result from the application of an available funds cap, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any such basis risk shortfalls. Certificateholders will not recover any basis risk shortfalls that result from the application of one of the maximum rate caps.

     The Interest Funds for the mortgage pool, other than prepayment charges, will be distributed on each Distribution Date, generally as follows:

     (i) concurrently, to the senior certificates, Current Interest and any Interest Carryforward Amount for such classes for such Distribution Date (any shortfall in Current Interest and Interest Carryforward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carryforward Amount that would otherwise be distributable thereon);

     (ii) to the subordinate certificates, in accordance with their seniority, Current Interest and any Interest Carryforward Amount for such classes for such Distribution Date; and

     (iii) for the application as part of monthly excess cashflow for such Distribution Date.

     Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a Mortgage Loan may result in reduced collections of interest. The Servicer is obligated to make payments of Compensating Interest to offset some of such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset prepayment interest shortfalls.

PAYMENTS OF PRINCIPAL

     Prior to the occurrence of the Stepdown Date, or upon the occurrence of a Stepdown Trigger Event, principal payments received on the Mortgage Loans (less fees, expenses and indemnity amounts reimbursed to the Trustee and the Servicer) will generally be applied solely to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding).

          Following the occurrence of the Stepdown Date (and as long as a Stepdown Trigger Event has not occurred) principal received on the related Mortgage Loans will be applied on the senior and subordinate certificates in a manner that maintains specified levels of credit enhancement among the classes of certificates as described in the prospectus supplement.

EXCESS CASHFLOW

     On any Distribution Date, to the extent interest received on the Mortgage Loans exceeds interest payments required to be made on the certificates, the Trustee will apply such excess, depending on the date, to maintain the required level of overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the Pooling and Servicing Agreement. Excess interest remaining on any Distribution Date will generally be released by the Trustee and will not be available to certificateholders on future dates.

CAP CONTRACTS

     On the Closing Date, the Trustee, on behalf of the Issuing Entity, will be directed to enter into one or more interest rate cap transactions with the Cap Contract Counterparty as evidenced by the Cap Contracts. Each of the Cap Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Cap Contracts, an ISDA Master Agreement will be deemed to have been executed by the Trustee and the Cap Contract Counterparty on the date that the Cap Contracts were executed. The Cap Contracts will be subject to certain ISDA definitions. On or prior to the Cap Contract Termination Date (as such term is defined in the related Cap Contract), amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the applicable Cap Contract will be used to pay Floating Rate Certificate Carryover on the related classes of certain offered certificates except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the Certificate Principal Balance of the senior certificates as a result of Realized Losses. Any amounts that are received on the Cap Contracts that are not used to pay such Floating Rate Certificate Carryover on offered certificates will be released by the Trustee and will be unavailable for distributions to the offered certificates.

     Each Cap Contract is scheduled to remain in effect until the applicable Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Issuing Entity and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

     The certificates do not represent an obligation of the Cap Contract Counterparty. Holders of the certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Cap Contract.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

     The rights of the holders of the subordinate certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the most senior class of the subordinate certificates) to receive such payments will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations. The subordination of the subordinated certificates to the senior certificates and the further subordination among the subordinated certificates is intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will make available on its website located at www.ctslink.com to each certificateholder, the Servicer, the Depositor and any other interested party a statement, based on information provided by the Servicer to the extent required by the Pooling and Servicing Agreement, generally setting forth among other information:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any extra principal distribution amount, in the aggregate and with respect to the each group of the Mortgage Loans;

     (2) the amount of such distribution to holders of each class of certificates allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of certificates;

     (4) the principal balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer or the Trustee;

     (7) the interest rate for each class of certificates for such Distribution Date;

     (8) the amount of Advances included in the distribution on such Distribution Date;

     (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to each group of Mortgage Loans;

     (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans;

     (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3)

          91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans;

     (12) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date, in the aggregate;

     (13) whether a Stepdown Trigger Event has occurred and is in effect;

     (14) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

     (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Offered Certificates on such Distribution Date;

     (16) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

     (17) as of each Distribution Date, the amount, if any, received pursuant to each Cap Contract;

     (18) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to each group of Mortgage Loans;

     (19) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC.

     (20) the aggregate amount of all Advances recovered during the related Due Period;

     (21) the allocation to each class of certificate of any Realized Losses during the related Due Period; and

     (22) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date;

     Assistance in using the Trustee's website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                             UNDERWRITING GUIDELINES

GENERAL

     The information set forth in the following paragraphs has been provided by WMC Mortgage Corp., and none of the depositor, the underwriters, the servicer, the trustee, or any other person makes any representation as to the accuracy or completeness of such information.

     WMC Mortgage Corp. is a mortgage banking company incorporated in the State of California. Established in 1955, WMC Mortgage Corp. has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC Mortgage Corp. historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC Mortgage Corp. sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC Mortgage Corp. was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, GE Consumer Finance acquired WMC Finance Co.

     Until March 2000, WMC Mortgage Corp. originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC Mortgage Corp. changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC Mortgage Corp.'s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC Mortgage Corp. also has nine (9) regional offices in Dallas, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Woodland Hills, California, Jacksonville, Florida, Woburn Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC Mortgage Corp.'s originations come primarily through its broker relationships. As of January 13, 2006, WMC Mortgage Corp. had approximately 2382 employees, including approximately 645 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC Mortgage Corp. originated approximately $8,177,700,459, $19,127,701,750 and $31,794,995,806 of
non-prime mortgage loans, respectively, including loans acquired by WMC Mortgage Corp. from correspondent lenders.

UNDERWRITING STANDARDS

     The Mortgage Loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC Mortgage Corp. (collectively, the "Underwriting Guidelines") or (ii) purchased by WMC Mortgage Corp. after re-underwriting the Mortgage Loans generally in accordance with the Underwriting Guidelines. WMC Mortgage Corp. also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust fund as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC Mortgage Corp. may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio ("Debt Ratio"), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the trust fund will represent such underwriting exceptions.

     On July 15, 2005 WMC Mortgage Corp. launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio ("LTV") and Debt Ratio. WMC Select allows WMC Mortgage Corp. greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

     The Mortgage Loans in the trust fund will fall within the following documentation categories established by WMC Mortgage Corp.: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the Mortgage Loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC Mortgage Corp. for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC Mortgage Corp. has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC Mortgage Corp. sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

     Under the Underwriting Guidelines, WMC Mortgage Corp. verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC Mortgage Corp.-approved appraiser or by WMC Mortgage Corp.'s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

     The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

     All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC Mortgage Corp. for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC Mortgage Corp.

     The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC Mortgage Corp. obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC Mortgage Corp. generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC Mortgage Corp. requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC Mortgage Corp. pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

     The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than "average." Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

     The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

     WMC Mortgage Corp. requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC Mortgage Corp. also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

RISK CATEGORIES

     Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC Mortgage Corp. for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC Mortgage Corp. sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

     Risk Category "AA".

     Maximum loan amount:

          - $650,000 ($850,000 for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

          - $550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

          - $500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          - $550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

          - $500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

          - $450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

          - $400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Mortgage payment history: No delinquency during the preceding 12 months.

     Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

     Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

     Notice of default ("NOD")/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

     Maximum LTV:

          - 100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied mortgaged property);

          - 100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied mortgaged property);

          - 100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied mortgaged property);

          - 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

          - 95% for Stated Income Documentation (Self-Employed) and 80% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

          - 90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

          - 85% for Limited Documentation (non-owner-occupied mortgaged property); and

          - 80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

          - Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

     Risk Category "A".

     Maximum loan amount:

          - $650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

          - $550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

          - $500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

          - $450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          - $375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

          - $325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

          - $300,000 ($600,000 for WMC Select) for Lite Documentation, non-owner-occupied mortgaged property (non-owner-occupied mortgaged property); and

          - $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

          - Stated Income (Wage Earner) Documentation is not permitted for non-owner-occupied mortgaged property.

     Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

     Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

     Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

     NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

     Maximum LTV:

          - 95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

          - 90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

          - 80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          -    85% for Full Documentation, Express Documentation,
               Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

          - 80% for Lite Documentation (non-owner-occupied mortgaged property); and

          - 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

          - Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Maximum debt ratio: Limited to 55% (50% for Stated Income Documentation).

     Risk Category "A-".

     Maximum loan amount:

          - $650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

          - $475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

          - $450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

          - $400,000 for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          - $350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

          - $325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

          - $300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

          - $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

     Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

     Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

     NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

     Maximum LTV:

          - 95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

          -    95% (90% for WMC Select) for Limited Documentation
               (owner-occupied mortgaged property);

          - 90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

          - 80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

          - 70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          - 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

          - 80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

          - 75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

          - Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Maximum debt ratio: Limited to 50%.

     Risk Category "B+".

     Maximum loan amount:

          - $650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

          - $425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

          - $375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

          - $350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          - $300,000 ($525,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

          - $250,000 ($525,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

          - $225,000 ($525,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

          - $200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

          - Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

     Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

     Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

     NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

     Maximum LTV:

          - 90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

          - 80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

          - 75% (75% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

          - 70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

          - 75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

          -    70% (75% for WMC Select) for Lite Documentation
               (non-owner-occupied mortgaged property); and

          - 65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

          - WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

     Maximum debt ratio: Limited to 50%.

     Risk Category "B".

     Maximum loan amount:

          - $500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

          - $375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

          - $350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

          - $335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

          - $275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

          - $225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

          - $200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

          - Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

     Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

     Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

     Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

     NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

     Maximum LTV:

          - 80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

          - 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

          - 75% for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

          - 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

          - 65% for Lite Documentation (non-owner-occupied mortgaged property).

          - Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

     Maximum debt ratio: Limited to 50%.

     Risk Category "C".

     Maximum Loan Amount:

          - $500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

          - $335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation
               (Self-Employed) (owner-occupied mortgaged property);

          - $250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

          - $200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

          - No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

     Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

     Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

     Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

     Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

     NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

     Maximum LTV:

          - 85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

          - 80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

          - 75% for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

          - 70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

          - 60% for Lite Documentation (non-owner-occupied mortgaged property).

          - No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

          - WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

     Maximum debt ratio: Limited to 50%.

          The Underwriting Guidelines described above are a general summary of WMC Mortgage Corp.'s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC Mortgage Corp.

                                   THE SPONSOR

          The sponsor is Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML"). MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

          Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

          The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

          MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

          MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.

        APPROXIMATE INITIAL
       PRINCIPAL BALANCE OF
YEAR        SECURITIES
----   --------------------
2003      $ 1,323,615,400
2004      $ 3,290,054,298
2005      $11,786,190,300

          As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

          Information concerning the sponsor's prior residential mortgage loan securitizations involving adjustable and fixed rate subprime mortgage loans secured by first and second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust fund that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

          In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, telephone number (212) 449-1441.

          The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying free writing prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

     The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of the Sponsor, the Servicer and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

          Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee and the Servicer. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the mortgage loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICER

          Wilshire will act as Servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

          The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

          Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

          Wilshire is primarily engaged in the specialty loan servicing and resolution business. At December 31, 2005, Wilshire was servicing approximately $21.8 billion aggregate principal amount of loans and charge off assets. At December 31, 2005, Wilshire Credit Corporation had approximately 637 employees.

          Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

          The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                APPROXIMATE
                                                OUTSTANDING
                        AS OF       NUMBER       PRINCIPAL
  TYPE OF ASSET     DECEMBER 31,   OF LOANS     BALANCE ($)
-----------------   ------------   --------   --------------
Subordinate Liens       2000         45,216      597,060,211
Sub-Prime               2000          8,140      303,111,697

Subordinate Liens       2001         68,123    1,794,771,239
Sub-Prime               2001         12,045      584,972,781

Subordinate Liens       2002         75,505    2,296,472,104
Sub-Prime               2002          8,820      365,199,943

Subordinate Liens       2003         67,505    2,638,073,436
Sub-Prime               2003         18,520    2,137,893,258

Subordinate Liens       2004        120,517    4,998,592,582
Sub-Prime               2004         23,070    3,779,048,540

Subordinate Liens       2005        143,679    6,253,293,420
Sub-Prime               2005         80,585   14,302,067,780

          The servicing of subordinate mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

          Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call centers are automated and utilize a variety of technologies such as an automated call distribution system and a voice response unit (VRU). Wilshire attempts to increase its interaction with borrowers through:

               - Extended daily hours of operation to accommodate a diverse geographic portfolio.

               -    A bilingual 24-hour VRU.

               - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

               - Robust trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

               - Customer service desk reference and other web-based materials for easy reference.

               - A dedicated support group to handle research tasks to maximize call center efficiency.

               - An Emergency Response Team to respond to regulatory inquiries and attorney letters.

               - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

          Wilshire uses an early stage collections group that is responsible for loans in the 0-59 days past due category. Loans that migrate 60 days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately 75 days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

          Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal control program, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

     Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

     Second lien servicing requires the monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described below to enhance such monitoring.

     Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes a committee to approve transactions to encourage creative and prudent decisions.

     Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are 45 days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

          - Periodic contact attempts every five days with a 30-day "door knock"

          -    Updated broker price opinion (BPO) every six months.

          - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

          - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

          -    No charges for forbearance agreements.

     A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

     Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

          - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

          - Assets are assigned based on investor and geographic considerations.

          - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

          - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

          - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

          - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

          -    Repairs are considered on a cost-benefit basis.

          - Wilshire reviews monthly broker status reports and generate scorecards to ensure acceptable marketing effort.

          -    Marketing is facilitated by property listing on internet site.

     Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

     On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

     In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

     In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

     In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

     During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes 60 days delinquent and every 30 days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

     The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

     Wilshire is required to make Advances to the extent described herein. See "Mortgage Loan Servicing--Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

     Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgages. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

     Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

WILSHIRE'S DELINQUENCY AND FORECLOSURE STATISTICS

     Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE



                                                           WILSHIRE LOAN DELINQUENCY EXPERIENCE
                          ------------------------------------------------------------------------------------------------------
                                       AS OF DECEMBER 31, 2003                              AS OF DECEMBER 31, 2004
                          -------------------------------------------------   --------------------------------------------------
                                                       PERCENT   PERCENT BY                                 PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL      BY NO.     PRINCIPAL    NUMBER       PRINCIPAL       BY NO.     PRINCIPAL
                          OF LOANS       BALANCE      OF LOANS     BALANCE    OF LOANS       BALANCE       OF LOANS     BALANCE
                          --------   --------------   --------   ----------   --------   ---------------   --------   ----------
Period of
   Delinquency*
   30-59 Days..........      2,995   $  173,967,495      2.63%       2.70%       3,369   $   243,643,389      2.06%       2.39%
   60-89 Days..........      1,451   $   83,681,807      1.27%       1.30%       1,606   $   113,054,726      0.98%       1.11%
   90 Days or more.....     18,743   $  612,784,171     16.44%       9.50%      12,207   $   533,986,181      7.45%       5.25%
                           -------   --------------    ------      ------      -------   ---------------    ------      ------
Total Delinquent
   Loans...............     23,189   $  870,433,473     20.35%      13.50%      17,182   $   890,684,297     10.49%       8.75%
                           =======   ==============    ======      ======      =======   ===============    ======      ======

Current................     88,421   $5,372,718,550     77.58%      83.30%     144,170   $ 9,017,124,348     88.01%      88.61%
Loans in Foreclosure...      2,365   $  206,800,518      2.08%       3.21%       2,466   $   268,528,404      1.51%       2.64%
                           -------   --------------    ------      ------      -------   ---------------    ------      ------
Total..................    113,975   $6,449,952,542    100.00%     100.00%     163,818   $10,176,337,049    100.00%     100.00%
                           =======   ==============    ======      ======      =======   ===============    ======      ======

                                 WILSHIRE LOAN DELINQUENCY EXPERIENCE
                          -------------------------------------------------
                                       AS OF DECEMBER 31, 2005
                          -------------------------------------------------
                                                       PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL      BY NO.     PRINCIPAL
                          OF LOANS       BALANCE      OF LOANS     BALANCE
                          --------   --------------   --------   ----------
Period of
   Delinquency*
   30-59 Days..........      6,490      615,760,035      2.73%       2.82%
   60-89 Days..........      3,003      270,191,716      1.26%       1.24%
   90 Days or more.....     10,269      678,125,561      4.32%       3.11%
                           -------   --------------    ------      ------
Total Delinquent
   Loans...............     19,762    1,564,077,311      8.31%       7.17%
                           =======   ==============    ======      ======

Current................    215,248   19,881,372,967     90.50%      91.18%
Loans in Foreclosure...      2,839      358,655,069      1.19%       1.64%
                           -------   --------------    ------      ------
Total..................    237,849   21,804,105,346    100.00%     100.00%
                           =======   ==============    ======      ======

----------
* As of June 30, 2003, Wilshire revised its method for calculating delinquency percentages to the ABS method. All of the delinquency experience above has been calculated using this method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered 30 days delinquent until the first day of the next month.

     It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

                                   THE TRUSTEE

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Trustee under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of November 30, 2005, Wells Fargo Bank was acting as trustee on more than 1500 series of residential mortgage-backed securities with an aggregate principal balance of approximately $570 billion.

     Wells Fargo Bank will also be acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian of more than nine million files.

     Under the terms of the Pooling and Servicing Agreement, the Trustee also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. The Trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs created by the Pooling and Servicing Agreement and the preparation of monthly reports on Form 10-D in regard to distribution and pool performance information, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700 billion of outstanding residential mortgage-backed securities.

     For information describing the trustee's duties and responsibilities regarding the certificates under the Pooling and Servicing Agreement, limitations on the trustee's liability, and any other indemnification to which it will be entitled from the trust and certain other matters, see
"Administration of the Issuing Entity" and "The Pooling and Servicing Agreement" in this free writing prospectus supplement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicer and the Trustee will have the following responsibilities with respect to the Issuing Entity:

PARTY:     RESPONSIBILITIES:
------     -----------------
Servicer   Performing the servicing functions with respect to the Mortgage Loans and the mortgaged properties in accordance with the provisions of the
           Pooling and Servicing Agreement, including, but not limited to:

           - collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the Collection Account, and delivering all amounts on deposit in the Collection Account to the extent required by the Pooling and Servicing Agreement to the Trustee for deposit in the Certificate Account on the servicer remittance date;

           -    making Advances with respect to delinquent payments of

PARTY:     RESPONSIBILITIES:
------     -----------------
                principal and interest on the Mortgage Loans to the extent the servicer believes such Advances will be recovered;

           - making Advances in respect of customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged
                Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) fire and hazard insurance coverage;

           -    enforcement of foreclosure proceedings; and

           -    providing monthly loan-level reports to the Trustee.

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

           - notifying certificateholders in connection with an event of default under the Pooling and Servicing Agreement;

           - holding and maintaining the mortgage loan documents related to the portion of the Mortgage Loans to be held by it pursuant to the Pooling and Servicing Agreement in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity;

           - upon the termination of the Servicer, acting as successor servicer or appointing a successor servicer;

           - upon the failure of the Servicer to make Advances with respect to a Mortgage Loan and the resulting termination of the Servicer, making those Advances to the extent provided in the Pooling and Servicing Agreement;

           - receiving monthly remittances from the Servicer for deposit in the Certificate Account and distributing all amounts on deposit in the Certificate Account (after the remittance of certain fees, expenses and indemnities) to the certificateholders in accordance with the priorities described in the Pooling and Servicing Agreement;

           - preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;

           - preparing and distributing investor reports, including the monthly Distribution Date statement to certificateholders

PARTY:     RESPONSIBILITIES:
------     -----------------
                based solely on information received from the Servicer and without any independent verification of such information;

           - preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity; and

           -    preparing and filing periodic reports with the Securities
                Exchange Commission on behalf of the Issuing Entity with respect to the certificates in accordance with the Pooling and Servicing
                Agreement.

           See "The Pooling and Servicing Agreement--The Trustee" in the
           Prospectus.

                             MORTGAGE LOAN SERVICING

GENERAL

     The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, the Trustee will not be responsible for the performance of the servicing activities by the Servicer. If the Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Trustee (in its discretion or at the direction of the certificateholders) is obligated to terminate the Servicer and to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

     In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

     The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service Mortgage Loans for Freddie Mac or Fannie Mae and that each rating agency that assigns ratings to the certificates confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits derived from, amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a mortgagor prepays all of a Mortgage Loan between scheduled payment dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The Servicer will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any prepayment interest shortfall with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month; provided, however, that the amount so deposited with respect to any Distribution Date shall be limited to a portion of the total amount of Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date.

ADVANCES

     The Servicer will be required to make Advances from its funds or funds in the Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

     The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan it services (less the related Servicing Fee for such Mortgage Loan) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that the Servicer need not make Advances with respect to any Mortgage Loan that are a specific number of days delinquent. In addition, with respect to Interest-Only Mortgage Loans, the Servicer will only advance payments of scheduled interest. The Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed to certificateholders. The Servicer will not cover shortfalls in interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. Notwithstanding the foregoing, in the event the Servicer previously made Advances which later are determined to be nonrecoverable, such servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders.

     Any failure by the Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

     The Servicer is authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property),
(v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the Pooling and Servicing Agreement. As to any Mortgage Loan that becomes a specific number of days delinquent, the Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgage property. If the Servicer determines that no such recovery is possible, it may charge off the related Mortgage Loan at the time it becomes a specific number of days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to a Servicing Fee thereon (except as otherwise provided in the Pooling and Servicing Agreement), and the loan will be treated as a liquidated mortgage loan giving rise to a realized loss. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes a specific number of days delinquent, the Servicer may continue making Advances, and the Servicer will be required to notify the Trustee of such decision. Any Mortgage Loan that is charged off may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate).

PLEDGE OF SERVICING RIGHTS

     The Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer, as the representative of certain lenders. The Trustee and the Depositor agree that upon delivery to the Trustee by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as servicer under the Pooling and Servicing Agreement, the Trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will the Trustee be required to act as a backup servicer.

     The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders to provide for such a facility.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Trustee, which will serve as certificate registrar and paying agent.

THE ISSUING ENTITY

     The Issuing Entity will be the Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1. The Trustee and the Servicer will act on behalf of the Issuing Entity in accordance with the Pooling and

Servicing Agreement, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

     The Trustee is only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in the Prospectus.

     If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or the Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the mortgage loans on and after the cut-off date, other than scheduled payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

     Pursuant to the terms of a sale agreement, the Originator has made or assigned to the Sponsor, as of the date of (or provided in) such agreements certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward by the Originator to the Closing Date. On the Closing Date, the Sponsor's rights under the sale agreement will be assigned by the Sponsor to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the certificates. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the Originator will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     Pursuant to the terms of the mortgage loan sale and assignment agreements whereby the Mortgage Loans will be purchased from the Sponsor by the Depositor, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the certificates) certain additional limited representations and warranties as of the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the Originator as described above, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loans, as described above.

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the related Originator or, if applicable, the Sponsor and a realized loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

     (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

     (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

OPTIONAL TERMINATION

     Immediately after the Auction Termination Date, the Trustee will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Issuing Entity through a one-time auction process, using procedures that are mutually acceptable to the Trustee and the Depositor, and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Trustee will attempt to auction the remaining Issuing Entity assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket costs and expenses owed to the Trustee or the Servicer and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (iv) all reasonable fees and expenses incurred by the Trustee in connection with such auction. Net proceeds (after reimbursement of amounts due to the Servicer and the Trustee) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the Servicer may, on any subsequent Distribution Date, purchase all of the Mortgage Loans, which would similarly result in the termination of the Issuing Entity.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     As to any Mortgage Loan that is 90 days or more delinquent, the Servicer will have the option (but not the obligation), subject to the conditions described in the Pooling and Servicing Agreement, to purchase such Mortgage Loan from the Issuing Entity at a price equal to the sum of (i) the aggregate outstanding principal balance of such Mortgage Loan together with any unreimbursed Advances, (ii) accrued interest thereon and (iii) any unreimbursed out-of-pocket costs and expenses. Such purchase price shall be delivered to the Trustee for deposit into the Certificate Account for the benefit of the certificateholders.

EVENTS OF DEFAULT

     Events of default will consist of (1) any failure by the Servicer to deposit in the Collection Account or the Certificate Account the required amounts or remit to the Trustee any payment (including an Advance required to be made) which continues unremedied for a specified number of days after written notice of the failure shall have been given to the Servicer, (2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the Pooling and Servicing Agreement, which continues unremedied for a specified number of days after the giving of written notice of the failure to the Servicer, or (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee may, in accordance with the Pooling and Servicing Agreement, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer, including the delinquency experience of such Mortgage Loans.

     No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The Trustee will be the trustee under the Pooling and Servicing Agreement. The Trustee will be entitled to reimbursement for certain expenses prior to distributions of any amounts to certificateholders. The office of the Trustee is located at (i) for certificate transfer purposes, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Client Manager - Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager - Merrill Lynch Mortgage Investors Trust, Series 2006-WMC1, or at such other addresses as the Trustee may designate from time to time. The Trustee will carry out the duties of the trustee as set forth in "Administration of the Issuing Entity" in this Free Writing Prospectus Supplement.

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that Wells Fargo Bank, N.A., the Servicer and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the pooling and servicing agreement and (ii) the performance of their duties under the pooling and servicing agreement, including any applicable fees and expenses payable under the pooling and servicing agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. Wells Fargo Bank, N.A. and the Servicer also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements and Advances incurred or made by the Trustee in accordance with the pooling and servicing agreement (including the fees and expenses of its counsel), except any such expenses, disbursements and Advances that are not unanticipated or arise from its negligence, bad faith or willful misconduct.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of the residual certificate and/or one or more other classes of subordinated certificates or an advisor thereto. Pursuant to such agreement, the Servicer may provide such holder or advisor with loan-level information with respect to Mortgage Loans, and the holder or advisor may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such delinquent Mortgage Loans and/or any other efforts to maximize recoveries with respect to such delinquent Mortgage Loans.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher mortgage rates prepay at a more rapid rate than Mortgage Loans with lower mortgage rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses, the purchase price for the certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of realized losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

     As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to maintain the required level of overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

     - the overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

     - the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of realized losses on the Mortgage Loans;

     -    the value of LIBOR;

     - the extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of all the classes of the offered certificates.

     No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

     The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

     If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual certificate) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

     In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

     The offered certificates (other than the residual certificate) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" - in the prospectus.

     Holders of subordinated certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The portions of certain classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued with original issue discount.

     The portions of other classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without Internal Revenue Service consent and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in
Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Trustee in either case out of its own funds. In the event that either the Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

CLASS R CERTIFICATE

     The holder of the residual certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the residual certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The residual certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual certificate the transferee may incur tax liabilities in excess of the cashflow from the residual certificate and its intention to pay the taxes associated with holding the residual certificate as they become due and (iii) the proposed transferee agree that it will not transfer the residual certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the residual certificate (whether such residual certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

     Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject thereto from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Certificates. See "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor has granted Merrill Lynch, Pierce, Fenner & Smith Incorporated an Exemption from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

     Except as described in the released prospectus supplement, it is expected that the Exemption will apply to the acquisition and holding of the offered certificates (other than the residual certificate) by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, there will be no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

                         LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                            GLOSSARY OF DEFINED TERMS

ADVANCE                          means, with respect to a Servicer Remittance
                                 Date, an advance of the Servicer's own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans
                                 (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance
                                 Date (other than the principal portion of any balloon amount, amounts of principal and interest not recoverable pursuant to the Servicemembers Civil Relief Act or comparable state legislation, and any amounts deemed non-recoverable in accordance with the Pooling and Servicing Agreement), together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage
                                 Loan as to which there is REO Property, such latter amount to be calculated after taking into account any rental income.

APPLIED REALIZED LOSS AMOUNT     means, with respect to any class of subordinate
                                 certificates and as to any Distribution Date,
                                 the sum of the Realized Losses with respect to
                                 Mortgage Loans which have been applied in
                                 reduction of the certificate principal balance
                                 of such class of certificates.

AVAILABLE FUNDS CAP              means a limitation generally based on the
                                 weighted average mortgage rates of the related
                                 Mortgage Loans during the applicable collection
                                 period, net of certain fees and expenses of the
                                 Issuing Entity

BOOK-ENTRY CERTIFICATES          means the certificates other than any
                                 Definitive Certificates.

BUSINESS DAY                     means any day other than (i) a Saturday or
                                 Sunday or (ii) a day on which banking
                                 institutions in the states specified in the
                                 prospectus supplement are authorized or
                                 obligated by law or executive order to be
                                 closed.

CAP CONTRACT                     means each confirmation and agreement between
                                 the Trustee, on behalf of the Issuing Entity,
                                 and the Cap Contract Counterparty for the
                                 benefit of certain certificates.

CAP CONTRACT ACCOUNT             means the separate account into which payments
                                 received on the Cap Contracts will be
                                 deposited.

CERTIFICATE ACCOUNT              means the one or more accounts established by
                                 the Trustee, for the benefit of the
                                 certificateholders, into which the Trustee is
                                 required to deposit or cause to be deposited
                                 certain payments received from the Servicer as
                                 described

                                 herein.

CERTIFICATE OWNERS               means persons acquiring beneficial ownership
                                 interests in the certificates.

CLEARSTREAM LUXEMBOURG           means Clearstream Banking, societe anonyme.

CLOSING DATE                     means on or about February 15, 2006.

CODE means the Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT               means the one or more accounts established by
                                 the Servicer, for the benefit of the
                                 certificateholders, into which the Servicer
                                 will be required to deposit or cause to be
                                 deposited certain payments described in the
                                 Pooling and Servicing Agreement.

COMPENSATING INTEREST            means, for any Distribution Date and all
                                 Principal Prepayments in full in respect of a
                                 Mortgage Loan that are received during the
                                 period from the first day of the related
                                 Prepayment Period through the last day of the
                                 month preceding such Distribution Date, a
                                 payment made by the Servicer (subject to a
                                 certain ceiling as set forth in the Pooling and
                                 Servicing Agreement) equal to the amount of
                                 interest at the Net Mortgage Rate for such
                                 Mortgage Loans from the date of prepayment
                                 through the 30th day of such preceding month.

CURRENT INTEREST                 means, with respect to each class of the
                                 certificates and each Distribution Date, the
                                 interest accrued at the applicable interest
                                 rate for the applicable interest accrual period
                                 on the Certificate Principal Balance of such
                                 class as of such Distribution Date plus any
                                 amount previously distributed with respect to
                                 Current Interest or Interest Carry Forward
                                 Amounts for such class that is recovered as a
                                 voidable preference by a trustee in bankruptcy
                                 less any Prepayment Interest Shortfalls
                                 allocated to such class on such Distribution
                                 Date.

CUT-OFF DATE                     means January 1, 2006.

DEFINITIVE CERTIFICATE           means a physical certificate representing a
                                 certificate.

DEPOSITOR                        means Merrill Lynch Mortgage Investors, Inc.

DISTRIBUTION DATE                means the 25th day of each month beginning in
                                 February 2006, or if such day is not a Business
                                 Day, the first Business Day thereafter.

DTC                              means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                       means, with respect to any Distribution Date,
                                 the period beginning on the second day of the
                                 calendar month preceding the calendar month in
                                 which such Distribution Date occurs and ending
                                 on the first day in the month in which such
                                 Distribution Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

EUROCLEAR                        means the Euroclear System.

EUROCLEAR OPERATOR               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of
                                 Belgium.

EUROPEAN DEPOSITARIES            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg and JPMorgan Chase Bank,
                                 N.A., as depositary for Euroclear,
                                 collectively.

EXEMPTION                        means PTE 90-29 (Exemption Application No.
                                 D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                 granted by the U.S. Department of Labor to
                                 Merrill Lynch and its affiliates, or any
                                 substantially similar administrative exemption
                                 granted by the U.S. Department of Labor to an
                                 underwriter as amended.

FINANCIAL INTERMEDIARY           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

FLOATING RATE CERTIFICATE        means, with respect to a Distribution Date, in
CARRYOVER                        the event that the interest rate for a class of
                                 certificates is based upon an Available Funds
                                 Cap, an amount generally based on the excess of
                                 (1) the amount of interest that such class
                                 would have been entitled to receive on such
                                 Distribution Date had the interest rate for
                                 that class not been calculated based on an
                                 Available Funds Cap, over (2) the amount of
                                 interest such class was entitled to receive on
                                 such Distribution Date based on an Available
                                 Funds Cap together with (A) the unpaid portion
                                 of any such excess from prior Distribution
                                 Dates (and interest accrued thereon at the then
                                 applicable interest rate for such class,
                                 without giving effect to the Available Funds
                                 Cap) and (B) any amount previously distributed
                                 with respect to Floating Rate Certificate
                                 Carryover for such class that is recovered as a
                                 voidable preference by a trustee in bankruptcy.

INDIRECT PARTICIPANTS            means Participants and organizations which have
                                 indirect access to the DTC system, such as
                                 banks, brokers, dealers and trust companies
                                 that clear through or maintain a custodial
                                 relationship with a Participant, either
                                 directly or indirectly.

INTEREST CARRY FORWARD AMOUNT    means, with respect to each class of the
                                 certificates and each Distribution Date, the
                                 sum of (1) the excess of (A) Current Interest
                                 for such class with respect to prior
                                 Distribution Dates (excluding any Floating Rate
                                 Certificate Carryover for such class, if
                                 applicable) over (B) the amount actually
                                 distributed to such class with respect to
                                 Current Interest and Interest Carry Forward
                                 Amount on such prior Distribution Dates and (2)
                                 interest on such excess (to the extent
                                 permitted by applicable law) at the applicable
                                 interest rate for the related interest accrual
                                 period.

INTEREST DETERMINATION DATE      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each
                                 interest accrual period for the certificates
                                 that have a variable interest rate.

INTEREST FUNDS                   means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) all
                                 scheduled interest due during the related Due
                                 Period that is received before the related
                                 Servicer Remittance Date or advanced on or
                                 before the related Servicer Remittance Date
                                 less the Servicing Fees, (2) all Advances
                                 relating to interest, (3) all Compensating
                                 Interest, (4) liquidation proceeds collected
                                 during the related Prepayment Period (to the
                                 extent such liquidation proceeds relate to
                                 interest), (5) proceeds of any Mortgage Loan
                                 purchased by the Depositor or any transferor
                                 under the Pooling and Servicing Agreement
                                 during the related Prepayment Period for
                                 document defects, breach of a representation or
                                 warranty, realization upon default or optional
                                 termination (to the extent such proceeds relate
                                 to interest) and (6) prepayment charges
                                 received with respect to the related Mortgage
                                 Loans, less all non-recoverable Advances
                                 relating to interest and amounts reimbursable
                                 to the Trustee and the Servicer.

INTEREST-ONLY MORTGAGE LOANS     means a Mortgage Loan that provides for monthly
                                 payments of interest at the Mortgage Rate but
                                 no payments of principal for a limited period
                                 of time (two to ten years) after origination.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2006-WMC1.

MAXIMUM RATE CAP                 means a limitation generally based on the
                                 weighted average net maximum lifetime mortgage
                                 rates of the related Mortgage Loans during the
                                 applicable collection period, net

                                 of certain fees and expenses of the Issuing
                                 Entity

MORTGAGE LOANS                   means the Mortgage Loans included in the
                                 Issuing Entity as of the Closing Date.

MORTGAGE RATE                    means the per annum interest rate borne by a
                                 Mortgage Loan.

NET MORTGAGE RATE                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less the Servicing Fee Rate.

ONE-MONTH LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

ORIGINATOR                       means WMC Mortgage Corp.

PARTICIPANTS                     means participating organizations that utilize
                                 the services of DTC, including securities
                                 brokers and dealers, banks and trust companies
                                 and clearing corporations and certain other
                                 organizations.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to
                                 Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

PREPAYMENT INTEREST EXCESSES     means, with respect to any Servicer Remittance
                                 Date, for each Mortgage Loan that was the
                                 subject of a Principal Prepayment in full
                                 during the portion of the related Prepayment
                                 Period occurring between the first day of the
                                 calendar month in which such Servicer
                                 Remittance Date occurs and the last day of the
                                 related Prepayment Period, an amount equal to
                                 interest (to the extent received) at the
                                 applicable Net Mortgage Rate on the amount of
                                 such Principal Prepayment for the number of
                                 days commencing on the first day of the
                                 calendar month in which such Servicer
                                 Remittance Date occurs and ending on the date
                                 on which such Principal Prepayment is so
                                 applied.

POOLING AND SERVICING            means the Pooling and Servicing Agreement,
   AGREEMENT                     dated as of January 1, 2006, among the
                                 Depositor, the Servicer and the Trustee.

PREPAYMENT PERIOD                means, with respect to any Distribution Date,
                                 the period beginning on the 15th day of the
                                 month preceding the month in which such
                                 Distribution Date occurs (or, in the case of
                                 the first Distribution Date, beginning on the
                                 Cut-off Date)

                                 and ending on the 14th day of the month in which such Distribution Date occurs.

REALIZED LOSS                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan plus
                                 accrued interest over the net liquidation
                                 proceeds of a defaulted Mortgage Loan that are
                                 allocated to principal.

REFERENCE BANKS                  means leading banks selected by the Trustee and
                                 engaged in transactions in Eurodollar deposits
                                 in the international Eurocurrency market (1)
                                 with an established place of business in
                                 London, (2) whose quotations appear on the
                                 Reuters Screen LIBO Page on the Interest
                                 Determination Date in question, (3) which have
                                 been designated as such by the Servicer and (4)
                                 not controlling, controlled by, or under common
                                 control with, the Depositor, the Trustee, the
                                 Servicer, the Seller or any successor servicer.

RELEVANT DEPOSITARY              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, N.A., as depositary for Euroclear,
                                 individually.

REO PROPERTY                     means mortgaged property that has been acquired
                                 by the Servicer through foreclosure or
                                 deed-in-lieu of foreclosure in connection with
                                 a defaulted Mortgage Loan.

REUTERS SCREEN LIBO PAGE         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or
                                 such other page as may replace the LIBO page on
                                 that service for the purpose of displaying
                                 London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

SCHEDULED PAYMENTS               means scheduled monthly payments made by
                                 mortgagors on the Mortgage Loans.

SELLER                           means Merrill Lynch Mortgage Lending, Inc.

SERVICER                         means Wilshire.

SERVICER REMITTANCE DATE         means the later of (1) two Business Days after
                                 the 15th day of the month in which such
                                 Distribution Date occurs and (2) the 18th day
                                 (or if such day is not a Business Day, the
                                 immediately preceding Business Day) of the
                                 month in which the related Distribution Date
                                 occurs.

SERVICING FEE                    means a monthly fee paid to the Servicer from
                                 interest collected with respect to each
                                 Mortgage Loan serviced by it

                                 (as well as from any liquidation proceeds from a liquidated Mortgage Loan that are applied to accrued and unpaid interest) generally equal to the product of (a) one-twelfth of the Servicing
                                 Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. The Servicer is also entitled to receive, as additional servicing compensation, all Prepayment Interest Excesses, insufficient funds charges, assumption fees, late charges and other similar charges (other than prepayment charges) and all investment income earned on, and benefits arising from, amounts on deposit in the related Collection
                                 Account.

SERVICING FEE RATE               means a specified percentage for each Mortgage
                                 Loan.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

SPONSOR                          Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE         means, with respect to a Mortgage Loan and any
                                 Distribution Date, the amount equal to the
                                 outstanding principal balance as of the Cut-off
                                 Date, after giving effect to Scheduled Payments
                                 due on or before that date, reduced by (1) the
                                 principal portion of all Scheduled Payments due
                                 on or before the Due Date in the Due Period
                                 immediately preceding such Distribution Date,
                                 whether or not received, and (2) all amounts
                                 allocable to unscheduled principal payments
                                 received on or before the last day of the
                                 Prepayment Period immediately preceding such
                                 Distribution Date.

STEPDOWN DATE                    means the earlier of (1) the first Distribution
                                 Date on which the certificate principal balance
                                 of the senior certificates is reduced to zero
                                 and (2) the later of (i) the Distribution Date
                                 specified in the pro supp and (ii) the date on
                                 which a level of credit enhancement has been
                                 obtained (as a result of the disproportionate
                                 payment of senior classes relative to the
                                 subordinate classes).

STEPDOWN TRIGGER EVENT           means the situation that exists if the
                                 performance of the Mortgage Loans is below
                                 specified levels.

TERMS AND CONDITIONS             means the Terms and Conditions Governing Use of
                                 Euroclear, the related Operating Procedures of
                                 the Euroclear System and applicable Belgian
                                 law.

TRUSTEE                          means Wells Fargo Bank, N.A.

WILSHIRE                         means Wilshire Credit Corporation.

                                     ANNEX 1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors, Inc., Mortgage Loan Asset-Backed Certificates, Series 2006-WMC1 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

     (1)  a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,

          1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is January 18, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     8
     Mortgage Loan Information in
       Prospectus Supplements.......     8
     MBS............................    10
     Government Securities..........    12
     Pre-Funding Account............    12
     Accounts.......................    12
     Credit Support.................    12
     Cash Flow Agreements...........    13
Use of Proceeds.....................    13
Yield Considerations................    13
     General........................    13
     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting
       Weighted Average Life........    16
The Depositor.......................    17
Description of the Securities.......    18
     General........................    18
     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of
       Delinquencies................    25
     Reports to Securityholders.....    26
     Termination....................    28
     Book-Entry Registration and
       Definitive Securities........    28
Recombinable Securities.............    31
     General........................    31
     Exchanges......................    32
     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default
       under the Agreement..........    51
     Amendment......................    52
     The Trustee....................    52
     Duties of the Trustee..........    52
     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the
       Indenture....................    54
Description of Credit Support.......    56
     General........................    56
     Subordinate Securities.........    57
     Cross-Support Provisions.......    57
     Insurance or Guarantees........    57

     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage
       Instruments..................    59
     Interest in Real Property......    59
     Cooperative Loans..............    59
     Foreclosure....................    60
     Junior Mortgages...............    64
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    64
     Environmental Legislation......    65
     Due-on-Sale Clauses............    66
     Subordinate Financing..........    66
     Applicability of Usury Laws....    66
     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax
  Consequences......................    71
     General........................    72
     Grantor Trust Funds............    72
     New Withholding Regulations....    80
     REMICs.........................    80
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable
  Securities........................   111
     General........................   111
     Tax Status.....................   112
     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's
       Exemption for Certificates...   115
     Review by Plan Fiduciaries.....   120
Legal Investment....................   121
Plan of Distribution................   123
Legal Matters.......................   124
Financial Information...............   124
Incorporation of Certain Information
  by Reference......................   124
Ratings.............................   125
Index of Defined Terms..............   126

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

      (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii) the original and remaining term to stated maturity of the MBS, if applicable,

      (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

      (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

      (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

      (ii) a security that has been previously registered under the Securities Act or

      (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                    Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      - The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      - The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      - Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i)    cash or cash equivalents,

      (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

      Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a) fixed rate with respect to the principal amount of the regular interest or

            (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45

Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7